                                                                   EXHIBIT 10.20



                               CREDIT AGREEMENT
                    (Multi-Year Revolving Credit Facility)

                                     among

                          GEORGIA-PACIFIC CORPORATION

                           THE LENDERS NAMED HEREIN

                            BANK OF AMERICA, N.A.,
                           as Agent and Issuing Bank

                                      and

                       MERRILL LYNCH CAPITAL CORPORATION
                                      and
                      MORGAN STANLEY SENIOR FUNDING INC.,
                           as Co-Syndication Agents


                        BANC OF AMERICA SECURITIES LLC,
                      MERRILL LYNCH CAPITAL CORPORATION,
                                      and
                      MORGAN STANLEY SENIOR FUNDING INC.,
                      as Book Managers and Lead Arrangers

                                $3,750,000,000

                         Dated as of November 3, 2000

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS.....................................     1

      1.01  Certain Defined Terms..............................................     1
      1.02  Computation of Time Periods........................................    18
      1.03  Accounting Matters.................................................    18
      1.04  Certain Terms......................................................    18
      1.05  Currency Equivalents Generally.....................................    19

ARTICLE 2 AMOUNTS AND TERMS OF THE LOANS.......................................    19

      2.01  Committed Loans....................................................    19
      2.02  Procedure for Committed Borrowings.................................    19
      2.03  Bid Borrowings.....................................................    21
      2.04  Procedure for Bid Borrowings.......................................    21
      2.05  Evidence of Indebtedness...........................................    23
      2.06  Optional Reduction of the Commitments..............................    24
      2.07  Repayment..........................................................    24
      2.08  Prepayments........................................................    24
      2.09  Interest...........................................................    25
      2.10  Default Interest...................................................    26
      2.11  Continuation and Conversion Elections for Committed Loans..........    27
      2.12  Termination of Prior Commitments...................................    28
      2.13  Redenomination, Etc................................................    28

ARTICLE 3 THE LETTERS OF CREDIT................................................    28

      3.01  The Letter of Credit Subfacility...................................    28
      3.02  Issuance, Amendment and Renewal of Letters of Credit...............    30
      3.03  Risk Participations, Drawings and Reimbursements...................    31
      3.04  Repayment of Participations........................................    33
      3.05  Role of the Issuing Bank...........................................    33
      3.06  Obligations Absolute...............................................    34
      3.07  Cash Collateral Pledge.............................................    35
      3.08  Letter of Credit Fees..............................................    35
      3.09  International Standby Practices....................................    36

ARTICLE 4 FEES; PAYMENTS; TAXES................................................    36

      4.01  Fees...............................................................    36
      4.02  Computation of Interest, Fees; Change in Debt Rating...............    37
      4.03  Payments by the Company............................................    37
      4.04  Payments by the Lenders............................................    38
      4.05  Taxes..............................................................    39
      4.06  Sharing of Payments, Etc...........................................    43

ARTICLE 5 CHANGES IN CIRCUMSTANCES; ETC........................................    44

      5.01  Offshore Rate Protection...........................................    44
      5.02  Additional Interest on Offshore Rate Loans.........................    44
      5.03  Increased Costs....................................................    44
      5.04  Illegality.........................................................    45
      5.05  Capital Adequacy...................................................    45
      5.06  Funding Losses.....................................................    46
      5.07  Funding; Certificates of Lenders...................................    46
      5.08  Change of Lending Office; Limitation on Increased Costs............    47
      5.09  Replacement of Lenders.............................................    47

ARTICLE 6 REPRESENTATIONS AND WARRANTIES.......................................    48

      6.01  Corporate Existence; Compliance with Law...........................    48
      6.02  Corporate Power; Authorization.....................................    48
      6.03  Enforceable Obligations............................................    49
      6.04  Taxes..............................................................    49
      6.05  Financial Matters..................................................    49
      6.06  Litigation.........................................................    50
      6.07  Subsidiaries.......................................................    50
      6.08  Liens..............................................................    50
      6.09  No Burdensome Restrictions; No Defaults............................    51
      6.10  Investment Company Act; Public Utility Holding Company Act.........    51
      6.11  Margin Regulations.................................................    51
      6.12  Environmental Matters..............................................    51
      6.13  Labor Matters......................................................    52
      6.14  ERISA Plans........................................................    52
      6.15  Swap Obligations...................................................    53
      6.16  Full Disclosure....................................................    53
      6.17  Compliance with Merger Documents...................................    53

ARTICLE 7 CONDITIONS PRECEDENT.................................................    53

      7.01  Conditions Precedent to the First Loan.............................    53
      7.02  Additional Conditions Precedent to the First Loan..................    55
      7.03  Conditions Precedent to Each Committed Loan and Letter of Credit...    56
      7.04  Conditions Precedent to Each Bid Borrowing.........................    56

ARTICLE 8 AFFIRMATIVE COVENANTS................................................    57

      8.01  Application of Proceeds............................................    57
      8.02  Compliance with Laws, Etc..........................................    57
      8.03  Payment of Taxes, Etc..............................................    57
      8.04  Maintenance of Insurance...........................................    57
      8.05  Preservation of Corporate Existence, Etc...........................    58
      8.06  Access.............................................................    58
      8.07  Keeping of Books...................................................    58
      8.08  Maintenance of Properties, Etc.....................................    58

      8.09  Financial Statements...............................................    58
      8.10  Reporting Requirements.............................................    59
      8.11  ERISA Plans........................................................    59
      8.12  Environmental Compliance; Notice...................................    59
      8.13  New Subsidiaries...................................................    60
      8.14  Merger Agreement...................................................    60

ARTICLE 9 NEGATIVE COVENANTS...................................................    60

      9.01  Liens, Etc.........................................................    60
      9.02  Sale-Leaseback Transactions........................................    63
      9.03  Mergers, Etc.......................................................    63
      9.04  Transactions with Affiliates.......................................    64
      9.05  Accounting Changes.................................................    64
      9.06  Margin Regulations.................................................    64
      9.07  Negative Pledges, Etc..............................................    64
      9.08  Leverage Ratio.....................................................    64
      9.09  Minimum Net Worth..................................................    64
      9.10  Modification of Merger Agreement...................................    65

ARTICLE 10 EVENTS OF DEFAULT...................................................    65

     10.01  Events of Default..................................................    65
     10.02  Remedies...........................................................    67

ARTICLE 11 THE AGENT...........................................................    68

     11.01  Appointment........................................................    68
     11.02  Delegation of Duties...............................................    68
     11.03  Liability of Agent.................................................    68
     11.04  Reliance by Agent..................................................    69
     11.05  Notice of Default..................................................    69
     11.06  Credit Decision....................................................    70
     11.07  Indemnification....................................................    70
     11.08  Agent in Individual Capacity.......................................    71
     11.09  Successor Agent....................................................    71
     11.10  Other Agents.......................................................    71
     11.11  Principal Subsidiaries.............................................    72

ARTICLE 12 MISCELLANEOUS.......................................................    72

     12.01  Notices, Etc.......................................................    72
     12.02  Amendments, Etc....................................................    72
     12.03  No Waiver; Remedies................................................    73
     12.04  Costs and Expenses.................................................    73
     12.05  Indemnity..........................................................    74
     12.06  Right of Set-off...................................................    75
     12.07  Binding Effect.....................................................    75
     12.08  Assignments, Participations, Etc...................................    76

     12.09  Confidentiality....................................................    77
     12.10  Survival...........................................................    78
     12.11  Severability.......................................................    78
     12.12  Headings...........................................................    78
     12.13  No Third Parties Benefited.........................................    78
     12.14  Governing Law......................................................    78
     12.15  Execution in Counterparts..........................................    78
     12.16  ENTIRE AGREEMENT...................................................    79
     12.17  WAIVER OF JURY TRIAL...............................................    79
     12.18  Judgement..........................................................    79

                                   SCHEDULES

Schedule  Description
--------  -----------

1.01(a)   Commitments; Commitment Percentages
1.01(b)   Lending Offices
1.01(c)   Agent's Payment Office
6.02(d)   Corporate Power; Authorizations
6.07(a)   Subsidiaries (Company)
6.07(b)   Subsidiaries (Target)
6.12      Environmental Matters
6.13      Labor Matters
6.14      ERISA
9.01      Existing Liens

                                   EXHIBITS

Exhibit   Description
-------   -----------

2.02(a)   Form of Notice of Borrowing
2.04(a)   Form of Competitive Bid Request
2.05(b)   Form of Promissory Note (Committed Loans)
2.05(c)   Form of Promissory Note (Bid Loans)
2.11(b)   Form of Notice of Conversion/Continuation
7.01(c)   Form of Subsidiary Guaranty
7.01(d)   Form of Opinion of Counsel for the Company
7.01(e)   Form of Contribution Agreement
7.02(d)   Form of Officer's Closing Certificate
8.09(c)   Form of Compliance Certificate
8.13(a)   Form of Supplement
8.13(b)   Form of Assumption Agreement
12.08(b)  Form of Assignment and Assumption Agreement

                               CREDIT AGREEMENT
                    (Multi-Year Revolving Credit Facility)

This CREDIT AGREEMENT (Multi-Year Revolving Credit Facility) is entered into as of November 3, 2000 among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Company"), the various LENDERS that are, or may from time to time become,
      -------
party hereto (the "Lenders") and BANK OF AMERICA, N.A., as Issuing Bank and
                   -------
administrative agent for the Lenders (in such capacity, the "Agent"), and
                                                             -----
MERRILL LYNCH CAPITAL CORPORATION AND MORGAN STANLEY SENIOR FUNDING INC., as Co-Syndication Agents.

     WHEREAS, the Company, certain of the Lenders and the Agent are party to the Credit Agreement dated as of July 22, 1999, as amended (the "1999 Credit
                                                             -----------
Agreement");
---------

     WHEREAS, the Company desires to enter into a new credit facility and, as a condition precedent to borrowing any loans under this new credit facility, intends to repay all loans and terminate the commitments under the 1999 Credit Agreement;

     WHEREAS, the Company will use the proceeds of loans made under this new credit facility, inter alia, to help finance the acquisition, by Fenres Acquisition Corp., a Virginia corporation and wholly-owned subsidiary of the Company, (the "Offeror") of all of the outstanding capital stock of Fort James
               -------
Corporation, a Virginia corporation (the "Target"); and
                                          ------

     WHEREAS, the Company has obtained commitments from the Lenders, pursuant to which the Lenders are willing to make loans to the Company and to provide certain other credit facilities to the Company (including a competitive bid facility) in a maximum aggregate principal amount at any one time outstanding not to exceed $3,750,000,000, on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     1.01 Certain Defined Terms. As used in this Agreement and in any Schedules
          ---------------------
and Exhibits to this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted Reference Rate" means the fluctuating interest rate per annum
      -----------------------
equal to the higher of (a) the sum of the Federal Funds Rate plus 1/2% and (b)
                                                             ----
the rate of interest (the "Reference Rate") publicly announced from time to time
                           --------------
by Bank of America at its executive offices, as its reference rate or prime rate. The Reference Rate is a rate set by Bank of America based upon various factors, including Bank of America's cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Affiliate" means, with respect to any Person, any Subsidiary of such
      ---------
Person and any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any
Plan). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power:

          (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person; or

          (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means Bank of America in its capacity as administrative agent for
      -----
the Lenders, together with any successor thereto in such capacity.

     "Agent's Payment Office" means the Agent's address and, as appropriate,
      ----------------------
account as set forth on Schedule 1.01(c) or such other address as the Agent may
                        ----------------
from time to time specify.

     "Agent-Related Persons" means Bank of America and any successor agent
      ---------------------
arising under Section 11.09 and any successor Issuing Bank hereunder, together
              -------------
with their respective Affiliates (including, in the case of Bank of America, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Commitments" means the aggregate amount of the Commitments of
      ---------------------
all the Lenders as in effect from time to time.

     "Agreement" means this Credit Agreement.
      ---------

     "Applicable Currency" means, as to any particular payment or Loan, Dollars
      -------------------
or the Offshore Currency in which it is denominated or is payable.

     "Arrangers" means each of Banc of America Securities LLC, Merrill Lynch
      ---------
Capital Corporation, and Morgan Stanley Senior Funding, Inc.

     "Asset Disposition Bridge Facility" means the Credit Agreement (Asset
      ---------------------------------
Disposition Bridge Facility), dated as of the date hereof, by and among the Company, certain Lenders, and Bank of America as the agent for such Lenders.

     "Assignee" means any Person which becomes a party to this Agreement
      --------
pursuant to Section 12.08.
            -------------

     "Available Commitments" means, at any time, the excess, if any, of the
      ---------------------
Aggregate Commitments in effect at such time over the sum of (a) the Effective Amount of all Loans then outstanding, plus (b) the Effective Amount of L/C
                                      ----
Obligations.

     "Bank of America" means Bank of America, N.A., a national banking
      ---------------
association and its successors by merger and permitted assigns.

     "Base Rate" has the meaning specified in Section 2.04(a)(iv).
      ---------                               -------------------

     "Base Rate Bid Loan" means any Bid Loan that bears interest at a rate
      ------------------
determined with reference to a Base Rate.

     "Bid Borrowing" means an extension of credit hereunder consisting of one or
      -------------
more Bid Loans made to the Company on the same day by one or more Lenders.

     "Bid Loan" means a Loan made by a Lender to the Company pursuant to Section
      --------                                                           -------
2.03 and may be a Base Rate Bid Loan or a Fixed Rate Bid Loan.
----

     "Borrowing" means either a Bid Borrowing or Committed Borrowing.
      ---------

     "Business Day" means any day other than a Saturday, Sunday or other day
      ------------
on which commercial banks in New York City or San Francisco are authorized or required by law to close, and if the applicable Business Day relates to:

          (a) an Offshore Rate Loan denominated in Dollars or Pounds Sterling, any such day on which dealings are carried on in the London interbank market; and

          (b) an Offshore Rate Loan denominated in the euro, any such day which is a TARGET Business Day on which banks are generally open for business in London, Frankfurt and in any other principal financial center as the Agent may from time to time determine for this purpose.

     As used herein "TARGET Business Day" means a day on which TARGET (Trans-
                     -------------------
  European Automated Real-time Gross settlement Express Transfer system), or any successor thereto, is scheduled to be open for business.

     "Capital Markets Bridge Facility" means the Credit Agreement (Capital
      -------------------------------
Markets Bridge Facility), dated as of the date hereof, by and among the Company, certain Lenders, and Bank of America as the agent for such Lenders.

     "Cash Collateralize" means to pledge and deposit with or deliver to the
      ------------------
Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     "CERCLA" means the Comprehensive Environmental Response Compensation and
      ------
Liability Act of 1980.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information System List.

     "Closing Date" means the date on which all conditions precedent set forth
      ------------
in Sections 7.01 and 7.02 shall have been satisfied or waived.

     "Code" means the Internal Revenue Code of 1986.
      ----

     "Commitment" means for each Lender, as the context may require, (a) the
      ----------
amount in Dollars set forth on Schedule 1.01(a) opposite the name of such Lender
                               ----------------
under the heading "Commitments" or as otherwise set forth in any Notice of Assignment, as such amount may be reduced pursuant to Section 2.06 or as a
                                                      ------------
result of one or more assignments pursuant to Section 12.08; or (b) the
                                              -------------
obligation of such Lender to extend credit to the Company hereunder in the amount specified in the immediately preceding clause (a).
                                              ----------

     "Commitment Percentage" means, as to any Lender at any time, the percentage
      ---------------------
of the Aggregate Commitments represented by such Lender's Commitment at such time, as set forth on Schedule 1.01(a), as such percentage may be modified from
                      ----------------
time to time in accordance with Notices of Assignment delivered hereunder pursuant to Section 12.08.
            -------------

     "Committed Borrowing" means an extension of credit hereunder consisting of
      -------------------
Committed Loans of the same type and in the same Applicable Currency made on the same day by the Lenders ratably according to their respective Commitment Percentages and, in the case of Offshore Rate Loans, having the same Interest Periods.

     "Committed Loan" means a Loan by a Lender to the Company pursuant to
      --------------
Section 2.01 and may be in the form of a Offshore Rate Loan or a Reference Rate
------------
Loan, each of which shall be a "type" of Committed Loan.
                                ----

     "Company" has the meaning specified in the introduction to this Agreement.
      -------

     "Competitive Bid" means an offer by a Lender to make a Bid Loan in
      ---------------
accordance with Section 2.04(b).
                ---------------

     "Competitive Bid Request" has the meaning specified in Section 2.04(a).
      -----------------------                               ---------------

     "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan,
      ------------       --------
the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

     "Contractual Obligation" means, with respect to any Person, any provision
      ----------------------
of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is subject.

     "Contribution Agreement (Multi-Year Revolving Credit Facility)" means the
      -------------------------------------------------------------
Contribution Agreement (Multi-Year Revolving Credit Facility), dated as of the date hereof, between the Company and each of its Subsidiaries now or hereafter parties to the Subsidiary Guaranty (Multi-Year Revolving Credit Agreement).

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Conversion" and "Convert" mean, with respect to any Loan, the conversion
      ----------       -------
of such Loan from or into another type of Loan.

     "Co-Syndication Agents" means each of Merrill Lynch Capital Corporation and
      ---------------------
Morgan Stanley Senior Funding, Inc.

     "Currency Settlement Date" means (a) with respect to any Extension of
      ------------------------
Credit, the date such Extension of Credit is made, and (b) with respect to Loans in an Offshore Currency, any Interest Payment Date relevant thereto or any additional and more frequent dates as the Agent may, in its sole discretion or at the direction of the Required Lenders, select from time to time.

     "Debt Rating" means, on any date, the rating of the Company's senior
      -----------
unsecured long-term Indebtedness, as most recently publicly announced by Moody's and S&P; provided, however, that if only one such rating is available, the
         --------  -------
applicable interest rate or fee to be determined based on such rating shall be determined solely by reference to such one rating.

     "Default" means any event or condition which, with the giving of notice or
      -------
the lapse of time, or both, would become an Event of Default.

     "Dollar" and "$" mean lawful money of the United States of America.
      ------       -

     "EBITDA" means, as of the end of any Measurement Period, the sum of the
      ------
following, calculated for the Company and its Subsidiaries on a consolidated basis: (a) net income (or net loss) for such period, plus (b) all amounts
                                                     ----
treated as expenses for depreciation, interest and the non-cash amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) cost of timber sold by North American Timber Corp.
                  ----
(as long as consolidated with the Company and to the extent it represents depletion) to the extent included in the determination of such net income (or loss), plus (d) all accrued taxes on or measured by income to the extent
       ----
included in the determination of such net income (or loss); provided, however,
                                                            --------  -------
that net income (or loss) shall be computed for these purposes without giving effect to extraordinary cash gains or non-recurring, non-cash items.

     "Effective Amount" means (a) with respect to any Committed Loans or Bid
      ----------------
Loans on any date the aggregate outstanding principal Equivalent Amount in Dollars thereof after giving effect to any Borrowings and prepayments or repayments of Committed Loans or Bid Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "18-Month Revolver" means the Credit Agreement (18-Month Revolving Credit
      -----------------
Facility), dated as of the date hereof, by and among the Company, the lenders parties thereto, and Bank of America as the agent for such lenders.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of
      -----------------
the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; and
(d) any other Person approved in writing by the Company, the Agent, and the Issuing Bank.

     "EMU Legislation" means any legislation of the European Monetary Union.
      ---------------

     "Environmental Laws" means all applicable federal, state or local statutes,
      ------------------
laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "Equivalent Amount" means, as of any Currency Settlement Date, the amount
      -----------------
determined by the Agent by reference to the following table:

     If the notional        The Equivalent Amount in            The Equivalent Amount in
        amount is                 Dollars is:                   such Offshore Currency is:
     denominated in:
----------------------------------------------------------------------------------------------------------
          Dollars                  Such amount                  The amount of such Offshore
                                                                Currency that can be purchased
                                                                with Dollars at the Spot Rate for
                                                                delivery on such Currency
                                                                Settlement Date
----------------------------------------------------------------------------------------------------------
                             The amount of Dollars that can
                             be purchased with such Offshore
     An Offshore Currency    Currency at the Spot Rate for              Such amount
                             delivery on such Currency
                             Settlement Date

     "ERISA" means the Employee Retirement Income Security Act of 1974, together
      -----
with the regulations thereunder.

     "euro" means the single currency of Participating Member States.
      ----

     "Eurocurrency Liabilities" has the meaning assigned to that term in
      ------------------------
Regulation D of the Federal Reserve Board, as in effect from time to time.

     "Event of Default" has the meaning specified in Section 10.01.
      ----------------                               -------------

     "Extension of Credit" means (a) a Borrowing, Conversion or Continuation of
      -------------------
a Loan or (b) an Issuance of a Letter of Credit (collectively, the "Extensions
                                                                    ----------
of Credit").
---------

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly
      ------------------
statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If
 --------
on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such
                                    ------------------------------
day under the caption "Federal Funds Effective Rate".

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve
      ---------------------
System.

     "Fee Letter" means the letter agreement, dated August 1, 2000, between the
      ----------
Company, Bank of America, the Co-Syndication Agents and the Arrangers regarding the payment of certain fees.

     "Fixed Rate" means a fixed annual percentage rate.
      ----------

     "Fixed Rate Bid Loan" means any Bid Loan that bears interest determined
      -------------------
with reference to a Fixed Rate.

     "Form W-8" has the meaning specified in Section 4.05(f)(i)(A).
      --------                               ---------------------

     "Form W-8BEN" has the meaning specified in Section 4.05(f)(i)(B).
      -----------                               ---------------------

     "Form W-8ECI" has the meaning specified in Section 4.05(f)(i)(A).
      -----------                               ---------------------

     "Fort James Acquisition" means the completion of the Fort James Tender and
      ----------------------
the merger of the Offeror with and into the Target pursuant to the Merger Documents.

     "Fort James Credit Agreement" means the Credit Agreement dated as of August
      ---------------------------
13, 1997 and amended and restated as of October 31, 1997 among the Target, the financial institutions party thereto, the arrangers party thereto and The Chase Manhattan Bank, as administrative agent.

     "Fort James Tender" means the valid tender in accordance with the terms of
      -----------------
the Offer (as defined in the Merger Agreement), before the expiration date of the Offer and not withdrawn, of a number of shares of the Company's Common Stock (as defined in the Merger Agreement) that, together with the shares of the Company's Common Stock then owned by the Company and/or the Offeror, represents at least two-thirds of the shares of the Company's Common Stock outstanding on a fully-diluted basis, subject to the conditions set forth in Annex I to the Merger Agreement and the other terms and conditions thereof.

     "Funded Indebtedness" means, for any day, the sum of (a) all Indebtedness
      -------------------
for Borrowed Money of the Company and its consolidated Subsidiaries outstanding on such day plus (b) the aggregate capital invested as of such day by Persons
            ----
other than the Company and its consolidated Subsidiaries in receivables and other accounts sold to such Persons by the Company and its consolidated Subsidiaries, excluding receivables and other accounts sold in connection with the sale of a business or the sale of the assets and/or operations generating such receivables and other accounts.

     "FX Trading Office" means the Foreign Exchange Trading Center, Unit #5752,
      -----------------
Los Angeles, California, of Bank of America, or such other of Bank of America's offices as Bank of America may designate from time to time.

     "GAAP" means, as of any date of determination, generally accepted
      ----
accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) or in such other statements by such other entity as may be in general use by significant segments of the accounting profession.

     "Governmental Authority" means any nation or government, any federal,
      ----------------------
state, local or other political subdivision thereof and any central bank thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" means:
      ------------------

          (a)  any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to
                                              -- ---
     time;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Indebtedness" of any Person means, without duplication, the consolidated
      ------------
Indebtedness for Borrowed Money of such Person and guaranties of indebtedness of others provided by such Person, all as determined in accordance with GAAP consistent with the accounting principles applied in the preparation of the financial statements referred to in Section 6.05(a).
                                    ---------------

     "Indebtedness for Borrowed Money" of any Person means, without duplication,
      -------------------------------

          (a) all indebtedness of such Person for borrowed money, including the Company's Premium Equity Participating Security Units, whether or not treated as indebtedness under GAAP, until such time as they are converted into common stock of the Company;

          (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services other than bank overdrafts and trade accounts payable arising in the ordinary course of business consistent with past practices;

          (c) all obligations of such Person evidenced by notes, bonds, debentures, commercial paper or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

          (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or creditor under such agreement in the event of default are limited to repossession or sale of such property);

          (e) all rental obligations of such Person under leases capitalized under GAAP as disclosed in the financial statements delivered pursuant to
     Section 8.09; and
     ------------

          (f) all indebtedness of such Person or of others referred to in paragraphs (a) through (e) secured by (or for which the holder of such
     ---------- ---         ---
     indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

     "Indemnified Party" has the meaning specified in Section 12.05(a).
      -----------------                               ----------------

     "Interest Payment Date" means (a) with respect to any Offshore Rate Loan,
      ---------------------
the last day of each Interest Period applicable to such Offshore Rate Loan, each date such Loan is repaid, prepaid, Continued or Converted, and the Termination Date, and, with respect to any Interest Period of six months' duration, the date which falls three months after the beginning of such Interest Period, (b) with respect to any Reference Rate Loan, the last Business Day of each calendar quarter, each date such Reference Rate Loan is Converted into an Offshore Rate Loan, and the Termination Date, and (c) with respect to any Bid Loan, the maturity date or dates specified by the Company in the relevant Competitive Bid Request.

     "Interest Period" means, as to any Offshore Rate Loan, the period
      ---------------
commencing on the Business Day such Offshore Rate Loan is disbursed, Continued or Converted into such Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:
                                                --------

          (a) in the case of the Continuation of an Offshore Rate Loan pursuant to Section 2.11, the Interest Period applicable after the Continuation of
        ------------
     such Loan shall commence on the last day of the preceding Interest Period;

          (b) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (d) no Interest Period for any Offshore Rate Loan shall extend beyond the Termination Date.

     "Investments" means all investments, whether by acquisition of stock or
      -----------
indebtedness, or by loan, advance, transfer of property, capital contribution or otherwise.

     "Investments in Unrestricted Subsidiaries" means Investments made by the
      ----------------------------------------
Company or by any Restricted Subsidiary in Unrestricted Subsidiaries, net of Investments made by Unrestricted Subsidiaries in the Company or any Restricted Subsidiary. If any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall, at the time it becomes a Restricted Subsidiary, have any Investments in an Unrestricted Subsidiary, such Investments shall be deemed to be Investments made by the Company in such Unrestricted Subsidiary at the time such corporation becomes a Restricted Subsidiary, in the amount at which such Investments are then carried on the books of such corporation. If any corporation shall become an Unrestricted Subsidiary after the date of this Agreement, the Investments of the Company and its Restricted Subsidiaries in such corporation shall be deemed to be Investments made at the time such corporation becomes an Unrestricted Subsidiary, in the amount at which such Investments are then carried on the books of the Company and its Restricted Subsidiaries.

     "Issuance Date" has the meaning specified in Section 3.01(a).
      -------------                               ---------------

     "Issue" means, with respect to any Letter of Credit, to issue or to extend
      -----
the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.
           ------    -------       --------

     "Issuing Bank" means Bank of America in its capacity as issuer of one or
      ------------
more Letters of Credit hereunder. Specific references to the Issuing Bank shall exclude the Issuing Bank in its capacity as a Lender hereunder.

     "Lender" has the meaning specified in the introduction to this Agreement
      ------
and includes each Lender listed on the signature pages hereof and each Assignee. References to the "Lenders" shall include Bank of America in its capacity as Issuing Bank.

     "Lending Office" means, with respect to any Lender, (a) in the case of a
      --------------
Committed Loan, the office or offices of such Lender specified as its "Domestic
                                                                       --------
Lending Office" or "Offshore Rate Lending Office", as the case may be, opposite
--------------      ----------------------------
its name on Schedule 1.01(b) or in the applicable Notice of Assignment, or such
            -----------------
other office or offices of such Lender as such

Lender may from time to time specify to the Company and the Agent and (b) in the case of a Bid Loan, the office of such Lender notified by such Lender to the Company as its Lending Office with respect to such Bid Loan or, if such Lender fails to so notify the Company, such Lender's Domestic Lending Office.

     "Letter of Credit" means any letter of credit Issued by the Issuing Bank
      ----------------
pursuant to Article 3.
            ---------

     "L/C Advance" means each Lender's participation in any L/C Borrowing in
      -----------
accordance with its Commitment Percentage.

     "L/C Amendment Application" means an application form for amendment of
      -------------------------
outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Application" means an application form for issuances of standby
      ---------------
letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Borrowing" means an extension of credit resulting from a drawing under
      -------------
any Letter of Credit which shall not have been reimbursed on the date when made.

     "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the
      --------------
commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article 3, in an aggregate amount not
                                         ---------
to exceed on any date the amount of $150,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.06. The
                                                             ------------
L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

     "L/C Obligations" means at any time the sum of (a) the aggregate undrawn
      ---------------
amount of all Letters of Credit then outstanding, plus (b) the amount of all
                                                  ----
unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings made on account of Letters of Credit.

     "L/C-Related Documents" means the Letters of Credit, the L/C Applications,
      ---------------------
the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard-form documents for Letter of Credit Issuances.

     "Lien" means any mortgage, security interest, pledge or lien.
      ----

     "Loan" means a loan by a Lender to the Company pursuant to Article 2 or
      ----                                                      ---------
Article 3 in the form of a Committed Loan, a Bid Loan or an L/C Advance.
---------

     "Loan Documents" means this Agreement, the Subsidiary Guaranty (Multi-Year
      --------------
Revolving Credit Facility), the Contribution Agreement (Multi-Year Revolving Credit Facility), the L/C Related Documents, and any promissory note issued pursuant hereto.

     "Loan Parties" means, collectively, the Company and each other Person
      ------------
(other than the Agent and the Lenders) who is a party to a Loan Document.

     "Material Adverse Effect" means, with respect to any event, act, condition
      -----------------------
or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Company and its Subsidiaries taken as a whole or (b) the legality, validity or enforceability of any Loan Document or Merger Document.

     "Measurement Period" means a period consisting of four consecutive fiscal
      ------------------
quarters of the Company and ending on the last day of the most recently completed fiscal quarter of the Company.

     "Merger Agreement" means that certain Agreement and Plan of Merger, dated
      ----------------
as of July 16, 2000, by an among the Company, Offeror, and Target.

     "Merger Documents" means the Merger Agreement and all related documents.
      ----------------

     "Moody's" means Moody's Investors Services, Inc. or any successor to the
      -------
rating agency business thereof.

     "Net Tangible Assets" means, at any date, the aggregate amount of assets,
      -------------------
including the amount of any receivables or other accounts of the Company and its Subsidiaries sold in connection with any receivables sale transaction (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, (b) any item representing Investments in Unrestricted Subsidiaries and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all of the foregoing as set forth on the then most recent consolidated balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

     "Net Worth" means, at any date, the excess of Total Assets at such date
      ---------
over Total Liabilities at such date.

     "1999 Credit Agreement" has the meaning specified in the first recital of
      ---------------------
this Agreement.

     "1999 NAT Credit Agreement" means the Credit Agreement dated as of July 22,
      -------------------------
1999 among North American Timber Corp., the lenders party thereto, Bank of America, N.A., as administrative agent thereunder, and the documentation agent and co-syndication agents party thereto.

     "Notice of Assignment" has the meaning specified in Section 12.08(b).
      --------------------                               ----------------

     "Notice of Borrowing" has the meaning specified in Section 2.02(a).
      -------------------                               ---------------

     "Notice of Conversion/Continuation" has the meaning specified in Section
      ---------------------------------                               -------
2.11(b).
-------

     "Obligations" means all Loans, L/C Obligations and other Indebtedness,
      -----------
advances, debts, liabilities, obligations, covenants and duties owing by the Company, or any other Loan Party to any Lender, the Issuing Bank, the Agent, any Affiliate of any Lender or the Agent or any

Indemnified Party, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, but in each case only as arising under or in connection with this Agreement or under or in connection with any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" (i) includes all
                                                  -----------
interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Company, or any other Loan Party under or in connection with this Agreement or any other Loan Document and (ii) shall not be deemed to be paid in full at any time any Letter of Credit remains outstanding.

     "Offeror" has the meaning given in the recitals to this Agreement.
      -------

     "Offshore Currency" means at any time Pounds Sterling, the euro and any
      -----------------
additional currency permitted in accordance with Section 2.02(e).
                                                 ---------------

     "Offshore Currency Loan" means any Offshore Rate Loan denominated in an
      ----------------------
Offshore Currency.

     "Offshore Currency Loan Sublimit" means, as to all Offshore Currencies in
      -------------------------------
the aggregate, $500,000,000.

     "Offshore Rate" means for any Interest Period:
      -------------

          (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in the applicable currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by the Agent (or its Affiliate) in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore

     Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          The determination of the Offshore Rate by the Agent shall be conclusive in the absence of manifest error.

     "Offshore Rate Loan" means a Committed Loan bearing interest based on the
      ------------------
Offshore Rate, which may be denominated in Dollars or an Offshore Currency. Offshore Rate Loans include Offshore Currency Loans.

     "Other Taxes" has the meaning specified in Section 4.05(b).
      -----------                               ---------------

     "Participant" has the meaning specified in Section 12.08(d).
      -----------                               ----------------

     "Participating Member State" means each country which from time to time
      --------------------------
becomes a Participating Member State as described in EMU Legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade, or business that is, along with the Company, a member of its Controlled Group, may have liability, including a reasonable possibility of liability due to having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Permitted Liens" means the Liens permitted or required by Section 9.01.
      ---------------                                           ------------

     "Permitted Swap Obligations" means all obligations (contingent or
      --------------------------
otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view".

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means each Pension Plan or Welfare Plan, and any other employee
      ----
benefit plan (within the meaning of Section 3(3) of ERISA) sponsored or maintained by the Company or any Subsidiary of the Company.

     "Portfolio Interest Exemption Certificate" has the meaning specified in
      ----------------------------------------
Section 4.05(f)(i)(B).
---------------------

     "Post-Acquisition Rating Date" means the date on which a final
      ----------------------------
determination of the Company's Debt Rating is made by both Moody's and S&P after giving effect to the Fort James Acquisition.

     "Pounds Sterling" means the lawful currency of the United Kingdom.
      ---------------

     "Principal Property" means any mill, manufacturing plant, manufacturing
      ------------------
facility or timberlands, owned by the Company and/or one or more Restricted Subsidiaries and located within the continental United States of America; provided, however, that the term "Principal Property" shall not include (a) any
--------  -------                 ------------------
such mill, plant, facility or timberlands or portion thereof (i) which is financed by obligations issued by a State, a Territory or a possession of the United States of America or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a)(1) (but only if by reason of Section 103(b)(4)(E) or (F)) of the Internal Revenue Code of 1954, as in effect at the time of the issuance of such obligations, or
(ii) which in the opinion of the Company's Board of Directors is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries, considered as a whole; or (b) any timberlands designated by the Company's Board of Directors as being held primarily for development and/or sale rather than for the production of timber; or (c) any minerals or mineral rights.

     "Principal Subsidiary" means each of Unisource Worldwide, Inc., a Delaware
      --------------------
corporation, Great Northern Nekoosa Corporation, a Maine corporation; Brunswick Pulp & Paper Company, a Delaware corporation; Georgia-Pacific West, Inc., an Oregon corporation; G-P Gypsum Corporation, a Delaware corporation; Leaf River Forest Products, Inc., a Delaware corporation; Nekoosa Packaging Corporation, a Delaware corporation, Nekoosa Papers Inc., a Wisconsin corporation, and the Offeror, and any other Subsidiary (other than North American Timber Corp.) having assets constituting at least 10% of the Total Assets.

     "Pro Rata Share" means, with respect to each Lender, the percentage
      --------------
equivalent (rounded, if necessary to the ninth decimal place) at such time of such Lender's Commitment divided by the Aggregate Commitment (or, if all Commitments have been terminated, the Effective Amount of such Lender's Extensions of Credit divided by the Effective Amount of the aggregate Extensions of Credit then held by all Lenders).

     "Reference Rate" has the meaning specified in the definition of Adjusted
      --------------
Reference Rate.

     "Reference Rate Loan" means any Loan that bears interest at a rate
      -------------------
determined with reference to the Adjusted Reference Rate.

     "Release" means a "release", as such term is defined in CERCLA.
      -------

     "Replacement Lender" has the meaning specified in Section 5.09.
      ------------------                               ------------

     "Required Lenders" means at any time Lenders having 51% or more of the
      ----------------
Equivalent Amount in Dollars of the then aggregate Credit Exposure of all the Lenders, or, if no Credit Exposure exists, Lenders having 51% or more of the Commitments. For purposes of determining whether the Required Lenders have approved any amendment, waiver or consent or taken any other action hereunder, the Equivalent Amount in Dollars of all unpaid Offshore Currency Loans shall be calculated on the date such amendment, waiver or consent is to become effective or such action is to be taken and the Dollar Equivalent Amount of any Bid Loans shall not be included. As used in this definition, the "Credit Exposure" of any Lender means (a) with respect to any
                 ---------------
outstanding Committed Loans, the aggregate outstanding principal Equivalent Amount in Dollars of the Committed Loans made by such Lender, and (b) with respect to any outstanding L/C Obligations, the participating interest therein equal to such Lender's Pro Rata Share thereof.

     "Requirement of Law" means, as to any Person, the charter and by-laws or
      ------------------
other organization or governing documents of such Person, and any law, rule or regulation including the requirements of Environmental Laws and ERISA, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X of the Federal Reserve Board or any order, decree or other determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any Person, the Chief
      -------------------
Executive Officer, the President, any Vice-Chairman or any of the Vice Presidents or the Treasurer of such Person or, with respect to financial matters, the Chief Financial Officer, the Executive Vice President-Finance and Chief Financial Officer or the Vice President and Treasurer of such Person.

     "Restricted Subsidiary" means the Offeror and any Subsidiary of the Company
      ---------------------
(a) substantially all of the property of which is located within the continental United States of America and (b) which itself, or together with the Company and/or one or more other Restricted Subsidiaries, owns a Principal Property.

     "Sale-Leaseback Transaction" has the meaning specified in Section 9.02.
      --------------------------                               ------------

     "Same Day Funds" means (a) with respect to disbursements and payments in
      --------------
Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

     "Spot Rate" for a currency means the rate quoted by Bank of America two
      ---------
Business Days prior to the applicable Currency Settlement Date as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office on such Currency Settlement Date.

     "Subsequent Participant" means each country that adopts the euro as its
      ----------------------
lawful currency after January 1, 1999.

     "Subsidiary" means, with respect to any Person, any corporation of which
      ----------
more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or others performing a comparable function) of such corporation is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Guaranty (Multi-Year Revolving Credit Facility)" has the
      ----------------------------------------------------------
meaning specified in Section 7.01(c).
                     ---------------

     "Swap Contract" means any agreement, whether or not in writing, relating to
      -------------
any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     "Swap Termination Value" means, in respect of any one or more Swap
      ----------------------
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

     "S&P" means Standard & Poor's or any successor to the rating agency
      ---
business thereof.

     "Target" has the meaning given in the recitals to this Agreement.
      ------

     "Target EBITDA" means, for any fiscal period of the Company, the sum of the
      -------------
following, calculated for the Target and its Subsidiaries on a consolidated basis for the corresponding fiscal period of the Target: (a) net income (or net loss) for such period, plus (b) all amounts treated as expenses for
                       ----
depreciation, interest and the non-cash amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus
                                                                          ----
(c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income
                                            --------  -------
(or loss) shall be computed for these purposes without giving effect to extraordinary cash gains or non-recurring, non-cash items.

     "Taxes" has the meaning specified in Section 4.05(a).
      -----                               ---------------

     "Termination Date" means the date which is five years after the Closing
      ----------------
Date.

     "Timber Disposition Bridge Facility" means the Credit Agreement (Timber
      ----------------------------------
Disposition Bridge Facility), dated as of the date hereof, by and among North American Timber Corp., certain Lenders, and Bank of America as the agent for such Lenders.

     "Total Assets" means, at any date, without duplication, the total
      ------------
consolidated assets of the Company and its Subsidiaries, as determined in accordance with GAAP.

     "Total Liabilities" means, at any date, without duplication, the total
      -----------------
consolidated liabilities of the Company and its Subsidiaries, determined in accordance with GAAP.

     "Unrestricted Subsidiary" means any Subsidiary of the Company other than a
      -----------------------
Restricted Subsidiary.

     "Value" means, with respect to a Sale-Leaseback Transaction, as of any
      -----
particular time, the amount equal to the greater of (a) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback Transaction or (b) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section
      ------------
(3)(1) of ERISA.

     1.02 Computation of Time Periods. In this Agreement, in the computation of
          ---------------------------
periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

     1.03 Accounting Matters. All accounting terms not specifically defined
          ------------------
herein shall be construed in accordance with GAAP, and all financial statements referred to in Sections 8.09(a) and (b) shall be prepared in accordance with
               ----------------     ---
GAAP; provided, however, that all computations determining compliance with
      --------  -------
Article 9 shall use accounting principles consistent with those applied in the
---------
preparation of the financial statements of the Company referred to in Section
                                                                      -------
6.05(a). The parties hereto agree that to the extent that any change in GAAP
-------
affects the calculation of the financial covenant contained herein, the Agent (at the direction of the Required Lenders) and the Company shall negotiate in good faith to amend such financial covenant to account for such changes in GAAP.

     1.04 Certain Terms.
          -------------

     The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular Article, Section, paragraph or clause in this Agreement. The word "including" when used herein is not intended to be exclusive and means "including, without limitation." References herein to an Article, Section, paragraph or clause shall refer to the appropriate Article, Section, paragraph or clause in this Agreement.

     Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     1.05 Currency Equivalents Generally. The Agent shall determine the
          ------------------------------
Equivalent Amount in Dollars of Extensions of Credit and Loans denominated in Offshore Currencies as of each Currency Settlement Date applicable thereto. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Equivalent Amount in Dollars as so determined by the Agent.

                                   ARTICLE 2
                        AMOUNTS AND TERMS OF THE LOANS
                        ------------------------------

     2.01 Committed Loans. Each Lender severally agrees, on the terms and
          ---------------
subject to the conditions hereinafter set forth, to make one or more Committed Loans to the Company in Dollars or any Offshore Currency from time to time on any Business Day during the period commencing on the Closing Date and ending on the Business Day next preceding the Termination Date (each such loan, a "Committed Loan"), in an aggregate Equivalent Amount in Dollars at any time
 --------------
outstanding which does not exceed such Lender's Commitment; provided, however,
                                                            --------  -------
that after giving effect to any Borrowing of Committed Loans, (i) the Effective Amount of all Committed Loans, L/C Obligations and Bid Loans shall not at any time exceed the Aggregate Commitments, and (ii) after giving effect to any Borrowing of Offshore Currency Loans, the aggregate principal Equivalent Amount in Dollars of all outstanding Offshore Currency Loans shall not exceed the Offshore Currency Loan Sublimit. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow Committed Loans under this Section 2.01, prepay such Loans under Section 2.08
                           ------------                          ------------
and reborrow under this Section 2.01. Notwithstanding anything herein to the
                        ------------
contrary, the Commitment of each Lender to make Committed Loans shall terminate on February 28, 2001 if the Closing Date has not occurred on or prior to such date.

     2.02 Procedure for Committed Borrowings.
          ----------------------------------

     (a) Each Committed Borrowing shall be made on notice, delivered by the Company to the Agent not later than (x) 12:00 noon (New York City time) (in the case of such Loans denominated in Dollars) and (y) 11:00 a.m. (New York City time) (in the case of such Loans denominated in any Offshore Currency) at least
(i) four Business Days prior to the date of such proposed Borrowing, in the case of Offshore Rate Loans, and (ii) on the day of such proposed Borrowing, in the case of Reference Rate Loans. Each such notice of a Committed Borrowing (a "Notice of Borrowing") shall be irrevocable and shall be delivered by facsimile,
 -------------------
in substantially the form of Exhibit 2.02(a), specifying therein:
                             ---------------

          (i)  the date of such Borrowing, which shall be a Business Day;

          (ii) the amount of such Borrowing which, (A) in the case of a Borrowing of Offshore Rate Loans denominated in Dollars, shall be in the amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof, (B) in the case of a Borrowing of Offshore Currency Loans, shall be in the amount of the lesser of (1) the Equivalent Amount of $20,000,000 and (2) 20,000,000 units of Offshore Currency, and (C), in the case of a Borrowing of Reference Rate Loans, shall be in the amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and shall not, in any case, exceed the

     Aggregate Commitments on the date such Borrowing is made (after giving effect to each payment and prepayment made on such date);

          (iii) whether such Borrowing is of Offshore Rate Loans or Reference Rate Loans;

          (iv) in the case of a Borrowing of Offshore Currency Loans, the Applicable Currency; and

          (v) if such Borrowing is of Offshore Rate Loans, the duration of the initial Interest Period or Interest Periods applicable to such Loans.

If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any Offshore Rate Loans, such Interest Period shall be one month.

     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender thereof and of the amount of such Lender's share of such Borrowing determined on the basis of such Lender's Commitment Percentage (expressed in the Applicable Currency of the Borrowing). In the case of a Borrowing of Offshore Currency Loans, the Agent will, upon the determination of the Equivalent Amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Lender of the exact amount of such Lender's Pro Rata Share of the Borrowing and the applicable Spot Rate used by the Agent to determine the Equivalent Amount. Each Lender shall make available to the Agent the amount of its ratable share of such Borrowing in the manner and at the time set forth in Section 4.04(a).
                                                          ---------------

     (c)  Unless any applicable condition specified in Article 7 has not been
                                                       ---------
satisfied or waived, the Agent will make the funds received from the Lenders promptly available to the Company by crediting the account of the Company on the books of Bank of America, or such other account as shall have been specified by the Company, with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

     (d) After giving effect to any Committed Borrowing, there shall not be more than seven different Interest Periods in effect.

     (e) The Company may from time to time request Committed Loans in currencies other than those listed in the definition of Offshore Currency so long as such currency is freely traded in the offshore interbank foreign exchange markets and freely transferable and freely convertible into Dollars. The Company shall request any such additional currency by notice to the Agent (who shall promptly notify each Lender) not later than 11:00 a.m. (New York City time) ten Business Days prior to such proposed Extension of Credit. Each Lender shall notify the Agent (who shall promptly notify the Company) whether it can, in its sole discretion, make an Extension of Credit in such requested currency. If all Lenders consent to such currency, such currency shall thereafter be deemed for all purposes an Offshore Currency hereunder available for Extensions of Credit.

     (f) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities for indebtedness of the Company to the Lenders under or pursuant to this Agreement or (ii) the Lenders'

Commitments, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Agent shall immediately, upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may specify.

     (g) The Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement (other than in connection with any amendment, supplement or other modification with respect to any action or other matter referred to in Section 12.02(a) through 12.02(d)) with respect to the
                      ---------------- ----------------
euro to the extent the Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. The Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Company or Lenders to the extent such modifications are not materially disadvantageous to the Company and Lenders, upon notice thereto. Unless made impracticable by a change in law, the Agent will give prior written notice to the Lenders of any such modification.

     2.03 Bid Borrowings.
          --------------

          In addition to Committed Borrowings pursuant to Section 2.01, each
                                                          ------------
Lender severally agrees that the Company may, as set forth in Section 2.04, from
                                                              ------------
time to time on any Business Day during the period commencing on the Closing Date and ending on the Business Day next preceding the Termination Date request the Lenders to submit offers to make Bid Loans in Dollars to the Company; provided, however, that the Lenders may, but shall have no obligation to, submit
--------  -------
such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that after giving effect to any Bid
                 --------  -------
Borrowing, the Effective Amount of all Committed Loans, L/C Obligations, Bid Loans shall not at any time exceed the Aggregate Commitment.

     2.04 Procedure for Bid Borrowings.
          ----------------------------

     (a) The Company may request a Bid Borrowing hereunder by delivering to the Agent by facsimile not later than 11:00 a.m. (New York City time) at least (i) four Business Days prior to the date of the proposed Borrowing, in the case of a request for Base Rate Bid Loans, and (ii) two Business Days (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, one Business Day) prior to the date of the proposed Bid Borrowing in the case of a request for Fixed Rate Bid Loans, a solicitation for Bid Loans (a "Competitive Bid Request"), in substantially the form of Exhibit
              -----------------------                                 -------
2.04(a) specifying therein:
-------

          (i)  the date of such Bid Borrowing, which shall be a Business Day;

          (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $10,000,000 or integral multiples of $5,000,000 in excess thereof and shall not exceed the Available Commitments on the date such proposed Borrowing is made (after giving effect to each payment and prepayment made on such date);

          (iii) the maturity date or dates for the partial or complete repayment of each Bid Loan to be made as part of such Bid Borrowing (none of which shall occur after the Termination Date) and, in the case of each partial repayment, the amount thereof;

          (iv) whether the Bid Loans requested are Base Rate Bid Loans or Fixed Rate Bid Loans and, in the case of Base Rate Bid Loans, the basis of calculation of such interest rate (the "Base Rate") to be used by the
                                             ---------
     Lenders in determining the rate or rates of interest to be offered by them; and

          (v) any other terms to be applicable to such Bid Borrowing (including the extent to which terms similar to Section 4.05 shall be
                                                     ------------
     applicable to such Bid Borrowing).

The Agent shall promptly notify each Lender of its receipt of a Competitive Bid Request by sending such Lender by facsimile a copy of such Competitive Bid Request.

     (b) Each Lender may, in response to a Competitive Bid Request, at its option, irrevocably submit a Competitive Bid containing an offer to make one or more Bid Loans at a rate or rates of interest specified by such Lender in its sole discretion. Each Competitive Bid must be submitted to the Company before 10:00 a.m. (New York City time) (A) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Base Rate Bid Loans, and
(B) one Business Day prior to the date of the proposed Bid Borrowing (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, on the date of such proposed Borrowing), in the case of a request for Fixed Rate Bid Loans.

          (i) Each Competitive Bid (which shall be by telephone, promptly confirmed in writing) shall specify:

                (A) the minimum amount of each Bid Loan for which such Competitive Bid is being made (which shall be at least $5,000,000) and the maximum amount thereof (which may exceed such Lender's Commitment);

                (B) the rate or rates of interest per annum offered for each Bid Loan, which, in the case of a Base Rate Bid Loan, shall be expressed as a margin to be added to, or subtracted from, the Base Rate specified by the Company in its Bid Request; and

                (C) the applicable Lending Office of the quoting Lender.

          (ii)  Any Competitive Bid may be disregarded if it:

                (A) does not specify all of the information required by Section 2.04(b)(ii);

                (B) contains qualifying, conditional or similar language;

                (C) proposes terms other than, or in addition to, those set forth in the applicable Competitive Bid Request; or

                (D) arrives after the time set forth in Section 2.04(b)(i).
                                                                ----------

     (c) Not later than 11:00 a.m. (New York City time) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a Borrowing of Base Rate Bid Loans, and 11:00 a.m. (New York City time) one Business Day prior to the date of the proposed Bid Borrowing (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, on the date of such proposed Borrowing), in the case of a Borrowing of Fixed Rate Bid Loans, the Company shall either

          (i) cancel such Bid Borrowing by giving the Agent and the Lenders notice thereof (which notice may be given by telephone and confirmed in writing by facsimile) or

          (ii) accept one or more of the offers made by any Lender or Lenders pursuant to Section 2.04(b), in its sole discretion, by giving notice
                 ---------------
     (which notice may be given by telephone, confirmed in writing by facsimile) to such Lenders of the amount of each Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by such Lender for such Bid Loan pursuant to Section 2.04(b)) to be made by each such Lender as part of such
                 ----------------
     Bid Borrowing, and reject any remaining offers made by giving the Lenders notice (which notice may be given by telephone, confirmed in writing by facsimile) to that effect; provided, however, that to the extent that the
                                --------  -------
     Company elects to accept one or more Competitive Bids submitted by Lenders for a given Interest Period, the Company shall accept such Competitive Bids on the basis of ascending interest rates; and, provided, further, that in the event the Company does not, before the time stated above, either cancel the proposed Bid Borrowing pursuant to Section 2.04(c)(i) or accept one or
                                            ------------------
     more of the offers pursuant to this Section 2.04(c)(ii), such Bid Borrowing
                                         -------------------
     shall be deemed cancelled and provided, further, that in the event the
                                   --------  -------
     Company accepts one or more of the offers pursuant to this Section
                                                                -------
     2.04(c)(ii) but does not expressly reject the remaining offers, such offers
     -----------
     shall be deemed rejected. The Company shall promptly notify the Agent of the date and amount of any proposed Bid Borrowing.

     (d)  For purposes of Sections 2.01 and 2.06, each outstanding Bid Loan
                          -------------     ----
shall be deemed to utilize the Commitments of each Lender whether or not such Lender has made such Bid Loan, by an amount equal to such Lender's Commitment Percentage times the amount of such Bid Loan.

     2.05 Evidence of Indebtedness.
          ------------------------

     (a) Each Lender, with respect to amounts payable to it hereunder, and the Agent, with respect to all amounts payable hereunder in respect of Borrowings, shall maintain on its books in accordance with its usual practice, loan accounts and control accounts, respectively, setting forth each Loan, including, in the case of each Lender having made a Bid Loan, each such Bid Loan, the applicable interest rate, and the amounts of principal, interest, and other sums paid and payable by the Company from time to time hereunder with respect thereto and the Applicable Currency (in the case of Offshore Currency Loans); provided, however,
                                                              --------  -------
that the failure by any Lender to record, or any error in recording, any such amount on its books shall not affect the obligations of the Company with respect thereto. In the case of any dispute, action or proceeding relating to any amount payable hereunder, the entries in each such account shall be prima facie evidence of such amount, absent manifest error. In case of any discrepancy between the entries in the Agent's books and any Lender's books, such Lender's books shall be considered correct in the absence of manifest error.

     (b) Notwithstanding the foregoing, if any Lender shall so request, the obligation to repay the Committed Loans shall also be evidenced by a promissory note in the form of Exhibit 2.05(b).
                    ---------------

     (c) The obligation to repay a Bid Loan shall also, if so requested by the Lender making such Bid Loan in its Competitive Bid, be evidenced by a promissory note in the form of Exhibit 2.05(c).
                    ---------------

     2.06 Optional Reduction of the Commitments. The Company shall have the
          -------------------------------------
right, upon at least four Business Days' prior notice to the Agent (which notice shall be irrevocable), at any time permanently to terminate the remaining Commitments in whole or reduce ratably in part the unused portions of the Commitments of the Lenders; provided, however, that each partial reduction shall
                            --------  -------
be in the aggregate principal amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof. No reduction in the Commitments shall (i) reduce the L/C Commitment until the Aggregate Commitments are reduced to $150,000,000, after which each reduction in the Commitments shall reduce the L/C Commitment dollar for dollar, or (ii) reduce the Offshore Currency Loan Sublimit until the Aggregate Commitments are reduced to $500,000,000, after which each reduction in the Commitments shall reduce the Offshore Currency Loan Sublimit dollar for dollar. The Agent shall promptly notify each Lender of its receipt of any notice under this Section 2.06.
           ------------

     2.07 Repayment.
          ---------

     (a) The Company agrees to repay to the Agent for the account of the Lenders the outstanding principal amount of all Committed Loans on the Termination Date.

     (b) The Company agrees to repay to each Lender which has made a Bid Loan on the maturity date of such Bid Loan (as each such maturity date shall have been specified by the Company in the applicable Competitive Bid Request pursuant to Section 2.04(a)(iii)) the unpaid principal amount of such Bid Loan then
   ---------------------
due and payable (each such amount being as specified for such date in such Competitive Bid Request pursuant to Section 2.04(a)(iii)).
                                    --------------------

     2.08 Prepayments.
          -----------

     (a)  Subject to Section 5.06(a), the Company may, upon (i) at least four
                     ---------------
Business Days' prior notice to the Agent, in the case of a prepayment of Offshore Rate Loans, and (ii) at least one Business Day's prior notice to the Agent, in the case of a prepayment of Reference Rate Loans, stating the proposed date and aggregate principal amount of the prepayment and the Applicable Currency, prepay, ratably among the Lenders in accordance with their Commitment Percentages, the outstanding principal amount of the Committed Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

     (b) Each partial prepayment of Committed Loans shall be, (i) in the case of Offshore Rate Loans denominated in Dollars, in the aggregate principal amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof, (ii) in the case of Offshore Currency Loans, in the aggregate principal amount of the lesser of (A) the Equivalent Amount of $20,000,000 and (B) 20,000,000 units of Offshore Currency, and (C) in the case of Reference Rate Loans, in the aggregate principal amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof; provided, however, that, if the aggregate amount of Offshore Rate Loans
         --------  -------
comprised in the same Committed Borrowing would be reduced as a result of any voluntary prepayment to an amount less than $20,000,000, such Offshore Rate Loans shall automatically Convert into Reference Rate Loans on the last day of the then current Interest Period (for purposes of which any Offshore Currency Loans shall first be redenominated into Loans denominated in Dollars).

     (c)  Bid Loans may not be prepaid.

     (d) If a notice of prepayment is given, such notice shall be irrevocable and the principal amount stated in such notice, together with accrued interest thereon and any amount payable pursuant to Section 5.06(a), shall be due and
                                           ---------------
payable on the date specified in such notice. The Agent shall promptly notify each Lender of its receipt of any notice of prepayment under this Section 2.08.
                                                                  ------------

     (e) If for any reason the aggregate principal Equivalent Amount in Dollars of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Company shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

     2.09 Interest.
          -----------

     (a) Each Reference Rate Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at the Adjusted Reference Rate plus either (i) until the earlier of the date six months
                        ----
after the Closing Date or the Post-Acquisition Rating Date, 0.05%, and (ii) thereafter, the amount set forth opposite the indicated Debt Rating under the heading "Applicable Margin Reference Rate Loans" in the pricing grid set forth below:

                  Debt Ratings
                  ------------
                                                  Applicable Margin
Moody's                           S & P         Reference Rate Loans
-------                           -----         --------------------

A3 or Higher           or         A- or Higher            0%
                       --
Baa 1                  or         BBB+                    0%
                       --
Baa 2                  or         BBB                     0%
                       --
Baa 3                  or         BBB-                 0.05%
                       --
Ba1                    or         BB+                 0.325%
                       --
Ba2 or Lower           or         BB or Lower          0.65%
                       --

     (b) Each Offshore Rate Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at the applicable Offshore Rate plus either (i) until the earlier of the date six
                         ----
months after the Closing Date or the Post-Acquisition Rating

Date, 1.05%, and (ii) thereafter, the amount set forth opposite the indicated Debt Rating under the heading "Applicable Margin Offshore Rate Loans" in the pricing grid set forth below:

                Debt Ratings
                ------------
                                                 Applicable Margin
Moody's                        S & P            Offshore Rate Loans
-------                        -----            -------------------

A3 or Higher        or         A- or Higher            0.525%
                    --
Baa 1               or         BBB+                    0.625%
                    --
Baa 2               or         BBB                      0.85%
                    --
Baa 3               or         BBB-                     1.05%
                    --
Ba1                 or         BB+                     1.325%
                    --
Ba2 or Lower        or         BB or Lower              1.65%
                    --

     (c) Any change in the applicable margin shall become effective three Business Days after notification to the Agent of a change in Debt Rating or occurrence of the Post-Acquisition Rating Date by (i) the Company pursuant to
Section 8.10(c), or (ii) any Lender, accompanied in the case of clause (ii) by
---------------
evidence satisfactory to the Agent of such event. In the event of a split rating, the higher rating will apply; if the Debt Ratings are split by more than one level, one level above the lower rating will apply. If at any time no Debt Rating is available, the applicable margin shall be 0.65% per annum for all Reference Rate Loans and 1.65% for all Offshore Rate Loans; provided, that if at
                                                            --------
any time no Debt Rating exists solely because both Moody's and S&P shall cease to exist, then the applicable margin shall be the amount that corresponds to the Debt Rating that is one level lower than the Debt Rating applicable immediately prior to the date on which both Moody's and S&P shall cease to exist.

     (d) Accrued interest shall be paid on each Interest Payment Date (and, after maturity, on demand).

     (e) The Company shall pay to each Lender which has made a Bid Loan interest on the unpaid principal amount of such Bid Loan from the date when made until paid in full, on each Interest Payment Date (and, after maturity, on demand), at the rate of interest specified by such Lender in its Competitive Bid pursuant to Section 2.04(b)(ii)(B).
            ----------------------

     2.10 Default Interest. During the continuation of any Event of Default pursuant to Section 10.01(a), the Company shall pay interest (after as well as
            ----------------
before judgment to the extent permitted by law) on the Effective Amount of all Obligations then due and payable (other than in respect of Bid Loans), at a rate per annum which is determined by adding 2% per annum to the applicable margin then in effect in accordance with Section 2.09, and, in the case of Obligations
                                  ------------
not subject to any such applicable margin (other than in respect of Bid Loans), at a rate per annum equal to the Adjusted Reference Rate plus the applicable margin for Reference Rate Loans then in effect in accordance with Section 2.09
                                                                  ------------
plus 2%; provided, however, that, on and after the expiration of any Interest
         --------  -------
Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Offshore Rate Loan shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Adjusted Reference Rate, plus the applicable margin for Reference Rate Loans then in effect in accordance with Section 2.09 plus 2% (for
                          ------------
purposes of which any Offshore Currency Loans shall be redenominated into Loans denominated in Dollars at expiration of such Interest Period).

     2.11 Continuation and Conversion Elections for Committed Loans.
          ---------------------------------------------------------

     (a)  The Company may upon irrevocable written notice to the Agent:

          (i) elect to Convert, on any Business Day, all or any portion of outstanding Reference Rate Loans in the aggregate principal amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof into Offshore Rate Loans;

          (ii) elect to Convert, on the last day of any Interest Period therefor, all or any portion of outstanding Offshore Rate Loans denominated in Dollars comprising the same Borrowing in the aggregate principal amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof into Reference Rate Loans; or

          (iii) elect to Continue, on the last day of any Interest Period therefor, any Offshore Rate Loans in the aggregate principal amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof as Offshore Rate Loans of the same currency.

provided, however, that if the Effective Amount of Offshore Rate Loans in the
--------  -------
same Borrowing would be reduced as a result of any Conversion of part thereof to Reference Rate Loans to an amount less than $20,000,000, such Offshore Rate Loans shall automatically Convert into Reference Rate Loans on the last day of the Interest Period on which such Conversion occurs.

     (b) The Company shall deliver a notice of Conversion or Continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit
 ---------------------------------                                 -------
2.11(b), to the Agent not later than 12:00 noon (New York City time) (i) four
-------
Business Days prior to the proposed date of Conversion or Continuation, if the Committed Loans denominated in Dollars or any portion thereof are to be Converted into or Continued as Offshore Rate Loans denominated in Dollars, (ii) and four Business Days prior to the proposed date of Continuation if any Offshore Currency Loans are to be Continued as Offshore Loans denominated in the same currency or (iii) one Business Day prior to the proposed date of Conversion, if the Committed Loans or any portion thereof are to be Converted into Reference Rate Loans.

     Each such Notice of Conversion/Continuation shall be irrevocable and shall be made by facsimile, specifying therein:

          (i)   the proposed date of Conversion or Continuation;

          (ii) the aggregate amount of Committed Loans to be Converted or Continued;

          (iii) the Applicable Currency;

          (iv) the duration of the applicable Interest Period if such Committed Loans are Offshore Rate Loans.

     (c) If, on the fourth Business Day prior to the expiration of any Interest Period applicable to Offshore Rate Loans denominated in Dollars, the Company shall have failed to select a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to Convert such Offshore Rate Loans into Reference Rate Loans effective as of the last day of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to any Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto, the Company shall be deemed to have elected to Continue such Offshore Currency Loans on the basis of a one month Interest Period.

          (d) Upon receipt of a Notice of Conversion/Continuation, the Agent shall promptly notify each Lender thereof. All Conversions and Continuations shall be made ratably among the Lenders based on their Commitment Percentages of the Committed Loans with respect to which such notice was given.

     (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any Conversion or Continuation of any Committed Loans, there shall not be more than seven different Interest Periods for Committed Loans in effect.

     2.12 Termination of Prior Commitments. The Company and each of the Lenders
          --------------------------------
party to the 1999 Credit Agreement or 1999 NAT Credit Agreement agree that the "Commitments" (as defined in the 1999 Credit Agreement and the 1999 NAT Credit Agreement) shall be terminated upon the Closing Date by written notice from the Company and North American Timber Corp. notwithstanding the notice requirement set forth in Section 2.06 of each such Credit Agreement regarding such
             ------------
termination.

     2.13 Redenomination, Etc. Notwithstanding anything herein to the contrary,
          --------------------
during the existence of a Default or an Event of Default, upon the request of the Required Lenders, the Company shall repay all or any part of any outstanding Offshore Currency Loans (as so requested) with the proceeds of new Reference Rate Loans in the Equivalent Amount of the Offshore Currency Loans to be repaid, and the Company shall be deemed to have requested such Reference Rate Loans, which shall be made by the Lenders without satisfaction of the conditions precedent set forth in Section 7.03. The Agent will promptly notify the Company
                       ------------
of any such deemed request. Unless the Required Lenders otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan in Dollars Converted into or Continued as an Offshore Rate Loan.

                                   ARTICLE 3
                             THE LETTERS OF CREDIT
                             ---------------------

     3.01 The Letter of Credit Subfacility.
          --------------------------------

     (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d), (B) to honor drafts under the
                   ----------------     -------
Letters of Credit; and (ii) the Lenders severally agree to purchase an irrevocable
and unconditional participation in each Letter of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be
                            --------
obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date"), after giving effect to any requested Loans, the Effective
 -------------
Amount of all Committed Loans, L/C Obligations, and Bid Loans shall exceed the Aggregate Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

     (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

          (ii) the Issuing Bank has received written notice from any Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 7 is not then satisfied;
                                            ---------

          (iii) the expiry date of any requested Letter of Credit is (A) more than one year after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the Termination Date, unless all of the Lenders have approved such expiry date in writing;

          (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

          (vi) any standby Letter of Credit is for the purpose of supporting the Issuance of any Letter of Credit by any other Person; or

          (vii) such Letter of Credit is in a face amount less than $100,000 or is denominated in a currency other than Dollars.

     (c) Upon the reasonable request of any Lender from time to time, the Agent will provide a summary of outstanding Letters of Credit.

     3.02 Issuance, Amendment and Renewal of Letters of Credit.
          ----------------------------------------------------

     (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

     (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(b)(iii) as a result of the limitations set
                     --------------------
forth in clauses (A) through (B) thereof or Section 3.01(b)(ii); or (ii) that
         -----------         ---            -------------------
one or more conditions specified in Article 7 are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

     (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

     (d) The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the
                                                 ---------------
request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall (unless such renewal would cause the expiry date thereof to extend beyond the Termination Date), nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

     (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

     (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

     (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03 Risk Participations, Drawings and Reimbursements.
          ------------------------------------------------

     (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in the undrawn amount of such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, multiplied
                                          ----------
by (ii) the maximum amount available to be drawn under such Letter of Credit and
--
the amount of such drawing, respectively. For purposes of Section 2.01, each
                                                          ------------
Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

     (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank, directly or with the proceeds of a Loan, before 1:00 p.m. (New York City time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank.
    ----------
In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York City time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Reference Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitments and subject to the conditions set forth in Section 7.03(b), but without regard to minimum borrowing and
             ---------------
integral amount limitations contained herein. Any notice given by the Issuing Bank or the Agent pursuant to this Section 3.03(b) may be oral if promptly
                                   ---------------
confirmed in writing (including by facsimile); provided, that the lack of such a
                                               --------
prompt confirmation shall not affect the conclusiveness or binding effect of such notice. Notwithstanding the Company's unconditional obligation to reimburse the Issuing Bank hereunder, no Event of Default pursuant to Section 10.01(a)
                                                            ----------------
shall be deemed to have occurred unless the Issuing Bank shall have notified the Company one Business Day prior to the Honor Date of such request for a drawing.

     (c) Each Lender shall upon any notice from the Agent pursuant to the third sentence of Section 3.03(b) make available to the Agent for the account of
            ---------------
the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the unreimbursed drawing, whereupon the participating Lenders shall (subject to Section 3.03(d)) each be deemed to have
                                        ---------------
made a Loan consisting of a Reference Rate Loan to the Company in that amount. If any Lender so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 3:00 p.m. (New York City time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03.
                                                        ------------

     (d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Reference Rate Loans to the Company, in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 7.03(b) or for any other reason, the Company shall be deemed to have
---------------
incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Reference Rate plus the Applicable Margin for Reference Rate Loans set forth in Section 2.09(a) for the
                                                        ---------------
first Business

Day following notice to the Company of a request for a drawing, and thereafter at the Reference Rate plus the Applicable Margin for Reference Rate Loans set forth in Section 2.09(a) plus 2%, and each Lender's payment to the Issuing Bank
         --------------
pursuant to Section 3.03(c) shall be deemed payment in respect of its
            ---------------
in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03.
                                                        ------------

     (e) Each Lender's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of
                                                   ------------
a drawing under a Letter of Credit, shall be absolute, irrevocable, and unconditional and without recourse to the Issuing Bank and shall not be affected by any Default or an Event of Default or other occurrence or event; provided,
                                                                    --------
however, that each Lender's obligation to make Loans under this Section 3.03 is
-------                                                         ------------
subject to the conditions set forth in Section 7.03(b).
                                       ---------------

     3.04   Repayment of Participations.
            ---------------------------

     (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to
Section 3.03, or (ii) in payment of interest thereon, the Agent will pay to each
------------
Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Agent for the account of the Issuing Bank.

     (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any proceeding of the type described in Section 10.01(f), any
                                                    ----------------
portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made
                         ---------------
under a Letter of Credit, or any interest or fee thereon, each Lender shall, on demand of the Agent forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank, plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05   Role of the Issuing Bank.
            ------------------------

     (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

     (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable);
(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

     (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in Sections 3.06(a) through (g); provided, however, anything
                     ----------------         ---  -----------------
in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06   Obligations Absolute. The obligations of the Company under this
            --------------------
Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

     (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

     (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

     (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

     (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

     (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

     (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.07   Cash Collateral Pledge. Upon the request of the Agent or the
            ----------------------
Required Lenders, (a) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

     3.08   Letter of Credit Fees.
            ---------------------

     (a) The Company shall pay to the Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit equal to the applicable margin above the Offshore Rate then in effect under Section 2.09
                                                                   ------------
for Offshore Rate Loans for each day such Letters of Credit are outstanding, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

     (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

     (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to standby letters of credit as from time to time in effect.

     3.09   International Standby Practices. The International Standby Practices
            -------------------------------
as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                   ARTICLE 4
                             FEES; PAYMENTS; TAXES
                             ---------------------

     4.01   Fees.
            ----

     (a)

            (i) The Company agrees to pay to the Agent for the account of each Lender a facility fee at a rate per annum equal to the outstanding Commitment of such Lender (regardless of utilization) times either (i)
                                                           -----
     until the earlier of the date six months after the Closing Date or the Post-Acquisition Rating Date, 0.20%, and (ii) thereafter, the rate set forth opposite the indicated Debt Rating under the heading "Percentage Facility Fee" in the pricing grid set forth below:

           Debt Ratings
           ------------

Moody's                       S & P               Percentage Facility Fee
-------                       -----               ------------------------
A3 or Higher        or        A- or Higher                  0.10%
                    --
Baa 1               or        BBB+                          0.125%
                    --
Baa 2               or        BBB                           0.15%
                    --
Baa 3               or        BBB-                          0.20%
                    --
Ba1                 or        BB+                           0.30%
                    --
Ba2 or Lower        or        BB or Lower                   0.35%
                    --

     provided, however, that if at any time no Debt Rating is available, the
     -----------------
     facility fee shall be 0.350% per annum, except that if at any time no Debt Rating exists solely because both Moody's and S&P shall cease to exist, then the facility fee shall be the rate that corresponds to the Debt Rating that is one level lower than the Debt Rating applicable immediately prior to the date on which both Moody's and S&P shall cease to exist. Any change in the facility fee shall become effective three Business Days after notification to the Agent of a change in Debt Rating or occurrence of the Post-Acquisition Rating Date by (i) the Company pursuant to Section
                                                                 -------
     8.10(c), or (ii) any Lender, accompanied by evidence satisfactory to the
     ----
     Agent of such event. In the event of a split rating, the higher rating will apply; if the Debt Ratings are split by more than one level, one level above the lower rating will apply.

            (ii) The facility fee shall accrue from the earlier of (1) the Closing Date or (2) November 30, 2000 until the Termination Date and be payable (A) quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending on January 1, 2001, (B) on any date of reduction or termination of the Commitments and (C) on the Termination Date.

     (b) The Company agrees to pay to the Agent for its account an agency fee and a competitive bid fee in such amounts and at such times as are set forth in the Fee Letter.

     (c) The Company agrees to pay to each of the Agent and each Co-Syndication Agent for its own account an arrangement fee on the date which is the earlier of the Closing Date or November 30, 2000 in the amounts set forth in the Fee Letter.

     (d) The Company agrees to pay to each Lender for its own account an upfront fee in the amount as separately agreed to by such Lender, the Company and the Arrangers, payable 50% on the date which is one Business Day after the date on which the Agent shall have received an original or facsimile signature page to this Agreement from each Lender and 50% on the Closing Date.

     (e) To the extent that the Closing Date shall not have occurred on or prior to November 30, 2000, the Company agrees to pay all fees and expenses referenced in Section 7.02(c) on such date (other than upfront fees referenced in Section 4.01(d) above).

     4.02   Computation of Interest, Fees; Change in Debt Rating.
            ----------------------------------------------------

     (a) All computations of interest payable in respect of Reference Rate Loans or Offshore Currency Loans denominated in Pounds Sterling shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All computations of interest in respect of other Offshore Rate Loans and Bid Loans and all computations of fees under this Agreement shall be made on the basis of a year of 360 days and actual days elapsed.

     (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent, upon determining the Offshore Rate for any Interest Period, shall promptly notify the Company and the Lenders thereof.

     (c) If the Company fails to notify the Agent of any change in its Debt Rating or the occurrence of the Post-Acquisition Rating Date as and when required by Section 8.10(c), and such notification would have caused an increase
            ---------------
in any applicable margin pursuant to Section 2.10 or percentage fee pursuant to
                                     ------------
Section 4.01(a), then the Company shall pay to the Agent upon demand any amount
        ---------------
of interest or fees payable by the Company hereunder after such change in the Debt Rating that exceeds the amount actually paid had such notice been timely given.

     4.03   Payments by the Company.
            -----------------------

     (a)    The Company shall make each payment hereunder on the day when due
(i) in respect of any Committed Loan, to the Agent at the Agent's Payment Office not later than 1:00 p.m. (New York City time), or (ii) in respect of any Bid Loan, to the Lender which made such Bid Loan at the office specified in Schedule
                                                                        --------
1.01(b) not later than 1:00 p.m. (New York City time), in each case without
-------
defense, setoff or counterclaim, in Same Day Funds and in the

Applicable Currency. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received.

     (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (c) Any payment which is received by the Agent later than 1:00 p.m. (New York City time), as confirmed by Federal Reserve wire number, shall be deemed to have been received on the immediately succeeding Business Day.

     (d) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand the excess of the amount distributed to such Lender over the amount, if any, paid by the Company for the account of such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent; provided, however,
                                                            --------  -------
that if any Lender shall fail to repay such amount within three Business Days after demand therefor, such Lender shall, from and after such third Business Day until payment is made to the Agent, pay interest thereon at a rate per annum equal to the sum of the Adjusted Reference Rate plus 1%.
                                                ----

     4.04   Payments by the Lenders.
            -----------------------

     (a) Not later than (i) 3:00 p.m. (New York City time) in the case of a Borrowing of Loans in Dollars and (ii) 11:00 a.m. (London time) in the case of a Borrowing of Offshore Currency Loans on the date of each proposed Committed Borrowing, each Lender shall make available to the Agent for the account of the Company at the Agent's Payment Office on the date of borrowing requested by the Company and in Same Day Funds and in the Applicable Currency, the amount of such Lender's Commitment Percentage of such Borrowing.

     (b) Unless the Agent shall have received notice from a Lender at least one Business Day prior to the date of any proposed Committed Borrowing that such Lender will not make available to the Agent for the account of the Company, the amount of such Lender's Commitment Percentage of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Borrowing, and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made such full amount available to the Agent, and the Agent in such circumstances makes available to the Company such amount, such Lender shall, within two Business Days following the date of such Borrowing, make such amount available to the Agent, together with interest thereon for each day from and including the date of such Borrowing, at a rate per annum equal to the Federal Funds Rate. If such amount is so made available, such payment to the Agent shall constitute such Lender's Committed Loan on the date of such Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Company of such failure to fund, and, on the third Business Day following the date of such Borrowing, the Company shall pay to the Agent such amount, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. Nothing contained in this Section 4.04(b) shall
                                                     ---------------
relieve any Lender which has failed to make available its Commitment Percentage of any Committed Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

     (c) The failure of any Lender to make any Committed Loan on the date of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make a Committed Loan on the date of such Borrowing pursuant to the provisions contained herein, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Committed Borrowing.

     (d) If the Company accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.04(c)(ii), each such Lender which is to make
                       -------------------
a Bid Loan as part of any Bid Borrowing shall before 12:00 noon (New York City time) on the date of such proposed Bid Borrowing (or before 2:00 p.m. (New York City time) on the date of such Bid Borrowing in the case of a Fixed Rate Bid
Loan) make available to the Company at such Lender's Lending Office such Lender's portion of such Bid Borrowing in Same Day Funds. The Company will promptly notify the Agent of the total amount of Bid Loans made in connection with such Bid Borrowing, each date on which all or any part of such Bid Loans shall mature and the principal amount which shall mature on each such date, and the Agent will, in turn, promptly notify each Lender of the amount of such Bid Borrowing and the relevant maturity date or dates of the Bid Loans comprised in such Bid Borrowing.

     4.05   Taxes.
            -----

     (a)    Subject to Section 4.05(g), any and all payments by the Company to
                       ---------------
the Agent for its account and for the account of any Lender under this Agreement (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid Loan) shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto incurred in connection with any Borrowing pursuant to this Agreement, excluding (i) such taxes (including income taxes or franchise taxes or branch profit taxes) as are imposed on or measured by such Lender's or the Agent's, as the case may be, net income and (ii) such taxes as are imposed by a jurisdiction other than the United States of America or any political subdivision thereof and that would not have been imposed but for the existence of a connection between such Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising principally by reason of this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").
                                                               -----

     (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other sales, excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid Loan) or any other Loan Document (hereinafter referred to as "Other Taxes").
                             -----------

     (c)    Subject to Section 4.05(g), the Company agrees to indemnify and hold
                       ---------------
harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Lender or the Agent, as the case
                   ------------
may be, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that each
                                                   --------  -------
Lender and the Agent agree to contest in good faith in cooperation with the Company any Taxes or Other Taxes that such Lender or the Agent, as the case may be, in consultation with the Company has determined have been incorrectly asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

     (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to Section 4.05(g),
                                      ---------------

            (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.05), such Lender or the
                                           ------------
     Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

            (ii)   the Company shall make such deductions; and

            (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes under this Section 4.05, the Company will furnish to the Agent,
                          ------------
for the account of each Lender receiving a payment from which Taxes or Other Taxes were deducted, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

     (f) Each Lender that is other than a United States Person as defined in the Code hereby agrees that:

            (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.08 after the
                                                       -------------
     Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Agent (two (2) originals) and to the Company (one (1) original):

                   (A) if its Lending Office is located in the United States of America, accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("Form W-8ECI") or
                                                           -----------
            other version of Internal Revenue Service Form W-8, as appropriate, or any successor thereto ("Form W-8"), and/or
                                       --------

                   (B) if its Lending Office is located outside the United States of America, accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("Form
                                                                            ----
            W-8BEN") or other appropriate Form W-8, and, in the case of a Lender
            ------
            claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code) ("Portfolio Interest Exemption Certificate");
              ----------------------------------------

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax;

            (ii) if at any time such Lender changes its Lending Office or Offices or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Agent (two originals) and to the Company (one original) in replacement for the forms previously delivered by it hereunder:

                   (A) if such changed or additional Lending Office is located in the United States of America, accurate and complete signed originals of Form W-8ECI or other appropriate Form W-8; or

                   (B) otherwise, accurate and complete signed originals of Form W-8BEN or other appropriate Form W-8, and, if appropriate, a Portfolio Interest Exemption Certificate,

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

            (iii) it shall, before or promptly after the occurrence of any event (including the passing of time and, as provided above, any event mentioned in clause (ii)) requiring a change in the most recent Form W-
                  -----------
     8ECI, Form W-8BEN or other appropriate Form W-8 previously delivered by such Lender and if no change in law shall have occurred since the date of delivery of such most recent form that would make the delivery of replacement forms hereunder unlawful, deliver to the Agent (two originals) and to the Company (one original) accurate and complete signed originals of Form W-8ECI, Form

     W-8BEN or other appropriate Form W-8 (or any successor forms) in replacement for the forms previously delivered by such Lender; and

            (iv) it shall, promptly upon the request of the Company to that effect, deliver to the Agent and the Company such other accurate and complete forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes or may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement.

     (g)    The Company shall not be required to pay any amounts pursuant to
Section 4.05(a), 4.05(b), 4.05(d), or 4.05(i) to any Lender for the account of
---------------  -------  -------     -------
any Lending Office of such Lender in respect of any sum payable hereunder:

            (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.05(f) in respect of such Lending Office;
           ---------------

            (ii) if such Lender shall have delivered to the Agent a Form W-8ECI or other appropriate Form W-8 in respect of such Lending Office pursuant to Section 4.05(f)(i)(A), 4.05(f)(ii)(A) or 4.05(f)(iii) and such
                 ---------------------  --------------    ------------
     Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8ECI or other appropriate Form W-8; provided, however, that if, notwithstanding
                                 --------  -------
     such change in law, a Lender would be legally able to provide such other forms or information as would reduce or eliminate United States withholding taxes applicable to payments made hereunder, such Lender shall, if requested by the Company, timely provide such forms or other information to the Company, and the Company shall not be required to pay any amounts pursuant to Section 4.05(a), 4.05(c) or 4.05(d) to the extent such amount
                 ---------------  -------    -------
     would not have been owed but for a failure of such Lender to comply with its obligations under this proviso; or

            (iii) if such Lender shall have delivered to the Company a Form W-8BEN or other appropriate Form W-8 in respect of such Lending Office pursuant to Section 4.05(f)(i)(B), 4.05(f)(ii)(B) or 4.05(f)(iii) and such
                 ---------------------  --------------    ------------
     Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN or other appropriate Form W-8; provided, however, that if, notwithstanding such change in law, a
               --------  -------
     Lender would be legally able to provide such other forms or information as would reduce or eliminate United States withholding taxes applicable to payments made hereunder, such Lender shall, if requested by the Company, timely provide such forms or other information to the Company, and the Company shall not be required to pay any amounts pursuant to
     Section 4.05(a), 4.05(c) or 4.05(d) to the extent such amount would not
     ---------------  -------    -------
     have been owed but for a failure of such Lender to comply with its obligations under this proviso.

     (h) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 4.05;
                                                          ------------
provided, however, that such efforts shall not include the taking of any actions
--------  -------
by a Lender that would result in any tax, cost or other expense to such Lender (other than a tax, cost or expense for which such Lender shall have been reimbursed or indemnified by the Company pursuant to this Agreement or otherwise) or any action which would in the reasonable opinion of such Lender have an adverse effect upon its financial condition, operations, business or properties.

     (i) Each Lender agrees to indemnify the Agent and hold the Agent harmless for the full amount of any and all present or future Taxes, Other Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes or Other Taxes imposed by any jurisdiction on amounts payable to Agent under this Section 4.05(i)) which are imposed on or with
                            ---------------
respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Company pursuant to this Section 4.05, whether or not
                                                   ------------
such Taxes, Other Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent makes written demand therefor.

     4.06   Sharing of Payments, Etc. If, other than as provided in Sections
            ------------------------                                --------
4.05, 5.02, 5.03, 5.05 and 5.06 or as otherwise expressly provided elsewhere
-------------------------------
herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact, and
(b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any
                                    --------  -------
portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                                   ARTICLE 5
                        CHANGES IN CIRCUMSTANCES; ETC.
                        ------------------------------

     5.01   Offshore Rate Protection. If with respect to any Interest Period for
            ------------------------
Offshore Rate Loans, the Agent or the Required Lenders determine (a) deposits in Dollars or the applicable Offshore Currency are not being offered to banks in the applicable offshore market for the applicable amount and Interest Period of the requested Offshore Rate Loan, (b) that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for such Interest Period, or (c) by the first day of such Interest Period, the Required Lenders notify the Agent that the Offshore Rate for such Interest Period will not adequately reflect the cost to the Required Lenders of making such Offshore Rate Loans or funding or maintaining their respective Offshore Rate Loans for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon the obligations of the Lenders to make or Continue Loans as Offshore Rate Loans or to Convert Reference Rate Loans into Offshore Rate Loans shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist and any then outstanding Offshore Rate Loans shall at the end of the then current Interest Period for such Loans be Converted into Reference Rate Loans; provided, that
                                                              --------
upon the request of the Required Lenders, the Company shall repay all or any part of any outstanding Offshore Currency Loans (as so requested) with the proceeds of new Reference Rate Loans in the Equivalent Amount of the Offshore Currency Loans to be repaid, and the Company shall be deemed to have requested such Reference Rate Loans, which shall be made by the Lenders without satisfaction of the conditions precedent set forth in Section 7.03.
                                                      ------------

     5.02   Additional Interest on Offshore Rate Loans. The Company shall pay to
            ------------------------------------------
each Lender, on demand of such Lender, (a) as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional amounts as are sufficient to compensate such Lender for such additional or increased costs and (b) in respect of any Offshore Currency Loans, as long as such Lender shall be required under any applicable regulations of the central bank or other relevant Governmental Authority in the country in which the Offshore Currency of such Offshore Currency Loan circulates to maintain reserves with respect to similar liabilities or assets, additional amounts as are sufficient to compensate such Lender for such additional or increased costs.

     5.03   Increased Costs. If, due to either (a) the introduction of or any
            ---------------
change (other than any change by way of imposition of or increase in reserve requirements covered by Section 5.02) in or in the interpretation of any law or
                        ------------
regulation after the date hereof (except to the extent such introduction, change or interpretation affects Taxes or Other Taxes) or (b) the compliance with any guideline or request issued after the date hereof (except to the extent such guideline or request affects Taxes or Other Taxes) from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall, subject to Section 5.08(b),
                                                               ---------------
be liable for, and shall from time to time, upon demand therefor by such Lender to the Company through the Agent, pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs. For purposes of this Section 5.03, the term
                                                      ------------
"Taxes" shall have the meaning specified in Section 4.05(a) without regard to
 -----                                      ---------------
the exclusions set forth in Section 4.05(a).
                            ---------------

     5.04   Illegality. Notwithstanding any other provision of this Agreement,
            ----------
if the introduction of any Requirement of Law, or in the interpretation or administration of any Requirement of Law shall, after the date hereof, make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its applicable Lending Office to make or Continue Committed Loans as Offshore Rate Loans or to Convert Reference Rate Loans into Offshore Rate Loans, or if any Lender determines that a change in national or international financial, political or economic conditions or exchange controls has occurred which would, in the opinion of such Lender, make it impractical for such Lender to make or Continue Committed Loans as Offshore Rate Loans or to Convert Reference Rate Loans into Offshore Rate Loans, then, on notice thereof and demand therefor by such Lender to the Company through the Agent, (a) the obligation of such Lender to make or to Continue Committed Loans as Offshore Rate Loans or to Convert Reference Rate Loans into Offshore Rate Loans shall terminate and (b) the Company shall forthwith prepay in full all Offshore Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the then current Interest Period applicable to each such Offshore Rate Loan if such Lender may lawfully continue to maintain such Offshore Rate Loan to such day, or immediately if such Lender may not lawfully continue to maintain such Offshore Rate Loan to such day, unless the Company, on or prior to the date on which it would otherwise be required to prepay such Offshore Rate Loan, Converts all Offshore Rate Loans of all Lenders then outstanding into Reference Rate Loans; provided, that upon the
                                                        --------
request of the Required Lenders, the Company shall repay all or any part of any outstanding Offshore Currency Loans (as so requested) with the proceeds of new Reference Rate Loans in the Equivalent Amount of the Offshore Currency Loans to be repaid, and the Company shall be deemed to have requested such Reference Rate Loans, which shall be made by the Lenders without satisfaction of the conditions precedent set forth in Section 7.03.
                       ------------

     5.05   Capital Adequacy. In the event that any Lender shall determine that
            ----------------
the compliance with any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's or such corporation's desired return on capital) determines that the amount of such capital is increased as a consequence of such Lender's obligation under this Agreement, then the Company shall, subject to Section 5.08(b), be liable for and shall from time to time,
                  ---------------
upon demand therefor by such Lender through the Agent, pay to the Agent for the account of such Lender such additional amounts as are sufficient to compensate such Lender for such increase.

     5.06   Funding Losses.
            --------------

     (a) If the Company makes any payment or prepayment of principal with respect to any Offshore Rate Loan (including payments made after any acceleration thereof or prepayments made with Reference Rate Loans pursuant to
Section 2.13, 5.01 or 5.04) or Converts any Loan from a Offshore Rate Loan to a
---------------------------
Reference Rate Loan on any day other than the last day of an Interest Period applicable thereto, the Company shall pay to each Lender, upon demand therefor by such Lender, the amount (if any) by which (i) the present value of the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the present value of the interest which would have been recoverable by such Lender by placing such amount so received on deposit in the relevant interbank market for a period starting on the date on which it was so received and ending on the last day of such Interest Period. For purposes of determining present value under this Section 5.06(a), interest amounts shall be discounted at a rate
           ---------------
equal to the sum of (A) the Offshore Rate determined two Business Days before the date on which such principal amount is received for an amount substantially equal to the amount received and for a period commencing on the date of such receipt and ending on the last day of the relevant Interest Period, plus (B) the percentage above the Offshore Rate payable in respect of such Offshore Rate Loan pursuant to Section 2.09(a)(ii).
            -------------------

     (b) If (i) the Company fails to prepay, borrow, Convert or Continue any Offshore Rate Loan after a notice of prepayment, Borrowing, Conversion or Continuation has been given (or is deemed to have been given) to any Lender or
(ii) any Offshore Currency Loan shall be redenominated in Dollars for any purpose hereunder, the Company shall reimburse each Lender, upon demand therefor by such Lender, for any resulting loss and expense incurred by it, including any loss incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender from third parties to fund any Offshore Rate Loan.

     (c) If for any reason any Lender receives all or part of the principal amount of a Bid Loan owed to it prior to the scheduled maturity date thereof, the Company shall, on demand by such Lender, pay such Lender the amount (if any) by which (i) the present value of the additional interest which would have been payable on the amount so received had it not been received until such maturity date exceeds (ii) the present value of the interest which would have been recoverable by such Lender by placing such amount so received on deposit in the London interbank market for a period starting on the date on which it was so received and ending on such maturity date. For purposes of determining present value under this Section 5.06(c), interest amounts shall be discounted at a
                 ---------------
rate equal to the sum of (A) the Offshore Rate determined two Business Days before the date on which such principal amount is received for an amount substantially equal to the amount received and for a period commencing on the date of such receipt and ending on such maturity date, plus (B) the percentage above the Offshore Rate payable in respect of Offshore Rate Loans pursuant to
Section 2.09(a)(ii).
-------------------

     5.07   Funding; Certificates of Lenders.
            --------------------------------

     (a) Each Lender may fulfill its obligation to make, Continue or Convert Loans into Offshore Rate Loans by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Offshore Rate Loans;

provided, however, that such Offshore Rate Loans shall in such event be deemed
--------  -------
to have been made and to be held by such Lender and the obligation of the Company to repay such Offshore Rate Loans shall be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Company hereby consents and agrees that, for purposes of any determination to be made pursuant to Section 5.01, 5.02, 5.03, 5.04 or 5.06, it
                                     ------------------------------    ----
shall be conclusively assumed that each Lender elected to fund all Offshore Rate Loans by a matching deposit or other borrowing in the applicable offshore interbank market.

     (b) Any Lender claiming reimbursement or compensation pursuant to Sections 4.05, 5.02, 5.03, 5.05 and/or 5.06 shall deliver to the Company through
-------------  ----------------        ----
the Agent a certificate setting forth in reasonable detail the basis for computing the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. The Company shall pay to any Lender claiming compensation or reimbursement from the Company pursuant to Sections 5.02, 5.03, 5.05 or 5.06 the amount requested by
                    -------------------------    ----
such Lender no later than five Business Days after such demand.

     5.08   Change of Lending Office; Limitation on Increased Costs.
            -------------------------------------------------------

     (a) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 4.05(c) or (d) or Sections 5.02, 5.03, 5.04 or 5.05
                    ----------------   ----   -------------------------    ----
with respect to such Lender, it will use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize the imposition of any costs and expenses pursuant to such Sections and to designate a different Lending Office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.08 shall affect or
                                           ------------
postpone any of the obligations of the Company or the right of any Lender provided in Section 4.05(c) or (d) or Sections 5.02, 5.03, 5.04 or 5.05.
            ----------------   ----   -------------------- ----    ----

     (b)    Notwithstanding the provisions of Sections 4.05(c), 4.05(d), 5.02,
                                              -------------------------------
5.03 and 5.05, the Company shall only be obligated to compensate any Lender for
----     ----
any amount arising or occurring during (i) any time or period commencing (A) in the case of Section 4.05(c) or (d), not more than six months and (B) in the
            ----------------   ---
case of Sections 5.02, 5.03 or 5.05, not more than three months, prior to the
        -------------------    ----
date on which such Lender notifies the Agent and the Company that such Lender proposes to demand such compensation and (ii) any time or period during which, because of the unannounced retroactive application of any statute, regulation or other basis, such Lender could not have known that such amount might arise or accrue.

     5.09   Replacement of Lenders. The Company may from time to time for
            ----------------------
reasonable cause, as determined by the management of the Company, including invocation of any provision of this Article 5 by any Lender, designate one or
                                    ---------
more banks (any such bank so designated being herein called a "Replacement
                                                               -----------
Lender") willing, in its or their sole discretion, to purchase all of the
------
Committed Loans of any one or more Lenders and each such Lender's rights hereunder (other than any such rights with respect to Bid Loans), without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Committed Loans payable to such Lender plus any accrued but unpaid interest on such Committed Loans and accrued but unpaid facility fees in respect of such Lender's Commitment, if any, and any other amounts payable to such Lender under this Agreement or any other Loan Document (other than with respect to Bid Loans), including any amount payable pursuant to

Section 5.06 as though such Lender's Offshore Rate Loans were being prepaid on
------------
the date of such purchase, and to assume all the obligations of such Lender hereunder (other than with respect to Bid Loans), and, upon such purchase, such Lender shall no longer be a party hereto or have any rights hereunder (except those that pertain to its Bid Loans and those that survive full payment hereunder) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder (other than with respect to Bid Loans).

                                   ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce and to induce the Lenders to extend their Commitments and to make Loans, the Company represents and warrants to the Lenders and the Agent that, on the Closing Date both immediately before and after giving effect to the consummation of the Fort James Acquisition and on each date thereafter upon which these representations and warranties are made or deemed made:

     6.01 Corporate Existence; Compliance with Law. The Company, Offeror, and
          ----------------------------------------
each other Restricted Subsidiary:

     (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

     (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except where the failure to be so qualified is not likely to have a Material Adverse Effect;

     (c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease and operate its properties and to conduct its business as now or currently proposed to be conducted; and

     (d) is in compliance with all Requirements of Law applicable to it and its business except for such non-compliance which is not likely to have a Material Adverse Effect.

     6.02 Corporate Power; Authorization. The execution, delivery and
          ------------------------------
performance by Offeror, and each Loan Party of each of the Loan Documents and each Merger Document to which such Person is a party:

     (a)  are within the respective corporate powers of such Person;

     (b) have been, or prior to such execution will have been, duly authorized by all necessary corporate action, including the consent of shareholders where required;

     (c)  do not:

          (i) contravene the articles or certificate of incorporation or by-laws of such Person;

          (ii)   violate any other Requirement of Law;

          (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation of such Person, except for such conflicts, breaches or defaults which are not likely to have a Material Adverse Effect and which do not subject any Lender or the Agent to any criminal liability or any material civil liability; or

          (iv) result in the creation or imposition of any Lien upon any of the property of any Person; and

     (d) do not require the consent of, authorization by, approval of or notice to, or filing or registration with, any Governmental Authority or any other Person other than (i) as of the Closing Date, those which have been obtained, made or given, are in full force and effect, and which are fully disclosed on
Schedule 6.02(d) and (ii) those which are not required to be obtained, made or
----------------
given as of the Closing Date but which will be obtained, made or given as and when required.

     6.03 Enforceable Obligations. This Agreement, each other Loan Document and
          -----------------------
Merger Document to which Offeror, and any Loan Party is a party have been duly executed and delivered by such Person. This Agreement is, each other Loan Document and Merger Document when delivered hereunder will be, legal, valid and binding obligations of each Person party thereto, enforceable against each such Person in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

     6.04 Taxes. As of the Closing Date, the Company, Offeror, and each other
          -----
Restricted Subsidiary have filed all federal, state, local and foreign tax returns which are required to have been filed in any jurisdiction and have paid all taxes shown to be due thereon or otherwise assessed, to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Person has set aside on its books reserves (adequate in accordance with, and segregated to the extent required by, GAAP) and the non-filing or non-payment of which is not likely to have a Material Adverse Effect.

     6.05 Financial Matters.
          -----------------

     (a) The consolidated balance sheets of the Company and its Subsidiaries as of the last day of the fiscal year ended on January 1, 2000, and the last day of the fiscal quarter ended July 1, 2000, and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year and fiscal quarter (and in the case of such balance sheets and statements for such fiscal year, with reports thereon by Arthur Andersen & Co., independent public accountants), copies of which have been delivered to the Agent and each Lender prior to the execution of this Agreement, fairly present the consolidated financial position of the Company and its Subsidiaries as of the date of said balance sheets and the consolidated results of their operations for the period covered by said statements of income and cash flows, and have been prepared in accordance with GAAP consistently applied in all material respects by the

Company and its Subsidiaries throughout the periods involved, except as set forth in the notes thereto. There are no material liabilities, contingent or otherwise, of the Company or any Subsidiary not reflected in the consolidated balance sheet as of January 1, 2000 or in the notes thereto which are required to be disclosed therein.

     (b) Since January 1, 2000, there has been no Material Adverse Effect and no development which is likely to have a Material Adverse Effect, except as reflected in the Company's periodic reports filed with the Securities and

     (c) There is no material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which is not reflected in the January 1, 2000 consolidated financial statements of the Company and its Subsidiaries or in the notes thereto which are required by GAAP to be disclosed therein and no liability reflected in such notes is likely to have a Material Adverse Effect.

     6.06 Litigation. (a)  As of the Closing Date, there are no pending or, to
          ----------
the knowledge of the Company, threatened, actions or proceedings affecting the Company or any Restricted Subsidiary before any court or other Governmental Authority or any arbitrator that are likely to have a Material Adverse Effect.

     6.07 Subsidiaries.
          ------------

     (a)  (i)  Set forth on Schedule 6.07(a) is a complete and correct list of
                            ----------------
all Restricted Subsidiaries and Unrestricted Subsidiaries of the Company as of the date hereof, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class of its securities outstanding owned by the Company and each other Subsidiary of the Company; (ii) all of the outstanding shares of securities of each of the Subsidiaries of the Company listed on Schedule 6.07(a) have been validly issued,
                                      ----------------
are fully paid and nonassessable and are owned by the Company or another Subsidiary of the Company, free and clear of any Lien, except as otherwise permitted hereunder, and (iii) no Subsidiary of the Company owns any shares of securities of the Company.

     (b)  To the best of the Company's knowledge, (i) set forth on Schedule
                                                                   --------
6.07(b) is a complete and correct list of all Subsidiaries of the Target as of
-------
September 13, 2000, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class of its securities outstanding owned by the Target and each other Subsidiary of the Target; (ii) all of the outstanding shares of securities of each of the Subsidiaries of the Target listed on Schedule 6.07(b) have been
                                                 ----------------
validly issued, are fully paid and nonassessable and are owned by the Target or another Subsidiary of the Target, free and clear of any Lien, except as otherwise permitted hereunder, and (iii) no Subsidiary of the Target owns any shares of securities of the Target.

     6.08 Liens. As of the Closing Date, there are no Liens of any nature
          -----
whatsoever on any properties owned by the Company, Offeror or any other Restricted Subsidiary, other than Permitted Liens.

     6.09 No Burdensome Restrictions; No Defaults.
          ---------------------------------------

     (a) As of the Closing Date, none of the Company or any Restricted Subsidiary is a party to any Contractual Obligation the performance of which is likely to have a Material Adverse Effect.

     (b) As of the Closing Date, no provision or provisions of any applicable Requirement of Law has or is likely to have a Material Adverse Effect. None of the Company or any Restricted Subsidiary is in default under or with respect to any Contractual Obligation which default is likely to have a Material Adverse Effect.

     (d)  No Default or Event of Default has occurred and is continuing.

     6.10 Investment Company Act; Public Utility Holding Company Act. None of
          ----------------------------------------------------------
the Company, Offeror or any Loan Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by the Loan Documents and the Merger Documents will not violate any provision applicable to any such Person of
(a) the Investment Company Act of 1940, as amended, or (b) any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     6.11 Margin Regulations. The making of the Loans by the Lenders and the
          ------------------
use of the proceeds of the Loans by the Company does not violate Regulation T, U, or X of the Federal Reserve Board.

     6.12 Environmental Matters. Except as set forth on Schedule 6.12:
          ---------------------                         -------------

     (a) all facilities and property (including underlying groundwater) presently owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or leased by the Company or its Subsidiaries in material compliance with all Environmental Laws, except for such non-compliance as is not likely to have a Material Adverse Effect;

     (b)  there are no pending or threatened

          (i) claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law which are likely to have a Material Adverse Effect, or

          (ii) claims, complaints, notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law which are likely to have a Material Adverse Effect;

     (c) except for Releases of Hazardous Materials which occurred after the date that the Company or any of its Subsidiaries sold, transferred, assigned or otherwise disposed of its interests in any previously owned or leased property, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by any such Person that are likely to have a Material Adverse Effect;

     (d) the Company and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses except for such non-compliance as is not likely to have a Material Adverse Effect;

     (e) (i) no property presently owned or leased by the Company or any of its Subsidiaries and (ii) to the best of the knowledge of the Company, no property previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing (1) on the National Priorities List pursuant to CERCLA or (2) on any similar published state list of sites requiring investigation or clean-up where the cost of clean-up could reasonably be expected to have a Material Adverse Effect;

     (f) to the knowledge of the Company, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that are likely to have a Material Adverse Effect;

     (g) the Company or any of its Subsidiaries has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar published state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, except for such claims which are not likely to have a Material Adverse Effect;

     (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Company or any of its Subsidiaries that are likely to have a Material Adverse Effect; and

     (i) to the knowledge of the Company, no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, are likely to have a Material Adverse Effect.

     6.13 Labor Matters. Except as set forth on Schedule 6.13, there are no
          -------------                         -------------
strikes or other labor disputes or grievances or charges or complaints with respect to any employee or group of employees pending or, to the knowledge of the Company, threatened against the Company or any Restricted Subsidiary which are likely to have a Material Adverse Effect.

     6.14 ERISA Plans.   During the twelve-consecutive-month period prior to the
          -----------
Closing Date, no steps have been taken to terminate any Pension Plan (other than a standard termination as defined in Section 4041(b) of ERISA for which a commitment to make the terminating Pension Plan sufficient is not required), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. Other than liability for benefit payments or contributions in the ordinary course, no condition exists or event or transaction has occurred with respect to any Plan which is likely to result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Each Plan complies with the applicable provisions of ERISA and the Code, except where such non-compliance is not likely to have a Material Adverse Effect. Except as disclosed on Schedule 6.14, neither
                                                          -------------
the Company nor any Subsidiary of the Company has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

     6.15 Swap Obligations. None of the Company nor any of its Restricted
          ----------------
Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     6.16 Full Disclosure. None of the representations or warranties made by the
          ---------------
Company, any Restricted Subsidiary, or Offeror in the Loan Documents and Merger Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company, any Restricted Subsidiary or Offeror in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date) and the Merger Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or otherwise necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.17 Compliance with Merger Documents. Each of the Company, Offeror, its
          --------------------------------
other Restricted Subsidiaries, Target and Target's Subsidiaries are in compliance with all material terms of each of the Merger Documents to which such Person is a party. Each of the representations and warranties of each party to the Merger Agreement, including Target, are true and correct except as to such misrepresentations that could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 7
                             CONDITIONS PRECEDENT
                             --------------------

     7.01 Conditions Precedent to the First Loan. The obligation of each Lender
          --------------------------------------
to make its initial Extension of Credit is subject to the satisfaction of the condition precedent that the Agent shall have received the following, each, unless otherwise specified below, dated as of the Closing Date, in form and substance satisfactory to the Agent and its counsel:

     (a)  Board Resolutions; Incumbency Certificates.  A certificate of the
          ------------------------------------------
Secretary or an Assistant Secretary of each Loan Party certifying (i) the resolutions of the Board of Directors of such Person approving each Loan Document and Merger Document to which such Person is a party and the transactions contemplated hereby and thereby, (ii) all documents evidencing other necessary corporate action, if any, by each such Person with respect to each Loan Document and Merger Document to which such Person is a party and (iii) the names and signatures of the officers of each such Person authorized to act with respect to each Loan Document and Merger Document executed by it, upon which certificate the Agent and each Lender may conclusively rely until they shall have received a further certificate of the Secretary or Assistant Secretary of such Person canceling or amending such prior certificate;

     (b)  Articles of Incorporation; By-Laws and Good Standing.  Each of the
          ----------------------------------------------------
following documents:

          (i) the articles or certificate of incorporation of each Loan Party as in effect on the Closing Date, certified (A) by the Secretary of State of the state of incorporation of such Person as of a date reasonably close to the Closing Date, and (B) by the Secretary or an Assistant Secretary of such Person as of the Closing Date, and the by-laws of each Loan Party, as in effect on the Closing Date, certified by the Secretary or an Assistant Secretary of such Person as of the Closing Date; and

          (ii) a good standing certificate for each Loan Party from the Secretary of State of the state of incorporation of such Person as of a date reasonably close to the Closing Date;

     (c)  Subsidiary Guaranty (Multi-Year Revolving Credit Facility).  A
          ----------------------------------------------------------
guaranty, duly executed by each Principal Subsidiary, in substantially the form of Exhibit 7.01(c) (the "Subsidiary Guaranty (Multi-Year Revolving Credit
   ----------------      ------------------------------------------------
Facility)");
---------

     (d)  Legal Opinions.  A favorable opinion addressed to the Agent and all
          --------------
Lenders from counsel to the Company and its Subsidiaries, in substantially the form of Exhibit 7.01(d) (which opinion the Company and its Subsidiaries hereby
        ---------------
expressly instruct such counsel to prepare and deliver);

     (e)  Contribution Agreement (Multi-Year Revolving Credit Facility).  A duly
          -------------------------------------------------------------
executed copy of the Contribution Agreement, in substantially the form of
Exhibit 7.01(e) (the "Contribution Agreement (Multi-Year Revolving Credit
---------------       ---------------------------------------------------
Facility)");
---------

     (f)  Termination of the 1999 Credit Agreements and the Fort James Credit
          -------------------------------------------------------------------
Agreement.  Each of the 1999 Credit Agreement, the 1999 NAT Credit Agreement and
---------
the Fort James Credit Agreement and the commitments of the lenders thereunder shall have been terminated and all loans owing to the lenders thereunder shall have been paid in full (or the commitments of the lenders thereunder will be terminated and all loans owing to the lenders thereunder will be paid in full substantially contemporaneously with the events to occur on the Closing Date);

     (g)  Merger Documents.  A certificate of a Responsible Officer of the
          ----------------
Company that the acquisition by Offeror of at least two-thirds of the shares of the Company Common Stock (as defined in the Merger Agreement) in fulfillment of the Minimum Condition under and as defined in the Merger Agreement shall be consummated simultaneously with the disbursement of the initial Loans in accordance with (i) the Merger Agreement, without any waiver or amendment not consented to by the Lenders of any term, provision or condition set forth therein if such waiver or amendment would adversely affect the Company, the Offeror, the Lenders or the Agent, and (ii) all applicable Requirements of Law of any Governmental Authority;

     (h)  Certain Amounts.  A flow of funds and disbursement schedule, certified
          ---------------
by a Responsible Officer of the Company, demonstrating that the total purchase price to be paid by Offeror in connection with the completion of the Fort James Acquisition shall not exceed $6,500,000,000;

     (i)  Certificate.  A certificate of a Responsible Officer of the Company
          -----------
certifying that (i) at least two-thirds of the shares of Company Common Stock (as defined in the Merger Agreement) shall have been tendered in fulfillment of the Minimum Condition under and as defined in the Merger Agreement, (ii) each condition precedent set forth in Article VIII of the Merger Agreement (other than in Section 8.01(e) thereof) shall have occurred and (iii) none of the conditions set forth in Annex 1 of the Merger Agreement shall have occurred;

     (j)  Pro Forma Balance Sheet.  A pro forma consolidated balance sheet of
          -----------------------
the Company as of September 30, 2000 giving effect to the Fort James Acquisition, certified by a Responsible Officer of the Company;

     (k)  Merger Agreement, etc.  Copies certified by a Responsible Officer of
          ----------------------
the Company of the executed Merger Agreement and each of the other Merger Documents required to be delivered pursuant to the Merger Agreement;

     (l)  Evidence of Authority, etc.  Copies of such evidence of corporate
          ---------------------------
authority and good standing with respect to the Merger Documents as were delivered or will be delivered in connection with the Merger Agreement; and

     (m)  Other Agreements.  Simultaneously with the Loans being funded
          ----------------
hereunder, Bank of America, as agent under the Asset Disposition Bridge Facility, Capital Markets Bridge Facility, Timber Disposition Bridge Facility and 18-Month Revolver, will have notified the lenders under such facilities that the "Closing Date" under such facilities shall have occurred.

     7.02 Additional Conditions Precedent to the First Loan. The obligation of
          -------------------------------------------------
of each Lender to make its initial Extension of Credit is subject to the further conditions precedent that:

     (a)  No Material Adverse Effect.  (i) Except as disclosed in the Company's
          --------------------------
SEC Reports (as defined in the Merger Agreement) filed on or before July 16, 2000 or in the Company's Disclosure Schedule to the Merger Agreement, there shall not have occurred a material adverse change since January 1, 2000 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date; and (ii) except as disclosed in the Target's SEC Reports (as defined in the Merger Agreement) filed on or before July 16, 2000 or in the Target's Disclosure Schedule to the Merger Agreement, there shall not have occurred a material adverse change since December 26, 1999 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Target and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date.

     (b)  Margin Regulations.  All Loans made by the Lenders shall be in full
          ------------------
compliance with all applicable Requirements of Law, including Regulations T, U and X of the Federal Reserve Board.

     (c)  Fees Costs and Expenses.  The Company shall have paid all fees
          -----------------------
referred to in Section 4.01 to the extent then due and payable and any other
               ------------
fees then due and payable, including, without limitation, to the Arrangers, and all reasonable costs and expenses referred to in Section 12.04 (including legal
                                                 -------------
fees and expenses) and any indemnity pursuant to Section 12.05 which, in each
                                                 -------------
case, may be then due and payable.

     (d)  Company Officer's Certificate.  The Company shall have delivered to
          -----------------------------
the Agent a certificate from a Responsible Officer of the Company in substantially the form of Exhibit 7.02(d) as to the satisfaction of the
                          ----------------
conditions set forth in this Section 7.02 and to the effect that on the Closing
                             ------------
Date, the representations and warranties contained in Article 6 are correct.
                                                      ---------

     7.03 Conditions Precedent to Each Committed Loan and Letter of Credit. The
          ----------------------------------------------------------------
obligation of each Lender to make any Extension of Credit shall be subject to the further conditions precedent that:

     (a)  Notice of Borrowing.  The Agent shall have received a Notice of
          -------------------
Borrowing as required by Section 2.02 or a Notice of Conversion/Continuation as
                         ------------
required by Section 2.11 or in the case of any Issuance of any Letter of Credit,
            ------------
the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.
                                         ------------

     (b)  Accuracy of Representations; No Default; Etc.  The following
          --------------------------------------------
statements shall be true on the date of each Committed Loan, Conversion, Continuation, or Issuance Date, as the case may be, before and after giving effect thereto:

          (i)  the representations and warranties contained in Article 6
                                                               ---------
     (excluding, in the case of Conversions and Continuations, Section 6.05(b))
                                                               ---------------
     are correct on and (except for representations and warranties relating solely to a particular point in time) as of such date as though made on and as of such date; and

          (ii) no Default or Event of Default has occurred and is continuing or would result from such Committed Loan, Conversion or Continuation being made or Letter of Credit being Issued on such date.

     (c)  Other Assurances.  The Agent shall have received such other approvals,
          ----------------
opinions or documents as any Lender through the Agent may reasonably request related to the transactions contemplated hereby.

     7.04 Conditions Precedent to Each Bid Borrowing.  The obligation of each
          ------------------------------------------
Lender which is to make a Bid Loan in connection with a Bid Borrowing (including the initial Bid Borrowing) to make such Bid Loan shall be subject to the further conditions precedent:

     (a)  Promissory Notes.  If so requested by such Lender, the Company shall
          ----------------
have delivered to such Lender a promissory note in the form of Exhibit 2.05(c)
                                                               ---------------
evidencing the Indebtedness of the Company in respect of such Bid Loan.

     (b)  Accuracy of Representations; No Default; Etc.  The following
          --------------------------------------------
statements shall be true on the date of each Bid Borrowing, before and after giving effect thereto and to the application of the proceeds from the Bid Loans being made on such date:

          (i)  the representations and warranties contained in Article 6 are
                                                               ---------
     correct on and (except for representations and warranties relating solely to a particular point in time) as of such date as though made on and as of such date; and

          (ii) no Default or Event of Default has occurred and is continuing or would result from such Bid Loan being made on such date.

                                   ARTICLE 8
                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Company agrees that as long as the obligations of the Lenders to make Loans shall remain in effect or any Letter of Credit remain outstanding and until all Obligations shall have been paid or performed in full, unless the Required Lenders shall otherwise consent in writing:

     8.01 Application of Proceeds. The Company will apply the proceeds of the
          -----------------------
Loans hereunder to:

     (a) partially finance the Fort James Acquisition and pay fees and expenses related thereto in an amount not to exceed $3,250,000,000; and

     (b) finance the ongoing working capital and other general corporate requirements (including the making of capital expenditures), of the Company and its Subsidiaries not in contravention of any Requirement of Law or any Loan Document.

     8.02 Compliance with Laws, Etc. The Company will comply, and cause each of
          -------------------------
its Subsidiaries to comply, in all material respects with all applicable Requirements of Law except for such non-compliance as is being contested in good faith by appropriate proceedings or is not likely to have a Material Adverse Effect.

     8.03 Payment of Taxes, Etc. The Company will pay and discharge, and cause
          ---------------------
each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims and all taxes, assessments and governmental charges or levies except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Company in accordance with, and to the extent required by, GAAP, or if such non-payment (individually and in the aggregate with all other such non-payments) is not likely to have a Material Adverse Effect.

     8.04  Maintenance of Insurance. The Company will maintain, and cause each
           ------------------------
of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and such Subsidiaries operate; provided,
                                                                       --------
however, that the Company and its Subsidiaries may self-insure to the extent
-------
that the Company or any such Subsidiary may in its discretion determine; and provided, further, that the Company may maintain insurance on behalf of any of
--------  -------
of its Subsidiaries. Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to, maintain insurance coverages that are at least substantially the same as the insurance coverages maintained on the Closing Date.

     8.05 Preservation of Corporate Existence, Etc. The Company will preserve
          ----------------------------------------
and maintain, and cause each Restricted Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises, except as permitted under Section 9.03 or except to the extent that the failure by the
                ------------
Company or any such Restricted Subsidiary to comply with the foregoing is not likely to have a Material Adverse Effect.

     8.06 Access. The Company will from time to time, during normal business
          ------
hours upon reasonable notice, or, if a Default or an Event of Default shall have occurred and be continuing, at any time upon notice to an officer of the Company having at least the rank of Vice President, permit the Agent, any Lender and any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their respective officers.

     8.07 Keeping of Books. The Company will keep proper books of record and
          ----------------
account, in which full and correct entries, on a consolidated basis for the Company and its Subsidiaries, shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP consistently applied.

     8.08 Maintenance of Properties, Etc. The Company will maintain and
          ------------------------------
preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties in good repair, working order and condition, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided,
                                                                     --------
however, that nothing in this Section 8.08 shall prevent the Company or any of
-------                       ------------
its Subsidiaries from discontinuing the maintenance or preservation of any of its properties if such discontinuance is, in the opinion of the Company, desirable in the conduct of its business and is not likely to have a Material Adverse Effect.

     8.09 Financial Statements. The Company will furnish to the Agent (to be
          --------------------
be promptly distributed to the Lenders), with sufficient copies for the Lenders:

     (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and the related statements of income and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

     (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such year; and

     (c) at the same time it furnishes each set of financial statements pursuant to Sections 8.09(a) and (b), (i) a certificate of a Responsible Officer
            -----------------    ---
of the Company to the effect that no Default or Event of Default has occurred and is continuing (or if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and the action which the Company proposes to take with respect thereto) and (ii) a compliance certificate in substantially the form of Exhibit 8.09(c).
                             ---------------

     8.10   Reporting Requirements. The Company will furnish to the Agent (to be
            ----------------------
promptly distributed to the Lenders), with sufficient copies for the Lenders:

     (a) promptly and in any event within three Business Days after the Company becomes aware of the existence of any Default or Event of Default, notice by telephone or facsimile specifying the nature of such Default or Event of Default, which notice, if given by telephone, shall be promptly confirmed in writing within five Business Days;

     (b) promptly after the sending or filing thereof, copies of all reports which the Company sends to its security holders generally and copies of all reports and registration statements which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange (including the Company's Quarterly Report on Form 10-Q and Annual Report on Form 10-K);

     (c) promptly but not later than three Business Days after the Company becomes aware of any change by Moody's or S&P in its Debt Rating, or of the rating determined on the Post-Acquisition Rating Date, notice by telephone or facsimile of such change or rating; and

     (d) such other information respecting the business, prospects, properties, operations or condition, financial or otherwise of the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     8.11 ERISA Plans. The Company will maintain and operate, and cause each to
          -----------
maintain and operate, each Plan in material compliance with ERISA and the Code and all applicable regulations thereunder.

     8.12 Environmental Compliance; Notice. The Company will, and will cause
          --------------------------------
each of its Subsidiaries to:

     (a) endeavor to use and operate all of its facilities and properties in substantial compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in substantial compliance therewith, and handle all Hazardous Materials in substantial compliance with all applicable Environmental Laws;

     (b) promptly upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, evaluate such claims, complaints, notices and inquiries and forward copies of (i) all such claims, complaints, notices and inquiries which individually are likely to have a Material Adverse Effect and
(ii) all such claims, complaints, notices and inquiries, arising from a single occurrence which together are likely to have a Material Adverse Effect, and endeavor to promptly resolve all such actions and proceedings relating to compliance with Environmental Laws; and

     (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section
                                                                      -------
8.12.
-----

     8.13 New Subsidiaries. If the Company or any of its Subsidiaries at any
          ----------------
time after the date hereof acquires, forms, or establishes any Principal Subsidiary or any Subsidiary becomes a Principal Subsidiary, the Company shall cause any such Principal Subsidiary to promptly (a) execute and deliver to Agent each of the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and the Contribution Agreement (Multi-Year Revolving Credit Facility) by executing and delivering the supplements thereto in the form attached as Exhibit 8.13(a); and
                                                           ---------------
(b) provide such evidence of due authorization, execution, and delivery of such Loan Documents as the Agent or the Required Lenders may reasonably require. In addition to the foregoing, the Company will cause the Target to execute and deliver to each of the Lenders, promptly upon consummation of the Fort James Acquisition, an Assumption Agreement in the form of Exhibit 8.13(b) pursuant to
                                                    ---------------
which the Target will expressly assume all obligations of the Offeror under the Subsidiary Guaranty and Contribution Agreement.

     8.14 Merger Agreement. The Company will cause Offeror to comply with each
          ----------------
of its obligations under the Merger Agreement.

                                   ARTICLE 9
                              NEGATIVE COVENANTS
                              ------------------

     The Company agrees that as long as the obligations of the Lenders to make Loans shall remain in effect or any Letter of Credit remain outstanding and until all Obligations shall have been paid or performed in full, unless the Required Lenders shall otherwise consent in writing:

     9.01 Liens, Etc. The Company shall not create or assume and shall not
          ----------
permit any Restricted Subsidiary to create or assume, any Lien upon or with respect to any of its Principal Properties or shares of capital stock or Indebtedness of any Restricted Subsidiary, whether now owned or hereafter acquired, without making effective provision, and the Company in such case will make or cause to be made effective provision, whereby the Obligations shall be secured by such Lien equally and ratably with any and all other Indebtedness or obligations thereby secured, so long as such other Indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to any of the following:

     (a)  Liens existing on the Closing Date and set forth on Schedule 9.01;
                                                              -------------

     (b) Liens on any Principal Property acquired, constructed or improved after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, or pursuant to financing arrangements for which a firm commitment is made by a bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) within 120 days after, the completion of such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or, in addition to Liens contemplated by Sections
                                                                      --------
9.01(c) and 9.01(d), Liens on any Principal Property existing at the time  of
--------------------
acquisition thereof; provided, however, that in the case of any such
                     --------  -------
acquisition, construction or improvement the Lien shall not apply to any property theretofore owned by the Company and/or one or more Restricted Subsidiaries other than, in the case of such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

     (c) Liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or existing at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company, or to a Restricted Subsidiary;

     (d) Liens on property or shares of capital stock of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

     (e) Liens to secure Indebtedness of a Restricted Subsidiary to the Company or one or more Restricted Subsidiaries;

     (f) Liens in favor of the United States of America or any State thereof, or any department, agency or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

     (g) Liens on timberlands in connection with an arrangement under which the Company and/or one or more Restricted Subsidiaries are obligated to cut or pay for timber in order to provide the lienholder with a specified amount of money, however determined;

     (h) Liens created or assumed in the ordinary course of the business of exploring for, developing or producing oil, gas or other minerals (including in connection with borrowings of money for such purposes) on, or on any interest in, or on any proceeds from the sale of, property acquired or held for the purpose of exploring for, developing or producing oil, gas or other minerals, or production therefrom, or proceeds of such production, or material or equipment located on such property;

     (i) Liens in favor of any customer arising in respect of performance deposits and partial, progress, advance or other payments made by or on behalf of such customer for goods produced or to be produced or for services rendered or to be rendered to such customer in the ordinary course of business, which Liens shall not exceed the amount of such deposits or payments;

     (j) Liens on the property of the Company or any Restricted Subsidiary incurred or pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employer plans subject to ERISA;

     (k) Liens pertaining to receivables or other accounts sold by the Company or any of its Restricted Subsidiaries pursuant to a receivables sale transaction in favor of the purchaser or purchasers of such receivables or other accounts;

     (l) purchase money liens or purchase money security interests upon or in any other property acquired by the Company or any Restricted Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;

     (m)  extensions, renewals and replacements of Liens referred to in Section
                                                                        -------
9.01(a) through (l) or this Section 9.01(m), provided, however, that the
--------        ----        ---------------  --------  -------
Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement, and such extension, renewal or replacement shall be limited to all or part of the property or assets which secured the Lien extended, renewed or replaced (plus improvements on such property);

     (n) Liens imposed by law, such as workers', materialmen's, mechanics', warehousemen's, carriers', lessors', vendors' and other similar Liens incurred by the Company or any Restricted Subsidiary arising in the ordinary course of business which secure its obligations to any Person;

     (o) Liens created by or resulting from any litigation or proceedings which are being contested in good faith by appropriate proceedings; Liens arising out of judgments or awards against the Company and/or one or more Restricted Subsidiaries with respect to which the Company and/or such Restricted Subsidiary or Restricted Subsidiaries are in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company and/or one or more Restricted Subsidiaries for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company and/or such Restricted Subsidiary or Restricted Subsidiaries are a party;

     (p) Liens for taxes, assessments or other governmental charges or levies, either not yet due and payable or to the extent that non-payment thereof shall be permitted by Section 8.03, and landlord's liens on property held under lease
                ------------
and tenants' rights under leases;

     (q) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not materially impair the value of any parcel of property material to the operation of the business of the Company and its Restricted Subsidiaries taken as a whole or the value of such property for the purpose of such business; and

     (r) Liens arising in connection with Sale-Leaseback Transactions permitted by Section 9.02 or as required by Section 3.07.
   ------------                   ------------

Notwithstanding anything herein to the contrary, and notwithstanding the timing of the Target becoming a Restricted Subsidiary hereunder, nothing herein shall restrict the ability of either the Offeror or the Company from disposing of or granting a Lien on the capital stock of the Target until such time as such capital stock shall cease to be "margin stock" within the meaning of Regulations T, U and X of the Federal Reserve Board.

     9.02   Sale-Leaseback Transactions.  The Company shall not, and shall not
            ---------------------------
permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company and/or one or more Restricted Subsidiaries of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and one or more Restricted Subsidiaries or between Restricted Subsidiaries) which property has been or is to be sold or transferred by the Company and/or such Restricted Subsidiary or Restricted Subsidiaries to such Person (a "Sale-Leaseback Transaction") unless (a) the Company and/or such
                --------------------------
Restricted Subsidiary or Restricted Subsidiaries would be entitled to incur Indebtedness secured by a Lien on such property without equally and ratably securing the Obligations pursuant to the provisions of Section 9.01, or (b) the
                                                       ------------
Company shall apply or cause to be applied an amount equal to the Value of such Sale-Leaseback Transaction within 120 days of the effective date of any arrangement (i) to the retirement of Indebtedness for Borrowed Money incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness for borrowed money owed to the Company and/or one or more Restricted Subsidiaries) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence or assumption of such indebtedness and which is senior in right of payment to, or ranks pari passu with, the Loans, or (ii) to the purchase of other property
      ---- -----
which will constitute "Principal Property" having a fair value in the opinion of the Board of Directors of the Company at least equal to the Value of such Sale-Leaseback Transaction, or (c) the Company shall use the net proceeds to repay Loans hereunder.

     Notwithstanding the provisions of Sections 9.01 and 9.02, the Company and
                                       -------------     ----
any one or more of its Restricted Subsidiaries may nevertheless create or assume Liens which would otherwise require securing of the Obligations under said provisions, and enter into Sale-Leaseback Transactions without compliance with either Section 9.02(b) or 9.02(c), provided that the aggregate amount of all
       --------------------------  --------
such Liens and Sale-Leaseback Transactions permitted by Section 9.02 of this
                                                        ------------
Agreement and Section 8.02 of the Asset Disposition Bridge Facility, Capital
              ------------
Markets Bridge Facility, and 18-Month Revolver at any time outstanding (as measured by the sum of (a) all Indebtedness secured by all such Liens then outstanding or to be so created or assumed, but excluding secured Indebtedness permitted under the exceptions in Section 9.01, and (b) the Value of all such
                                  ------------
Sale-Leaseback Transactions then outstanding or to be so entered into, but excluding such transactions in which indebtedness is retired or property is purchased or Loans under any of the Asset Disposition Bridge Facility or Capital Markets Bridge Facility are repaid, or, if no such amounts are outstanding, if Loans under this Agreement or the 18-Month Revolver are repaid) shall not exceed 10% of Net Tangible Assets.

     9.03   Mergers, Etc.  The Company shall not merge or consolidate with or
            ------------
into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, whether now owned or hereafter acquired, to any Person; provided,
                                                                --------
however, that the Company may merge or consolidate with or into any
-------
corporation (whether or not affiliated with the Company) or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, to any other corporation (whether or not affiliated with the Company) authorized to acquire or operate the same, so long as (a) either (x) in the case of such merger or consolidation, the Company is the surviving corporation or (y) if either (i) in the case of such merger or consolidation, if the Company is not the surviving corporation, or (ii) upon any such conveyance, transfer, lease or other disposition, the surviving or transferee corporation expressly assumes the due and punctual payment of all Obligations according to their terms and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Company; and (b) after giving effect to such transaction, no Default or Event of Default exists and the Company or such surviving Person, as applicable, has demonstrated its compliance with Section
                                                                      -------
9.08 to the reasonable satisfaction of the Required Lenders.
----

     9.04   Transactions with Affiliates.  The Company shall not enter into or
            ----------------------------
be a party to, or permit any of its Restricted Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Company except (a) as may be permitted under Sections 9.01, 9.02, or 9.03 or (b) transactions in the
                   -------------  ----     ----
ordinary course of business which are not likely to have a Material Adverse Effect.

     9.05   Accounting Changes.  The Company (a) shall not make, or permit any
            ------------------
of its Subsidiaries to make, any significant change in accounting treatment and reporting practices except as permitted or required by GAAP or the Securities and Exchange Commission and (b) shall not designate a different fiscal year other than a fiscal year that ends on the closest Saturday to December 31 of each year.

     9.06   Margin Regulations.  Company shall not use the proceeds of any Loan
            ------------------
in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     9.07   Negative Pledges, Etc.  The Company shall not, and shall not
            ---------------------
permit any Restricted Subsidiary to, enter into any agreement prohibiting compliance by the Company with the provisions of the introduction to Section
                                                                     -------
9.01 or restricting the ability of the Company or any other Loan Party to amend
----
or otherwise modify this Agreement or any other Loan Document.

     9.08   Leverage Ratio.  The Company shall not permit the ratio of (a)
            --------------
Funded Indebtedness on the last day of any fiscal quarter to (b) EBITDA for the Measurement Period ending on such date plus, for periods ending before the Fort
                                       ----
James Acquisition, Target EBITDA for such periods to be greater than (i) for fiscal quarters ending before the earlier of the date six months after the Closing Date and the date on which all of the loans under each of the Asset Disposition Bridge Facility and Timber Disposition Bridge Facility shall have been repaid in full and each of such Agreements shall have been terminated, 4.50 to 1.0 and (ii) for fiscal quarters ending thereafter, 4.0 to 1.00.

     9.09   Minimum Net Worth.  The Company shall not permit Net Worth,
            -----------------
measured as of the end of each fiscal quarter, to be less than the sum of (a) 80% of the Net Worth as at the Closing Date based upon the pro forma balance sheet of the Company delivered pursuant to Section 7.01(j) plus (b) 50% of
                                           --------------- ----
quarterly net income (with no deduction for net losses) for the fiscal quarter ending after the Closing Date and each fiscal quarter thereafter plus (c) 100%
                                                                 ----
of
the net proceeds to the Company of new capital stock or other equity interests issued by the Company or any Restricted Subsidiary after the Closing Date.

     9.10   Modification of Merger Agreement.  The Company will not, and will
            --------------------------------
not permit the Offeror or any successor to, consent to any material modification, supplement or waiver of any provision of the Merger Agreement without the prior written consent of the Required Lenders.

                                  ARTICLE 10
                               EVENTS OF DEFAULT
                               -----------------

     10.01  Events of Default.  term "Event of Default" shall mean any of the
            -----------------         ----------------
events set forth in this Section 10.01.
                         -------------

     (a)    Non-Payment.  The Company shall (i) fail to pay any principal of
            -----------
any Loan when the same shall become due and payable; or (ii) fail to pay any interest on any Loan or fail to pay any fee due under this Agreement within three Business Days after the same shall become due and payable; or

     (b)    Representations and Warranties.  Any representation or warranty
            ------------------------------
made by the Company in this Agreement or by any Loan Party in any other Loan Document or in any certificate, document or financial or other statement delivered at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect or untrue in any material respect when made or deemed made; or

     (c)    Specific Defaults.  The Company shall fail to perform or observe
            -----------------
any term, covenant or agreement contained in Sections 8.01, 8.05, 8.06 or
                                             -------------  ----------
8.10(a) or Article 9; or
-------    ---------

     (d)    Other Defaults.  The Company shall fail to perform or observe any
            --------------
other term or covenant contained in this Agreement or any Loan Party shall fail to perform any other term or covenant in any other Loan Document, and such Default shall continue unremedied for a period of 30 days after the date upon which written notice thereof shall have been given to the Company by the Agent at the request of the Required Lenders or otherwise; or

     (e)    Default under Other Agreements.  Any "Event of Default" shall
            ------------------------------
occur and be continuing under any of the 18-Month Revolver, Asset Disposition Bridge Facility, Capital Markets Bridge Facility or Timber Disposition Bridge Facility or any default shall occur and be continuing under the terms applicable to:

            (i) any Funded Indebtedness or any Indebtedness or items of Indebtedness of the Company or any of its Subsidiaries (other than under this Agreement or any other Loan Document) which Funded Indebtedness or Indebtedness, as the case may be, has an aggregate outstanding principal amount of $100,000,000 or more, or

            (ii) under one or more Swap Contracts of the Company or any of its Subsidiaries resulting in aggregate Swap Termination Values of the Company and its Subsidiaries of $100,000,000 or more and, in either of the above cases, such default shall:

                   (A) consist of the failure to pay such Indebtedness or such net obligations when due (whether at scheduled maturity, upon early termination, by required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace period; or

                   (B) result in, or continue unremedied and unwaived for a
            period of time sufficient to permit, the acceleration of such Indebtedness or the early termination of any such Swap Contract; or

     (f)    Bankruptcy or Insolvency. The Company or any Restricted Subsidiary
            ------------------------
shall:

            (i) generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

            (ii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect;

            (iii) seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

            (iv)   make a general assignment for the benefit of creditors; or

            (v)    take any corporate action to authorize any of the foregoing;
     or

     (g)    Involuntary Proceedings.  An involuntary case or other proceeding
            -----------------------
shall be commenced against the Company or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any-substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (h)    Monetary Judgments.  One or more judgments or orders for the payment
            ------------------
of money exceeding in the aggregate $75,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been initiated by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied or unstayed for a period of 30 days; or

     (i)    Pension Plans. Any of the following events shall occur with respect
            -------------
to any Pension Plan:

            (i) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member could reasonably expect to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan or the PBGC, in excess of $75,000,000; or

            (ii) a contribution failure occurs with respect to any Pension Plan which gives rise to a Lien under Section 302(f) of ERISA with respect to a liability or obligation in excess of $75,000,000; or

     (j)    Change in Control. The acquisition by any Person or group (within
            -----------------
the meaning of Rule 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of either (i) 33-1/3% or more of the outstanding shares of voting stock of the Company or (ii) the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise; or

     (k)    Impairment of Certain Documents. Except as otherwise expressly
            -------------------------------
permitted in any Loan Document, any of the Loan Documents shall terminate or cease in whole or in part to be the legally valid, binding, and enforceable obligation of the relevant Loan Party, or such Loan Party or any Person acting for or on behalf of any Loan Party, contests such validity, binding effect or enforceability, or purports to revoke any Loan Document; or

     10.02  Remedies. If any Event of Default shall have occurred and be
            --------
continuing:

     (a) The Agent shall at the request of, or may with the consent of, the Required Lenders, declare the Commitments and the commitment of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon the Commitments and such commitments shall forthwith be terminated; and/or

     (b) The Agent shall at the request of, and may with the consent of, the Required Lenders, declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, which amount the Company shall immediately Cash Collateralize in full, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other Obligations payable hereunder or under any other Loan Document to be immediately due and payable, whereupon the Loans, all such interest and all such Obligations shall become and be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and/or

     (c) The Agent shall at the request of, and may with the consent of, the Required Lenders, exercise all rights and remedies available to it as Agent under any Loan Document;

provided, however, that upon the occurrence of any Event of Default specified in
-----------------
Section 10.01(f)(ii) or Section 10.01(g) or in the event of an actual or deemed
---------------------   -----------------
entry of an order
for relief with respect to the Company or any of its Subsidiaries under any bankruptcy, insolvency or other similar law now or hereafter in effect, the Commitments and the commitment of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest accrued thereon and all other Obligations shall automatically become due and payable without further action of the Agent or any Lender. Notwithstanding anything else provided herein, upon the occurrence and the continuance of an Event of Default, any of the Agent and the Lenders may exercise any and all remedies available to it under law and equity.

                                  ARTICLE 11
                                   THE AGENT
                                   ---------

     11.01  Appointment.  Each Lender hereby irrevocably appoints, designates
            -----------
and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided,
                                                                    --------
however, that the Issuing Bank shall have all of the benefits and immunities (i)
-------
provided to the Agent in this Article 11 with respect to any acts taken or
                              ----------
omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article 11, included the Issuing Bank with respect
                              ----------
to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     11.02  Delegation of Duties.  The Agent may execute any of its duties
            --------------------
under this Agreement or any other Loan Document by or through its employees, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     11.03  Liability of Agent.  None of the Agent-Related Persons shall be
            ------------------
(a) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any of its officers contained in this Agreement or by any

Loan Party or any officer of any thereof in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of any collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company or any other Loan Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books or records of the Company or any of its Subsidiaries.

     11.04  Reliance by Agent.
            -----------------

     (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon any advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except to the extent expressly provided in Section 12.02,
                                                                 -------------
the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or the consent of the Required Lenders and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans or any portion thereof.

     (b) For purposes of determining compliance with the conditions specified in Sections 7.01 and 7.02, each Lender shall be deemed to have consented to,
   -------------     ----
approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lender shall not have made available to the Agent such Lender's Commitment Percentage of such Borrowing.

     11.05  Notice of Default.  The Agent shall not be deemed to have
            -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Lenders, unless the Agent shall have received notice from a Lender or the Company referring to this Agreement or any other Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article 10; provided,
                                                        ----------  --------
however, that unless and until the Agent shall have received any such request
-------
from the Required Lenders, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     11.06  Credit Decision.  Each Lender expressly acknowledges that no
            ---------------
Agent-Related Person has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, no Agent-Related Person shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries which may come into the possession of any Agent-Related Person.

     11.07  Indemnification.  The Lenders agree to indemnify the Agent-Related
            ---------------
Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time after the repayment of the Loans and all other Obligations) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent-Related Person under or in connection with any of the foregoing; provided,
                                                                 ---------
however, that no Lender shall be liable for the payment to any Agent-Related
-------
Person of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from any Agent-Related Person's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent-Related Persons promptly upon demand for its ratable share of any out-of-pocket expenses and reasonable fees of counsel incurred by the Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of its or the Lenders' rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein to the extent that any Agent-Related Person is not reimbursed for such expenses by or on behalf of the Company.

     11.08  Agent in Individual Capacity.  Bank of America and its Affiliates
            ----------------------------
may make loans to, issue, amend, renew (or participate in) letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and their respective Affiliates as though Bank of America were not the Agent hereunder. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Lender" and "Lenders" shall include Bank of America in its
               ------       -------
individual capacity. Without limiting the foregoing, each Lender acknowledges that Bank of America acts in the capacity as agent under the Asset Disposition Agreement, Capital Markets Agreement, Timber Disposition Agreement and 18-Month Revolver, and may act in such a capacity with respect to other credit facilities for or on behalf of the Company in the future. Each Lender acknowledges that (i) it has, independently and without reliance on Bank of America and based on such documents and information as it has deemed appropriate, made its own investigation into those credit facilities, (ii) as of the date hereof, Bank of America has responded satisfactorily to any request by such Lender for information regarding such credit facilities; (iii) Bank of America may manage its relationship with the Company as it sees fit as though it were not the Agent hereunder, and (iv) Bank of America shall have no obligation to disclose to any Lender any information received by Bank of America in connection with such credit facilities.

     11.09  Successor Agent.  The Agent may resign at any time by giving
            ---------------
written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent which shall be a commercial bank organized, chartered or licensed under the laws of the United States of America or of any State thereof having combined capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the notice of resignation or the removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, with the consent of the Company which consent shall not be unreasonably withheld or delayed, appoint a successor Agent, which shall be a commercial bank organized or chartered under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its future duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 and Sections 12.04 and
                                           ----------     --------------
12.05 shall inure to its benefit as to any actions taken or omitted to be taken
-----
by it while it was Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, however, Bank of America may not be removed as the Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     11.10  Other Agents.  None of the Lenders identified on the facing page
            ------------
or signature pages of this Agreement as a "Co-Syndication Agent," "Managing Agent" or "Book Manager and Lead Arranger" shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as "Co-Syndication Agent," "Managing Agent" or "Book Manager and Lead Arranger" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     11.11  Principal Subsidiaries.  The Agent is hereby authorized to release
            ----------------------
any Principal Subsidiary from the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) in connection with any disposition or merger of such Principal Subsidiary permitted hereunder.

                                  ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

     12.01  Notices, Etc.  All notices, requests and other communications
            ------------
provided to any party under this Agreement shall, except as otherwise expressly specified herein, be in writing (including by facsimile) and mailed by overnight delivery, transmitted by facsimile or delivered: if to the Company, to its address specified on the signature pages hereof or such other address as shall be designated by such party in a notice to the other parties; if to any Lender, to its Domestic Lending Office specified opposite its name on Schedule 1.01(b)
                                                              ----------------
or any other address as designated by such Lender to the Company, the Agent and the Issuing Bank; if to the Agent or the Issuing Bank, to the office specified in Schedule 1.01(b) or such other address as shall be designated by such party
-------------------
in a notice to the other parties. All such notices and communications shall be effective, if transmitted by facsimile, when transmitted, or, if mailed by overnight delivery or delivered, upon delivery, except that (a) notices and facsimile communications to the Agent pursuant to Articles 2 or 11 shall not be
                                                  ----------    --
effective until received by the Agent, (b) any notice by facsimile to the Agent must be confirmed by telephone or mail, and (c) notices pursuant to Article 3 to
                                                                    ---------
the Issuing Bank shall not be effective until actually received by the Issuing Bank. The Agent, Issuing Bank, and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

     12.02  Amendments, Etc.  No amendment or waiver of any provision of this
            ---------------
Agreement or of any other Loan Document, and no consent to any departure by the Company or any other Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, in the case of amendments, the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                 --------  -------

     (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders and, in the case of amendments, the Company, do any of the following:

            (i) increase the Commitments of the Lenders (other than by assignment); provided, however, that any Lender may increase its own
                  --------  -------
     Commitment without the consent of the other Lenders;

            (ii) reduce the principal of, or interest on, the Committed Loans or reduce the amount of any fees payable hereunder;

            (iii) postpone any date fixed for any payment of principal of, or interest on, the Committed Loans or any fees payable hereunder;

            (iv) modify any requirement hereunder that any particular action be taken by all of the Lenders or by the Required Lenders or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

            (v) reduce, limit or terminate the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and/or the Contribution Agreement (Multi-Year Revolving Credit Facility) or release any Principal Subsidiary therefrom (except as permitted by Section 11.11);
                                       -------------

            (vi)   amend or waive the provisions of Sections 4.06, 7.01 or
                                                    -------------------
     7.02; or
     ----
            (vii)  amend this Section 12.02;
                              -------------

     (b) no amendment, waiver or consent which affects the rights or duties of the Agent under this Agreement or any other Loan Document shall become effective unless signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be;

     (c) no amendment, waiver or consent which affect the rights or duties of the Issuing Bank under the Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it shall become effective unless signed by the Issuing Bank in addition to the Required Lenders or all the Lenders, as the case may be; and

     (d) no amendment, waiver or consent which affects the principal amount, the rate of interest or the maturity date of any outstanding Bid Loan shall become effective without the consent of the Agent and the Lender having made such Bid Loan in addition to the Required Lenders or all the Lenders, as the case may be.

Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

     12.03  No Waiver; Remedies.  No failure on the part of any Lender or the
            -------------------
Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     12.04  Costs and Expenses.  Company agrees to pay on demand:
            ------------------

     (a) all out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and any other document to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby, including the out-of-pocket expenses and reasonable fees of counsel for the Agent (including local counsel which may be retained by the Agent) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents;

     (b) all out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the preservation of any rights under any Loan Document or in connection with any restructuring or "work-out" of any of the Obligations (whether through negotiations, legal proceedings or otherwise), including the out-of-pocket expenses and reasonable fees of counsel for the Agent (including the allocated cost of in-house counsel);

     (c) all out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the enforcement of any of the Obligations, including the out-of-pocket expenses and reasonable fees of counsel for the Agent or such Lender (including the allocated cost of in-house counsel);

     (d) all out-of-pocket costs and expenses incurred by the Agent in connection with due diligence, transportation, use of computers, duplication, search reports and all filing and recording fees; and

     (e)    to each Lender being replaced pursuant to Section 5.09, the
                                                      ------------
reasonable out-of-pocket expenses and reasonable fees of counsel not exceeding $5,000 in connection with such replacement.

     12.05  Indemnity.
            ---------

     (a) Company agrees to indemnify and hold harmless the Agent-Related Persons, and each Lender and each of their Affiliates and all directors, officers, employees, agents and advisors of all of the foregoing (each, an "Indemnified Party") from and against any and all claims, actions, proceedings,
 -----------------
suits, damages, losses, liabilities, costs, expenses and disbursements, including the out-of-pocket expenses and reasonable fees of counsel (including the allocated cost of in-house counsel) which may be incurred by or asserted against any Indemnified Party as a result of any investigation, litigation, suit, action or proceeding (regardless of whether an Indemnified Party is a party thereto) arising out of, relating to, or in connection with this Agreement, any other Loan Document or any transaction or proposed transaction (whether or not consummated) financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Borrowing (other than costs of the type covered by Section 12.04) or any other transaction contemplated hereby;
                    -------------
except to the extent such claim, damage, loss, liability, cost or expense has resulted primarily from such Indemnified Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Notwithstanding any other provision contained in this Agreement, this indemnity shall not be limited in any way by the passage of time or the occurrence of any event.

     (b) The Agent, the Arrangers and each Lender agree that if any investigation, litigation, suit, action or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Party, or any remedial, removal or response action is requested of it or any other Indemnified Party, for which the Agent, the Arrangers or any Lender may desire indemnity or defense hereunder, the Agent, the Arrangers or such Lender shall promptly notify the Company thereof in writing and agree, to the extent appropriate, to consult with the Company with a view to minimizing the cost to the Company of its obligations under this Section 12.05. The Company will not be required to pay
                       -------------
the fees and expenses of more than one counsel for the Indemnified Parties unless the employment of separate counsel has been authorized by the Company, or unless any Indemnified Party reasonably concludes that there may be defenses available to it which are not available to the other Indemnified Parties or that there is a conflict between its interests and those of the other Indemnified Parties.

     (c) No action taken by legal counsel chosen by the Agent, the Arrangers or any Lender in defending against any such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the obligations and duties of the Company hereunder to indemnify and hold harmless each Indemnified Party; provided, however, that
                                                       -----------------
if the Company is required to indemnify any Indemnified Party pursuant hereto, neither the Agent nor the Arrangers nor any Lender will settle or compromise any such investigation, litigation, suit, action or proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) so long as the Company has provided evidence reasonably satisfactory to the Agent, the Arrangers or such Lender that the Company and its Subsidiaries on a consolidated basis do not at such time have a negative Net Worth.

     12.06  Right of Set-off.  Upon the occurrence and during the continuation
            ----------------
of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits in whatever currency (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the Obligations, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender; provided, however,
                                                            -----------------
that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.06 are in
                                                          -------------
addition to any other right or remedy (including any other right of set-off) which such Lender may have under applicable law or under any Loan Document.

     12.07  Binding Effect.  This Agreement shall become effective when a
            --------------
counterpart hereof shall have been executed by the Agent and counterparts hereof executed by the Company and each Lender shall have been received by the Agent and notice thereof shall have been given by the Agent to the other parties hereto and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns; provided, however, that (a) except as permitted under clause (b)(ii) of Section
-----------------                                     ---------------   -------
9.03, the Company may not assign or transfer its rights or obligations hereunder
----
without the prior written consent of all the Lenders and (b) the rights of assignment and transfer of the rights and obligations of the Lenders hereunder are subject to the provisions of Section 12.08.
                                 -------------

     12.08  Assignments, Participations, Etc.
            ---------------------------------

     (a)  Subject to Sections 12.08(b) and 12.08(e):

            (i) Any Lender may with the prior consent of the Company, the Agent, and the Issuing Bank (which consents will not be unreasonably withheld and which consent of the Company shall not be required if a Default or Event of Default exists) at any time assign to one or more Eligible Assignees all or any fraction of its Commitment and outstanding Committed Loans in a minimum amount of, so long as no Default or Event of Default exists, $10,000,000 (or in a minimum amount of $5,000,000 if a Default or Event of Default exists) and in multiples of $1,000,000 in excess thereof or, if its Commitment is less than $10,000,000, in the amount of its Commitment.

            (ii) Any Lender may without the prior consent of the Company assign to another Lender all or any fraction of its Commitment and outstanding Committed Loans in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof or, if the Commitment is less than $5,000,000, in the amount of its Commitment.

            (iii) Any Lender may at any time assign all or any portion of its rights under this Agreement and any note issued pursuant to Section 2.05 to
                                                                 ------------
     a Federal Reserve Bank; provided, however, that no such assignment shall
                             --------  -------
     release any Lender from its obligations hereunder.

            (iv)   Any Lender, if so requested by the Company under Section
                                                                    -------
     5.09, shall assign to another Eligible Assignee its entire Commitment and
     ----
     all outstanding Committed Loans.

            (v)    Except as provided in Section 12.08(a)(iii), no Lender may
                                         ---------------------
     assign any Bid Loans made by it hereunder except to another Lender or to any other Person to which it is also assigning all or a fraction of its Commitment and outstanding Committed Loans pursuant to Section 12.08(a)(i).
                                                            -------------------

     (b) No assignment shall become effective, and the Company and the Agent shall be entitled to continue to deal solely and directly with each Lender in connection with the interests so assigned by such Lender to an Assignee, until
(i) such Lender and such Assignee shall have executed an Assignment and Assumption Agreement substantially in the form of Exhibit 12.08(b) and written
                                                  ----------------
notice of such assignment, payment instructions, addresses, and related information with respect to such Assignee shall have been given to the Company and the Agent by such Lender and such Assignee, in substantially the form of Attachment A to Exhibit 12.08(b) (a "Notice of Assignment"); (ii) a processing
------------    ----------------     --------------------
fee in the amount of $3,500 shall have been paid to the Agent by the assignor Lender or the Assignee; and (iii) either (A) five Business Days shall have elapsed after receipt by the Agent of the items referred to in clauses (i) and
                                                               -----------
(ii) or (B) if earlier, the Agent has notified the assignor Lender and the
----    ---
Assignee of its receipt of the items mentioned in clauses (i) and (ii) and that
                                                  -----------     ----
it has acknowledged the assignment by countersigning the Notice of Assignment.

     (c) From and after the effective date of any assignment hereunder, (i) the Assignee thereunder shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee by the assignor Lender, shall have the rights and obligations of a Lender hereunder and under each other Loan Document, and (ii) the assignor Lender, to the extent that rights and obligations hereunder have been assigned by it to the Assignee, shall be released from its future obligations hereunder and under each other Loan Document.

     (d)    Subject to Section 12.08(e), any Lender may at any time sell to one
                       ----------------
or more financial institutions or other Persons (each of such Persons being herein called a "Participant") participating interests in any of the Loans, its
                 -----------
Commitment or other interests of such Lender hereunder; provided, however, that
                                                        --------  -------

            (i)    no participation contemplated in this Section 12.08(d) shall
                                                         ----------------
     relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

            (ii) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

            (iii) the Company, the Agent, and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each other Loan Document; and

            (iv) no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any action of the type described in Section 12.02.
        -------------

     The Company acknowledges and agrees that each Participant, for purposes of Sections 4.05, 4.06, 5.02, 5.03, 5.05, 5.06 or 12.06, shall be considered a
-------------------------------------------    -----
Lender; provided, however, that for purposes of Sections 4.05, 5.02, 5.03, 5.05
        --------  -------                       -------------------------------
and 5.06, no Participant shall be entitled to receive any payment or
    ----
compensation in excess of that to which such Participant's selling Lender would have been entitled with respect to the amount of such Participant's participation interest if such Lender had not sold such participation interest.

     12.09  Confidentiality. Each Lender agrees that all nonpublic information
            ---------------
provided to it by the Company or by the Agent on behalf of the Company in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby will be held and treated by such Lender, its agents, directors, Affiliates, officers and employees in confidence and further agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement or relating to other business transactions between the Company and such Lender. Any Lender may disclose such information
(a) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority or examiner; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the written request or the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business; (e) as is reasonably required in connection with an Event of Default for the exercise of any remedy under this Agreement or any Loan Document; and (f) to such Lender's independent auditors, counsel and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any Participant or Assignee and any prospective Participant or Assignee such financial and other information in such Lender's possession concerning the Company or its Subsidiaries which has been delivered to the Lenders pursuant to this Agreement or any other Loan Document or which has been delivered to the Lenders by the Company in connection with the Lenders' credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement; provided that such Participant or Assignee or prospective Participant or Assignee agrees in writing to such Lender to keep such information confidential to the same extent as required of the Lenders hereunder.

     12.10  Survival. The obligations of the Company under Sections 4.05, 5.02,
            --------                                       --------------------
5.03, 5.05, 5.06, 12.04 and 12.05, and the obligations of the Lenders under
---------------------------------
Sections 4.05(i) and 11.07, shall in each case survive the repayment of the
----------------     -----
Loans and all other Obligations and the termination of this Agreement and the Commitments; provided, however, that no request for reimbursement pursuant to
             -----------------
such Sections (other than Sections 12.04(b) and (c) and 12.05) may be made more
                          -----------------     ---     -----
than six months after the termination of this Agreement and the Commitments. The representations and warranties made by the Company in this Agreement and by each Loan Party in each other Loan Document shall survive the execution and delivery of this Agreement and such other Loan Document.

     12.11  Severability. Any provision of this Agreement or any other Loan
            ------------
Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.12  Headings. The various headings of this Agreement are inserted for
            --------
convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

     12.13  No Third Parties Benefited. This Agreement is made and entered into
            --------------------------
for the sole protection and legal benefit of the Company, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     12.14  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
            -------------
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     12.15  Execution in Counterparts. This Agreement may be executed in any
            -------------------------
number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     12.16  ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY
            ----------------
THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE COMPANY, THE LENDERS AND THE AGENT AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO THE PAYMENT BY THE COMPANY OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR THE LENDERS.

     12.17  WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE LENDERS AND THE COMPANY
            --------------------
HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     12.18  Judgement.
            ---------

     (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Notes in any Offshore Currency into Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such other Offshore Currency with Dollars at the FX Trading Office on the Business Day preceding that on which final judgment is given.

     (b) The obligation of the Company in respect of any sum due from it to any Lender or the Agent hereunder or under any Note held by such Lender shall, notwithstanding any judgment in Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other Offshore Currency such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase such other Offshore Currency with Dollars; if the amount of Offshore Currency so purchased are less than the sum originally due to such Lender or the Agent (as the case may be) in such Offshore Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the Offshore Currency so purchased exceed the sum originally due to any Lender or the Agent (as the case may be) in such Offshore Currency, such Lender or the Agent (as the case may be) agrees to remit to the Company such excess.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              GEORGIA-PACIFIC CORPORATION


                              By: /s/ Phillip M. Johnson
                                  ------------------------------------
                              Name: Phillip M. Johnson
                                   -----------------------------------
                              Title: Vice President and Treasurer
                                     ---------------------------------


                              BANK OF AMERICA, N.A.,
                              as Agent, Issuing Bank, and as Lender


                              By: /s/ Michael Balok
                                  ------------------------------------
                              Name: MICHAEL BALOK
                                    ----------------------------------
                              Title: Managing Director
                                     ---------------------------------


                              MERRILL LYNCH CAPITAL CORP,
                              as Co-Syndication Agent and as Lender


                              By: /s/ Christopher Birosak
                                  ------------------------------------
                              Name:  CHRISTOPHER BIROSAK
                                   -----------------------------------
                              Title:   Vice President
                                    ----------------------------------


                              MORGAN STANLEY SENIOR FUNDING, INC.,
                              as Co-Syndication Agent and as Lender


                              By: /s/ Todd Vannucci
                                  ------------------------------------
                              Name: TODD VANNUCCI
                                    ----------------------------------
                              Title: VICE PRESIDENT
                                     ---------------------------------


                              THE BANK OF NEW YORK


                              By: /s/ David C. Siegel
                                  ------------------------------------
                              Name: DAVID C. SIEGEL
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------

                              THE BANK OF TOKYO-MITSUBISHI, LTD.


                              By: /s/ Mark R. Marron
                                  ------------------------------------
                              Name: Mark R. Marron
                              Title: Attorney-in-Fact


                              BANK ONE NA,


                              By: /s/ Jennifer Schmoll
                                  ------------------------------------
                              Name: JENNIFER SCHMOLL
                                    ----------------------------------
                              Title: Customer Service Officer
                                    ----------------------------------


                              BNP PARIBAS


                              By: /s/ Mike Shryock
                                  ------------------------------------
                              Name: Mike Shryock
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------

                              By: /s/ John Stacy
                                  ------------------------------------
                              Name: John Stacy
                                    ----------------------------------
                              Title: Senior Vice President
                                     ---------------------------------


                              THE CHASE MANHATTAN BANK


                              By: /s/ Peter S. Predon
                                  ------------------------------------
                              Name: PETER S. PREDON
                                    ----------------------------------
                              Title: VICE PRESIDENT
                                     ---------------------------------


                              CIBC INC.


                              By: /s/ Howard Palmer
                                  --------------------------------------
                              Name: HOWARD PALMER
                                    ------------------------------------
                              Title: EXECUTIVE DIRECTOR
                                     CIBC WORLD MARKETS CORP., AS AGENT
                                     -----------------------------------


                              CITIBANK, N.A.


                              By:  /s/ David L. Harris
                                   -----------------------------------
                              Name: DAVID L. HARRIS
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------

                              COMMERZBANK AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES


                              By: /s/ Harry Yergey
                                  ------------------------------------
                              Name: Harry Yergey
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------

                              By: /s/ Brian Campbell
                                  ------------------------------------
                              Name: Brian Campbell
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------



                              THE DAI-ICHI KANGYO BANK, LIMITED


                              By: /s/ Matthew G. Murphy
                                  ------------------------------------
                              Name: Matthew G. Murphy
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------


                              DEUTSCHE BANK AG NEW YORK AND/OR
                              CAYMAN ISLAND BRANCHES


                              By:  /s/ Hans-Josef Thiele
                                  ------------------------------------
                              Name: Hans-Josef Thiele
                                    ----------------------------------
                              Title: Director
                                     ---------------------------------


                              By: /s/ Kirsten Kunz
                                  ------------------------------------
                              Name: KIRSTEN KUNZ
                                    ----------------------------------
                              Title: VICE PRESIDENT
                                     ---------------------------------


                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK AG, CAYMAN
                              ISLAND BRANCH


                              By:  /s/ J. W. Somers
                                  ------------------------------------
                              Name: J. W. Somers
                                    ----------------------------------
                              Title: S.V.P.
                                     ---------------------------------


                              By: /s/ Gary P. Franke
                                  ------------------------------------
                              Name: Gary P. Franke
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED
                              GRAND CAYMAN BRANCHES


                              By:  /s/ James W. Masters
                                 -------------------------------------
                              Name: JAMES W. MASTERS
                                    ----------------------------------
                              Title: SENIOR VICE PRESIDENT
                                     ---------------------------------

                              KBC BANK N.V.


                              By: /s/ Robert Snauffer
                                  ------------------------------------
                              Name: ROBERT SNAUFFER
                                    ----------------------------------
                              Title: FIRST VICE PRESIDENT
                                     ---------------------------------

                              THE SANWA BANK, LIMITED, acting through
                              its New York Branch


                              By: /s/ M. Okytex
                                  ------------------------------------
                              Name: Masahito Okytex
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------


                              THE SUMITOMO BANK, LIMITED


                              By: /s/ C. Michael Garrido
                                  ------------------------------------
                              Name: C. Michael Garrido
                                    ----------------------------------
                              Title: Senior Vice President
                                     ---------------------------------


                              SUNTRUST BANK


                              By: /s/ Christopher Deisley
                                  ------------------------------------
                              Name: /s/ CHRISTOPHER DEISLEY
                                    ----------------------------------
                              Title: MANAGING DIRECTOR
                                     ---------------------------------


                              TORONTO-DOMINION (TEXAS), INC.

                              By: /s/ Mark A. Baird
                                  ------------------------------------
                              Name: MARK A. BAIRD
                                    ----------------------------------
                              Title: Vice President
                                     ---------------------------------

                              UBS AG STAMFORD BRANCH

                              By: /s/ Wilfred V. Saint
                                  ------------------------------------
                              Name: Wilfred V. Saint
                                    ----------------------------------
                              Title: Associate Director
                                     Banking Products Services, US
                                     ---------------------------------

                              By: /s/ Dorothy L. McKinley
                                  ------------------------------------
                              Name: Dorothy L. McKinley
                                    ----------------------------------
                              Title: Director
                                     Banking Products Services, US
                                     ---------------------------------


                              WACHOVIA BANK, N.A.

                              By: /s/ Anne L. Sayles
                                  ------------------------------------
                              Name: Anne L. Sayles
                                    ----------------------------------
                              Title: Senior Vice President
                                     ---------------------------------

                                                                 Exhibit 2.02(a)
                                        to Multi-Year Revolving Credit Agreement

                          FORM OF NOTICE OF BORROWING

Bank of America, N.A.
Agency Administrative Services #5596
Mail Code:  CA 4-706-05-09
1850 Gateway Blvd.
Concord, CA 94520


Attention:  Irene Ruddell, Associate Agency Officer


          Re: Georgia-Pacific Corporation Credit Agreement (Multi-Year Revolving Credit Facility) dated as of November 3, 2000


Ladies and Gentlemen:

     This Notice of Borrowing is delivered to you pursuant to Section 2.02(a) of
                                                              ---------------
the Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among GEORGIA-PACIFIC CORPORATION, a Georgia
              ----------------
corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA, N.A.,
                  -------
as administrative agent (the "Agent"), and the Co-Syndication Agents, Book
                              -----
Managers and Lead Arrangers party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests the following Committed Borrowing[s]:
[Committed Loans in the aggregate principal amount of $________________ on, ______________, _____ comprised of [Offshore Rate Loans having an Interest Period of_________________ months] [and denominated in _____________] [Reference Rate Loans].

     The Company hereby certifies and warrants that on the date the Committed Borrowing[s] requested hereby [is/are] made (both before and after giving effect to the making of such Committed Borrowing[s] and after giving effect to the application, directly or indirectly, of the proceeds thereof):

          (a)  the representations and warranties contained in Article 6 of
                                                               ---------
     the Credit Agreement are correct on and (except for representations and warranties relating solely to a particular point in time) as of such date as though made on and as of such date;

          (b)  no Default or Event of Default has occurred and is continuing;

          (c) the proceeds of the Committed Borrowing[s] hereby requested are being or will be used in accordance with Section 8.01 of the Credit
                                              ------------
     Agreement; and

          (d) after giving effect to the Committed Borrowing [s], the Effective Amount of all Committed Loans, L/C Obligations and Bid Loans shall not at any time exceed the Aggregate Commitments [and, in the case of a Borrowing of Offshore Currency Loans, the aggregate principal Equivalent Amount in Dollars of all outstanding Offshore Currency Loans shall not exceed the Offshore Currency Loan Sublimit].

     The Company agrees that if prior to the time of the Committed Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Committed Borrowing requested hereby the Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Committed Borrowing as if then made.

     Please wire transfer the proceeds of the Committed Borrowing requested hereby to the accounts of the following Persons at the financial institutions indicated respectively:

Amount to be              Person to be Paid          Name, Address, Etc.
                 -------------------------------
Transferred      Name                Account No.     of Transferee
-----------      ----                -----------     -------------

$____________    ___________         __________      _________________________
                                                     _________________________
                                                     Attention:_______________

$____________    ___________         __________      _________________________
                                                     _________________________
                                                     Attention:_______________

$____________    ___________         __________      _________________________
                                                     _________________________
                                                     Attention:_______________

Balance of
such Proceeds:  The Company       _____________      _________________________
                                                     _________________________
                                                     Attention:_______________

     The Company has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this day of ____________________, ____.


                                        GEORGIA-PACIFIC CORPORATION


                                        By:_______________________________

                                        Title:____________________________

                                                                 Exhibit 2.04(a)
                                        to Multi-Year Revolving Credit Agreement


                        FORM OF COMPETITIVE BID REQUEST


Bank of America, N.A.
Agency Administrative Services #5596
Mail Code: CA 4-706-05-09
1850 Gateway Blvd.
Concord, CA 94520


Attention: Irene Ruddell, Associate Agency Officer


          Re: Georgia-Pacific Corporation Credit Agreement (Multi-Year Revolving Credit Agreement) dated as of November 3, 2000


     Ladies and Gentlemen:

     This Competitive Bid Request is delivered to you pursuant to Section
                                                                  -------
2.04(a) of the Credit Agreement (Multi-Year Revolving Credit Facility), dated as
-------
of November 3, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among GEORGIA-PACIFIC CORPORATION, a
                   ----------------
Georgia corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA,
                          -------
N.A., as administrative agent (the "Agent"), and the Co-Syndication Agents, Book
                                    -----
Managers and Lead Arrangers party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that the Lenders (or any of them) furnish Competitive Bids for Bid Loan[s], subject to the terms of the Credit Agreement, as follows:

          (a) date of Bid Borrowing (which is a Business Day) for the Bid Loan[s] that will result from the Competitive Bids requested hereby:
     ____________, ____.

          (b) maximum aggregate principal amount of Bid Loan[s] that will result from the Competitive Bids requested hereby: $_______________, which shall not exceed the Available Commitments on the date such Bid Borrowing[s] [is/are] to be made (after giving effect to each payment and prepayment made on such date)].

          (c) The maturity date or dates for partial or complete repayment of each Bid Loan resulting from the Competitive Bids requested hereby/1/ (including, in the case of each partial repayment, the amount to be repaid).

______________
     /1/ No such date may occur after the Termination Date.

  Principal Amount    Date of Complete  Date[s] of Partial   Amount[s] to be
                          Repayment         Repayment              Repaid





          (d)  Type of  Bid Loan[s] for which Competitive Bids are requested:
     [Base Rate Bid Loans bearing interest calculated on the basis of a year consisting of 360 days and actual days elapsed and with [insert interest rate basis for Base Rate Bid Loans]] [Fixed Rate Bid Loans].

          (e) The following additional terms shall be applicable to the Bid Loan[s] resulting from the Competitive Bids requested hereby:/2/

     The Company hereby certifies that on the date the Bid Borrowing resulting from the Competitive Bids requested hereby is made (both before and after giving effect to the making of such Bid Borrowing and after giving effect to the application, directly or indirectly, of the proceeds thereof):

          (1)  the representations and warranties contained in Article 6 of the
                                                               ---------
     Credit Agreement are correct on and (except for representations and warranties relating solely to a particular point in time) as of such date as though made on and as of such date;

          (2)  no Default or Event of Default has occurred and is continuing;

          (3) The sum of the aggregate principal amount of all Bid Loans outstanding on the date of the Bid Borrowing[s] requested hereby, after giving effect to the Bid Loan[s] resulting from this Competitive Bid Request; plus (ii) the Effective Amount of Committed Loans then
              ----
     outstanding; plus (iii) the outstanding L/C Obligations, and giving effect
                  ----
     to each payment and prepayment to be made on such date, will be $_________________, which amount does not exceed the Aggregate Commitments;

     The Company agrees that if prior to the time of the Bid Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Bid Borrowing requested hereby the Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and

_________________
     /2/ Such additional terms may include terms similar to Section 2.08 of the
                                                            ------------
Credit Agreement and terms specifying prepayment rights of the Company.

correct at the date of such Bid Borrowing as if then made.

     [Wire transfer instructions with respect to the Bid Borrowing requested hereby will be furnished at the time the Company accepts any Competitive Bids.] Please wire transfer the proceeds of the Bid Borrowing requested hereby to the accounts of the following Persons at the financial institutions indicated respectively:

Amount to be              Person to be Paid          Name, Address, Etc.
                 -------------------------------
Transferred      Name                Account No.     of Transferee
-----------      ----                -----------     -------------

$____________    ___________         __________      _________________________
                                                     _________________________
                                                     Attention:_______________

$____________    ___________         __________      _________________________
                                                     _________________________
                                                     Attention:_______________

$____________    ___________         __________      _________________________
                                                     _________________________
                                                     Attention:_______________

Balance of
such Proceeds:  The Company       _____________      _________________________
                                                     _________________________
                                                     Attention:_______________

     The Company has caused this Competitive Bid Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this day of ____________, _____.


                                        GEORGIA-PACIFIC CORPORATION


                                        By:_______________________________
                                        Title:____________________________

                                                                 Exhibit 2.05(b)
                                        to Multi-Year Revolving Credit Agreement

                            FORM OF PROMISSORY NOTE

                               (Committed Loans)


[$____________]                                           _______________, ____


     For value received, on [____________], 200[ ], the undersigned promises to pay to the order of ___________________________________________________________
(the "Lender") at the office of BANK OF AMERICA, N.A. (the "Agent"), specified
      ------                                                -----
in the Credit Agreement referred to below the Equivalent Amount of [________________] Dollars ($____________) or, if less, the aggregate unpaid principal amount of all such Committed Loans made by the Lender to the undersigned pursuant to the Credit Agreement (as defined below), as shown in the schedule attached hereto (and any continuation thereof).

     The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in Same Day Funds and in the Applicable Currency.

     This Promissory Note is one of the promissory notes evidencing Committed Loans described in, and is subject to the terms and provisions of, the Credit Agreement (Multi-Year Revolving Credit Facility) dated as of November 3, 2000 among Georgia-Pacific Corporation, certain financial institutions (including the Lender) party thereto, the Agent, and the Co-Syndication Agents, Book Managers and Lead Arrangers party thereto (as from time to time amended, modified, or supplemented, the "Credit Agreement"). Unless otherwise defined herein or the
                   ----------------
context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, the guaranty of this Promissory Note, and the terms and conditions under which the due date of this Promissory Note may be accelerated.

     This Promissory Note may only be assigned as provided in the Credit Agreement.

     The undersigned promises to pay all costs of collection, including reasonable attorney's fees, incurred in the collection of this Promissory Note.

     The undersigned hereby waives presentment for payment, demand, protest, and notice of dishonor.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                              GEORGIA-PACIFIC CORPORATION



                              By:___________________________________
                              Title: _______________________________

                         LOANS AND PRINCIPAL PAYMENTS

            Amount of Loan Made                          Amount of Principal Repaid             Unpaid Principal Balance
            -------------------                          --------------------------             ------------------------

      Reference Rate   Offshore   Interest Period             Reference Rate   Offshore             Offshore Rate   Notation Made
Date  Loan             Rate Loan  (if applicable)   Currency  Loan             Rate Loan    Total   Loan             by
----  ----             ---------  ---------------   --------  ----             ---------    -----   ----             --
__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

                                                                 Exhibit 2.05(c)
                                        to Multi-Year Revolving Credit Agreement

                            FORM OF PROMISSORY NOTE

                                  (Bid Loans)

$____ ____________                                              _________,  ____


     For value received, on ________________, _____, the undersigned ___________________________________________________________ promises to pay to the order of ___________________________________________________________ (the
"Lender") in lawful money of the United States and in immediately available
 ------
funds the principal amount of $___________________ and interest thereon at the rate of ____% per annum, as well after as before maturity, at the Lender's office specified in the Credit Agreement referred to below. Interest will be computed on the basis of a year of 360 days and actual days elapsed.

     This Promissory Note is one of the promissory notes evidencing Bid Loans described in, and is subject to the terms and provisions of, the Credit Agreement (Multi-Year Revolving Credit Facility) dated as of November 3, 2000 among Georgia-Pacific Corporation, certain financial institutions (including the Lender) party thereto, the Agent, and the Co-Syndication Agents, Book Managers and Lead Arrangers party thereto (as from time to time amended, modified, or supplemented, the "Credit Agreement"). Unless otherwise defined herein or the
                   ----------------
context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, the guaranty of this Promissory Note and the terms and conditions under which the due date of this Promissory Note may be accelerated. The undersigned promises to pay all costs of collection, including reasonable attorney's fees, incurred in the collection of this Promissory Note.

     The undersigned hereby waives presentment for payment, demand, protest, and notice of dishonor.

     This Promissory Note may only be assigned as provided in the Credit Agreement.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                              GEORGIA-PACIFIC CORPORATION


                              By:_____________________________________
                              Title:___________________________________

                                                                 Exhibit 2.11(b)
                                        to Multi-Year Revolving Credit Agreement

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

Bank of America, N.A.
Agency Administrative Services #5596
Mail Code:  CA 4-706-05-09
1850 Gateway Blvd.
Concord, CA 94520


Attention:  Irene Ruddell, Associate Agency Officer

     Re: Georgia-Pacific Corporation Credit Agreement, dated as of November 3, 2000

Ladies and Gentlemen:

     This Notice of Conversion/Continuation is delivered to you pursuant to
Section 2.11(b) of the of the Credit Agreement (Multi-Year Revolving Credit
---------------
Facility), dated as of November 3, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among GEORGIA-PACIFIC
                                     ----------------
CORPORATION, a Georgia corporation (the "Company"), the Lenders party thereto,
                                         -------
BANK OF AMERICA, N.A., as administrative agent (the "Agent"), and the Co-
                                                     -----
Syndication Agents, Book Managers and Lead Arrangers party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that on ______________, ____,

     (1) $__________ of the presently outstanding principal amount of the Committed Loans originally made on __________, ____ ;

     (2) all presently being maintained as [Reference Rate Loans] [Offshore Rate Loan denominated in the same currency];/1/

     (3)  be [converted into] [continued as];

     (4) [Offshore Rate Loans having an Interest Period of _________ months and denominated in the same currency] [Reference Rate Loans].

     The Company has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized officer this __ day of _____________, ____.

                              GEORGIA-PACIFIC CORPORATION


                              By: ________________________________________
                              Title: _____________________________________

____________________
/1/ Select appropriate interest rate option.

                                Exhibit 7.01(c)
                   to Multi-Year Revolving Credit Agreement


      FORM OF SUBSIDIARY GUARANTY (Multi-Year Revolving Credit Facility)


                              SUBSIDIARY GUARANTY

                    (Multi-Year Revolving Credit Facility)

     THIS SUBSIDIARY GUARANTY (the "Guaranty"), dated as of ___________, 2000,
                                    --------
is made by UNISOURCE WORLDWIDE, INC., a Delaware corporation; GREAT NORTHERN NEKOOSA CORPORATION, a Maine corporation; BRUNSWICK PULP & PAPER COMPANY, a Delaware corporation; GEORGIA-PACIFIC WEST, INC., an Oregon corporation; G-P GYPSUM CORPORATION, a Delaware corporation; LEAF RIVER FOREST PRODUCTS, INC., a Delaware corporation; NEKOOSA PACKAGING CORPORATION, a Delaware corporation; NEKOOSA PAPERS INC., a Wisconsin corporation, and FENRES ACQUISITION CORP., a Virginia corporation (collectively, the "Guarantors" and, individually, a
                                         ----------
"Guarantor"), in favor of BANK OF AMERICA, N.A., a national banking association,
 ---------
as administrative agent (in such capacity, the "Agent") for each of the Lenders
                                                -----
(as defined below).

                                   RECITALS:

     A. Pursuant to the Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000 (together with all amendments, supplements, and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Georgia-Pacific Corporation, a Georgia
              ----------------
corporation ("Georgia-Pacific") as borrower, the various commercial lending and
              ---------------
other financial institutions (individually, a "Lender" and, collectively, the
                                               ------
"Lenders") as are, or may from time to time become, party thereto, the Agent,
 -------
and Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding Inc. as Co-Syndication Agents, the Lenders have extended commitments (the "Commitments")
                                                                   -----------
to make loans (the "Loans") to Georgia-Pacific, and to extend other financial
                    -----
accommodations to or for the account of Georgia-Pacific, which Loans and other financial accommodations are to be unconditionally guaranteed by each Principal Subsidiary of Georgia-Pacific (which Principal Subsidiaries are the Guarantors hereunder).

     B. As a condition precedent to the initial Loan under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.

     C. Each Guarantor has duly authorized the execution, delivery, and performance of this Guaranty.

     D. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the Loans made to Georgia-Pacific by the Lenders under the Credit Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to Georgia-Pacific pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Lender, as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE 2

                              GUARANTY PROVISIONS
                              -------------------

     2.1   Guaranty. Each Guarantor, jointly and severally, hereby absolutely,
           --------
unconditionally, and irrevocably:

             (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise, of all Obligations of Georgia-Pacific and each other Loan Party (other than such Guarantor) now or hereafter existing under the Credit Agreement and each other Loan Document to which it is or may become a party, whether for principal, interest, fees, expenses, or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 502(b) and 506(b)); and

             (b) indemnifies and holds harmless the Agent and each Lender for any and all out-of-pocket costs and expenses (including the out-of-pocket expenses and reasonable fees of counsel and the allocated cost of in-house counsel retained by the Agent or such Lender) incurred by the Agent or such Lender in preserving and enforcing any rights under this Guaranty;

provided, however, that each Guarantor shall be liable under this Guaranty for
--------  -------
the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent obligations, fraudulent conveyance, or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection or of performance, and each Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Lender exercise any right, assert any claim or demand, or enforce any remedy whatsoever against Georgia-Pacific, any other Loan Party, or any other Person before or as a condition to the obligations of each Guarantor hereunder.

     2.2   Acceleration of Guaranty.  Subject to the proviso of Section 2.1,
           ------------------------                             -----------
each Guarantor agrees that, in the event of the occurrence and continuance of an Event of Default, including, without limitation, pursuant to Section
                                                             -------
10.01(f)(ii) or 10.01(g) of the Credit Agreement, and the acceleration of the
------------    --------
Obligations in accordance with the terms of the Credit Agreement, each Guarantor will pay to the Agent and the Lenders forthwith the full amount of the Obligations.

     2.3  Guaranty Absolute, etc. This Guaranty shall in all respects be a
          -----------------------
continuing, absolute, unconditional, and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of Georgia-Pacific and each other Loan Party have been paid in cash in full, and all Commitments shall have terminated. Each Guarantor guarantees that the Obligations of Georgia-Pacific and each other Loan Party will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, unconditional, and irrevocable irrespective of:

            (a) any lack of validity, legality, or enforceability of the Credit Agreement or any other Loan Document;

            (b)  the failure of the Agent or any Lender:

                 (i) to assert any claim or demand or to enforce any right or remedy against Georgia-Pacific, any other Loan Party, or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document, or otherwise; or

                 (ii) to exercise any right or remedy against any other guarantor of, or any collateral securing, any Obligations of Georgia-Pacific or any other Loan Party;

            (c) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations of Georgia-Pacific or any other Loan Party, or any other extension, compromise, or renewal of any Obligations of Georgia-Pacific or any other Loan Party;

            (d) any reduction, limitation, impairment, or termination of the Obligations of Georgia-Pacific or any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of Georgia-Pacific or any other Loan Party or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;

            (f) any addition, exchange, release, surrender, or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Agent or any Lender securing any of the Obligations of Georgia-Pacific or any other Loan Party; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Georgia-Pacific, any other Loan Party, any surety, or any guarantor.

     2.4  Reinstatement, etc.  Each Guarantor agrees that this Guaranty shall
          -------------------
continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Agent or any Lender, upon the insolvency, bankruptcy, or reorganization of Georgia-Pacific, any other Loan Party, or otherwise, all as though such payment had not been made.

     2.5  Waiver, etc. Each Guarantor hereby waives promptness, diligence,
          ------------
notice of acceptance, and any other notice with respect to any of the Obligations of Georgia-Pacific or any other Loan Party and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect, or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Georgia-Pacific, any other Loan Party, or any other Person (including any other guarantor) or any collateral securing the Obligations of Georgia-Pacific or any other Loan Party, as the case may be.

     2.6  Subordination. Until such time as the Obligations have been paid and
          -------------
performed in full and the period of time has expired during which any payment made by Georgia-Pacific, a Guarantor, or any other guarantor of the Obligations to Agent may be subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by Agent or paid over to a trustee, receiver, or any other entity, whether under any bankruptcy act or otherwise (any such payment being hereinafter referred to as a "Preferential
                                                                ------------
Payment"), any claim or other rights which any Guarantor may now have or
-------
hereafter acquire against Georgia-Pacific or such other guarantor that arises from the existence or performance of any Guarantor's obligations under this Guaranty or any other agreement (all such claims and rights being hereinafter referred to as "Guarantor's Conditional Rights"), including, without limitation,
                ------------------------------
any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Agent or such other guarantor or any collateral which Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute, or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Georgia-Pacific or such other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment, or security on account of such claim or other rights, shall be subordinate to Agent's right to full payment and performance of the Obligations, and each Guarantor shall not enforce Guarantor's Conditional Rights until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by Georgia-Pacific or a Guarantor to Agent may be determined to be a Preferential Payment.

     2.7  Successors, Transferees and Assigns; Transfers of Loans, etc. This
          -------------------------------------------------------------
Guaranty shall:

            (a) be binding upon each Guarantor, and its successors, transferees, and assigns; and

            (b) inure to the benefit of and be enforceable by the Agent and each Lender.

Without limiting the generality of subsection (b), any Lender may assign or otherwise transfer (in whole or in part) any Loan held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 12.08 and Article 11 of the Credit
                                   -------------
Agreement.

     2.8  Payments Free and Clear of Taxes, etc.  Each Guarantor hereby agrees
          --------------------------------------
 that:

            (a)  Subject to paragraph (e) below, any and all payments made by
                            -------------
each Guarantor hereunder to or for the account of the Agent or any Lender (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid Loan) shall be made in accordance with Section 4.03
                                                                  ------------
of the Credit Agreement free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) such taxes (including income taxes or franchise taxes or branch profit taxes) as are imposed on or measured by the Agent's or such Lender's net income and (ii) such taxes as are imposed by a jurisdiction other than the United States of America or any political subdivision thereof and that would not have been imposed but for the existence of a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising principally by reason of the Credit Agreement or this Guaranty) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Guarantor shall be required by law
                            -----
to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender:

                 (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8) the Agent or such Lender
                                   -----------
receives an amount equal to the sum it would have received had no such deductions been made;

                 (ii)  such Guarantor shall make such deductions; and

                 (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

            (b) Each Guarantor shall pay any present or future stamp or documentary taxes or any other sales, excise, or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Guaranty (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to such Bid Loan) (hereinafter referred to as "Other Taxes")
 -----------

            (c)  Subject to subsection (e) below, each Guarantor, jointly and
                            --------------
severally, hereby indemnifies and holds harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.8) paid by
                                                          -----------
the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that the
                                                   --------  -------
Agent and each Lender agree to contest in good faith any Taxes or Other Taxes that the Agent or such portion of the Obligations shall remain unpaid or any Lender shall have outstanding Commitment, such Guarantor will, unless the Required Lenders shall otherwise consent in writing, duly keep, perform, and observe for the benefit of the Agent and the Lenders each and every covenant set forth in Article 9 of the Credit Agreement to the extent that any such covenant shall be applicable to such Guarantor, any of its Subsidiaries, or any of its or their properties (all of which covenants, together with related definitions and ancillary provisions, are hereby incorporated herein by reference as if such terms were set forth herein in full), without regard to any termination of the Credit Agreement.

                                  ARTICLE 5

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     5.1  Loan Document. This Guaranty is a Loan Document executed pursuant
          -------------
to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article 12 of the Credit
                                                   ----------
Agreement.

     5.2  Binding on Successors, Transferees and Assigns; Assignment. In
          ----------------------------------------------------------
addition to, and not in limitation of, Section 2.7, this Guaranty shall be
                                       -----------
binding upon each Guarantor and its successors, transferees, and assigns and shall inure to the benefit of and be enforceable by the Agent, each Lender, and their respective successors, transferees, and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that no Guarantor may
                     -----------   --------  -------
assign any of its obligations hereunder.

     5.3  Amendment, etc.  No amendment to or waiver of any provision of this
          ---------------
Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantors, the Agent and consented to by the Required Lenders (or, as provided in Section 12.02(a) of the Credit Agreement, all Lenders), and then such waiver
   ----------------
or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5.4  Addresses for Notices to each Guarantor. All notices and other
          ---------------------------------------
communications hereunder to any Guarantor shall be in writing (including by facsimile) and mailed by overnight delivery, transmitted by facsimile, or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by such Guarantor in a written notice to the Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section 5.4. All such notices
                                                -----------
and other communications shall be effective, if transmitted by facsimile when transmitted or, if mailed by overnight delivery or delivered, upon delivery, addressed as aforesaid

     5.5  No Waiver; Remedies.  In addition to, and not in limitation of,
          -------------------
Sections 2.3 and 2.5, no failure on the part of the Agent or any Lender to
------------     ---
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     5.6  Section Captions. Section captions used in this Guaranty are for
          ----------------
convenience of
reference only, and shall not affect the construction of this Guaranty.

       5.7  Setoff. In addition to, and not limitation of, any rights of the
            ------
Agent or any Lender under applicable law, the Agent and each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the obligations of each Guarantor owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with the Agent or such Lender; provided, however, that any such
                                          --------  -------
appropriation and application shall be subject to the provisions of Section 4.06
                                                                    ------------
of the Credit Agreement. Each Lender agrees promptly to notify the relevant Guarantor after any such setoff and application made by such party; provided,
                                                                    --------
however, that the failure to give such notice shall not affect the validity of
-------
such setoff and application. The rights of the Agent and each Lender under this
Section 5.7 are in addition to any other right or remedy (including any other
-----------
right of set off) which the Agent or such Lender may have.

       5.8  Severability. Wherever possible each provision of this Guaranty
            ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

       5.9  Governing Law, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED
            -------------------
IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES TO THE LOAN DOCUMENTS WITH RESPECT TO THE SUBJECT MATTER THEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO, EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENT MADE WITH RESPECT TO THE PAYMENT BY ANY LENDER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR ANY LENDER.

       5.10 Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY,
            --------------------
AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY EAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              UNISOURCE WORLDWIDE, INC.

                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598


                              GREAT NORTHERN NEKOOSA CORPORATION


                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598


                              BRUNSWICK PULP & PAPER COMPANY


                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598


                              GEORGIA-PACIFIC WEST, INC.


                              By: ______________________________

                              Title:

                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598


                              G-P GYPSUM CORPORATION


                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598


                              LEAF RIVER FOREST PRODUCTS, INC.


                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598


                              NEKOOSA PACKAGING CORPORATION


                              By: ______________________________
                              Title:

                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.

                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598


                              NEKOOSA PAPERS INC.


                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598


                              FENRES ACQUISITION CORP.


                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605

                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598

                                                                 Exhibit 7.01(d)
                                        to Multi-Year Revolving Credit Agreement


                                FORM OF OPINION

                              November ___, 2000


     To each of the Lenders
      party to the Credit Agreement
      hereinafter referred to and
      to Bank of America, N.A., as Agent

     Re: Georgia-Pacific Corporation Credit Agreement (Multi-Year Revolving Credit Facility) dated as of November 3, 2000

     Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 7.01(d) of the Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000 (the "Credit Agreement"), among GEORGIA-PACIFIC CORPORATION, a Georgia
           ----------------
corporation, as borrower (the "Company"), the Lenders party thereto
                               -------
(collectively, the "Lenders"), BANK OF AMERICA, N.A., as administrative agent
                    -------
(in such capacity, the "Agent") for the Lenders thereunder and MERRILL LYNCH
                        -----
CAPITAL CORPORATION and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Syndication Agents. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

     I am Vice President, Deputy General Counsel and Secretary of the Company and, as such, I have acted as counsel to (a) the Company and (b) each Principal Subsidiary (the Principal Subsidiaries together with the Company being called herein, collectively, the "Loan Parties" and, individually, a "Loan Party") in
                           ------------                        ----------
connection with the negotiation, execution, and delivery of the Credit Agreement and the Subsidiary Guaranty.

     In so acting as such counsel, I have examined, or caused to be examined, the following:

        (a)  the promissory notes delivered at the Closing;

        (b)  the Credit Agreement;

        (c) the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) (the "Subsidiary Guaranty"); and

        (d) the Contribution Agreement (Multi-Year Revolving Credit Facility) (collectively, the "Loan Documents").
                                 --------------

     I also have examined, or caused to be examined, originals or copies of originals, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents, instruments, certificates, and other statements of public and governmental officials and corporate officers and other representatives of the Loan Parties and have made such inquiries of such corporate officers and other representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     For purposes of the examination of the documents referred to above, I have assumed the genuineness of all signatures (except those on behalf of the Loan Parties), the authenticity of all documents submitted to me as originals, and the conformity to originals of all documents submitted to me as certified or photostatic copies, which facts I have not independently verified. As to all questions of fact material to this opinion which have not been independently verified by me, I have relied upon the representations and warranties of the Loan Parties contained in the Loan Documents and other documents and certificates related to these transactions.

     I have assumed the due execution and delivery, pursuant to due authorization, of each of the Loan Documents by all of the parties thereto, other than any Loan Party, and that the Loan Documents are enforceable against such other parties in accordance with their respective terms.

     I have assumed further that the Lenders and the Agent will act in good faith and will seek to enforce their rights and remedies under the Loan Documents in a commercially reasonable manner.

     Based upon the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

     1.   Each of the Loan Parties:

          (a) is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except where the failure to be so qualified is not likely to have a Material Adverse Effect; and

          (c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease, and operate its properties and to conduct its business as now or currently proposed to be conducted.

     2. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party:

          (a) are within the respective corporate powers of such Loan Party;

          (b) have been, or prior to such execution will have been, duly authorized by all necessary corporate action, including the consent of its shareholders where required; and

          (c)  do not:

               (i) contravene the articles or certificate of incorporation or bylaws of such Loan Party;

               (ii) to the best of my knowledge after due inquiry, violate any existing law or regulation of the United States, of the States of Georgia, New York, or the general corporation law of the State of Delaware which, to my knowledge, is applicable, or any order, decree, or other determination of an arbitrator or a court or other governmental agency applicable to or binding upon any Loan Party or any of its property or to which such Loan Party or any of its property is subject;

               (iii) to the best of my knowledge after due inquiry, conflict with or result in the breach of, or constitute a default under, any Contractual Obligation of such Loan Party, except for such conflicts, breaches, or defaults which are not likely to have a Material Adverse Effect;

               (iv) to the best of my knowledge after due inquiry, result in the creation or imposition of any Lien upon any of the property of such Loan Party, other than if the Obligations or certain other Indebtedness of the Company is to be secured by certain Liens, for Permitted Liens required to be created pursuant to Section 9.01 of the
                                                             ------------
          Credit Agreement; or

               (v) to the best of my knowledge after due inquiry, require, as of the date hereof, the consent of, authorization by, approval of or notice to, or prior filing or registration with, any United States, Georgia, or New York governmental agency.

     3. The Loan Documents to which any Loan Party is a party have been duly executed and delivered by such Loan Party. The Loan Documents are the legal, valid, and binding obligations of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with their respective terms.

     4. To the best of my knowledge after due inquiry, there are no pending or overtly threatened actions or proceedings affecting the Company, any Principal Subsidiary or any Restricted Subsidiary before any court or other Governmental Authority or any arbitrator that is likely to have a Material Adverse Effect.

     5. To the best of my knowledge after due inquiry, the Company has no Subsidiaries other than the Subsidiaries of the Company listed in Schedule 6.07
                                                                  -------------
to the Credit Agreement.

     6. The making of the Loans by the Lenders and the use of the proceeds by the Company does not violate Regulation T, U, or X of the Federal Reserve Board.

     The foregoing opinions are subject to the following qualifications:

          (a) My opinion as to enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally.

          (b) My opinion as to enforceability is also subject to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law). Pursuant to such equitable principles, Section 2.3 of the Subsidiary Guaranty, which
                           -----------
     provides that the liability of the Principal Subsidiaries or Parent thereunder shall not be affected by changes in or amendments to the agreements and documents referred to in such Section, might be enforceable only to the extent that such changes or amendments were not so material as to constitute a new contract among the parties.

          (c) My opinion as to enforceability is also subject to the effect of limitations on enforceability of rights to indemnification or contribution under the Loan Documents by federal or state securities laws or regulations or public policy relative thereto.

          (d) My opinion as to enforceability is also subject to the qualifications that certain provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of any of the Loan Documents, and each of the Loan Documents contains adequate provisions for enforcing payment of the obligations of the Loan Parties (to the extent that any Loan Party is a party thereto) thereunder and for the practical realization of the rights and benefits afforded thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and out of the State of New York.

          (e) I express no opinion as to the enforceability of the provisions of the last sentence of Section 12.08(d) of the Credit Agreement (insofar as
                          ----------------
     it pertains to Section 12.06 of the Credit Agreement), as to the proviso in
                    -------------
     Section 2.1 of the Subsidiary Guaranty, as to the proviso in the first
     -----------
     sentence of Section 5.7 of the Subsidiary Guaranty.
                 -----------

          (f) I express no opinion as to the enforceability of any provision in the Loan Documents purporting to preserve and maintain the liability of any party thereto despite the fact that the guaranteed debt is unenforceable due to illegality or the fact that the Lenders had voluntarily released the primary obligor's liability on the guaranteed debt.

          (g) I express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the Bankruptcy Code, or any comparable provisions of state or foreign law, to, or on, the Loan Documents.

          (h) I express no opinion as to those provisions of the Loan Documents purporting to waive the right to a jury trial.

     My opinions relate only to the laws of the States of New York and Georgia, the general corporation laws of the State of Delaware, and the Federal laws of the United States; and I do not express any opinion with respect to the laws of any other jurisdiction. This opinion letter is furnished to you by me as counsel to the Loan Parties and is solely for your benefit and for the benefit of each Lender and each Assignee, and may not be quoted or relied upon by any other Person without my prior written consent.

     I am a member of the bar of the States of New Jersey and New York and do not hold myself out to be an expert on the laws of any other State, including the States of Wisconsin, Maine, Oregon and Virginia. In rendering the foregoing opinion, I have relied as to matters of Georgia law, insofar as such law affects the opinions expressed above, upon an opinion of even date herewith addressed to me by an attorney in the Law Department of the Company licensed to practice law in the State of Georgia, which opinion contains no qualifications or assumptions (other than those which limit such opinions solely to matters of Georgia law) not contained in this opinion. The opinion from the attorney in the Law Department of the Company is satisfactory in form and scope to me and I believe that I am justified in relying on such opinion as to the matters covered thereby.

     In rendering the foregoing opinion, I have relied as to matters of Wisconsin law, insofar as such law affects the opinions expressed above, upon an opinion of even date herewith addressed to me by [DeWitt, Ross & Stevens, Madison, Wisconsin], which opinion contains no qualifications or assumptions (other than those which limit such opinions solely to matters of Wisconsin law) not contained in this opinion. The opinion from [DeWitt, Ross & Stevens] is satisfactory in form and scope to me and I believe that I am justified in relying on such opinion as to the matters covered thereby.

     In rendering the foregoing opinion, I have relied as to matters of Maine law, insofar as such law affects the opinions expressed above, upon an opinion of even date herewith addressed to me by [Pierce, Atwood, Scribner, Allen, Smith & Lancaster, Portland, Maine], which opinion contains no qualifications or assumptions (other than those which limit such opinions solely to matters of Maine law) not contained in this opinion. The opinion from [Pierce, Atwood, Scribner, Allen, Smith & Lancaster] is satisfactory in form and scope to me and I believe that I am justified in relying on such opinion as to the matters covered thereby.

     In rendering the foregoing opinion, I have relied as to matters of Oregon law, insofar as such law affect the opinions expressed above, upon an opinion of even date herewith addressed to me by [Lane Powell Spears & Lubersky LLP, Portland, Oregon] which opinion contains no qualifications or assumptions (other than those which limit such opinions solely to matters of Oregon law) not contained in this opinion. The opinion from [Lane Powell Spears & Lubersky LLP] is satisfactory in form and scope to me and I believe that I am justified in relying on such opinion as to the matters covered thereby.

     In rendering the foregoing opinion, I have relied as to matters of Virginia law, insofar as such law affects the opinions expressed above, upon an opinion of even date herewith addressed to me by [McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia], which opinion contains no qualifications or assumptions (other than those which limit such opinions solely to matters of Virginia law) not contained in this opinion. The opinion from [McGuire, Woods, Battle & Boothe, L.L.P.], is satisfactory in form and scope to me and I believe that I am justified in relying on such opinion as to the matters covered thereby.

                              Very truly yours,

                              Kenneth F. Khoury
                              Vice President, Deputy General Counsel
                                and Secretary

                                                                 Exhibit 7.01(e)
                                        to Multi-Year Revolving Credit Agreement


     FORM OF CONTRIBUTION AGREEMENT (Multi-Year Revolving Credit Facility)


                            CONTRIBUTION AGREEMENT

                    (Multi-Year Revolving Credit Facility)

     This Contribution Agreement ("Agreement") is entered into as of _______, 2000 by and among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Parent"), UNISOURCE WORLDWIDE, INC., a Delaware corporation, GREAT NORTHERN
 ------
NEKOOSA CORPORATION, a Maine corporation; BRUNSWICK PULP & PAPER COMPANY, a Delaware corporation; GEORGIA-PACIFIC WEST, INC., an Oregon corporation; G-P GYPSUM CORPORATION, a Delaware corporation; LEAF RIVER FOREST PRODUCTS, INC., a Delaware corporation; NEKOOSA PACKAGING CORPORATION, a Delaware corporation, NEKOOSA PAPERS INC., a Wisconsin corporation, FENRES ACQUISITION CORP., a Virginia corporation and such other Persons that may hereafter become a party hereto pursuant to Section 3.1 (collectively, excluding the Parent, the
                   -----------
"Contributing Subsidiaries").
 -------------------------

                                   Recitals

     A. Parent, certain financial institutions which are or may become parties thereto (the "Lenders"), Bank of America, N.A., as Issuing Bank and
              -------
administrative agent for the Lenders (in such capacity, the "Agent"), and Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding Inc., as Co-Syndication Agents have entered into a Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000 (together with all amendments from time to time made thereto, the "Credit Agreement"). Pursuant to the Credit
                                     ----------------
Agreement, the Lenders have agreed to provide credit facilities to the Parent in the aggregate amount of up to $3,750,000,000.

     B. Each of the Principal Subsidiaries (as defined in the Credit Agreement) is a direct or indirect beneficiary of the credit facilities provided pursuant to the Credit Agreement, and each Person hereafter becoming a Principal Subsidiary will be a direct or indirect beneficiary of the credit facilities provided pursuant to the Credit Agreement. Accordingly, each Principal Subsidiary (as defined in the Credit Agreement) has entered into, and each Person becoming such a Principal Subsidiary hereafter is obligated to enter into, the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) of even date herewith (the "Subsidiary Guaranty (Multi-Year Revolving Credit
                    ------------------------------------------------
Facility)").
--------

     C. Because of the joint and several nature of the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and the transactions contemplated by the Credit Agreement, any of the Principal Subsidiaries may be called upon or required to pay an amount in respect of such obligations which is greater than the benefit actually received by such Contributing Subsidiary as the result of the apportionment and distribution of the loan proceeds among the group of Contributing Subsidiaries, and so the Parent desires to provide for rights of reimbursement and contribution among the Parent on behalf of itself and its Principal Subsidiaries in such event.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises of the parties hereto, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                        REIMBURSEMENT AND CONTRIBUTION
                        ------------------------------

     17.11 Reimbursement and Contribution.  The Parent hereby agrees that, if a
           ------------------------------
Contributing Subsidiary shall be called upon and required to pay amounts (or suffer the loss of its collateral pledged to secure amounts) in respect of the joint and several obligations of the Principal Subsidiaries under the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) which exceed the aggregate benefit actually received by such Contributing Subsidiary (the "Paying Subsidiary") as the result of apportionment and distribution of the proceeds of the Credit Agreement, then such Paying Subsidiary shall be entitled to contribution and reimbursement from the Parent and the other Principal Subsidiaries, and the Parent shall pay and contribute, or shall cause one or more of the other Principal Subsidiaries to pay and contribute, to such Paying Subsidiary and reimburse it for an amount equal to the amount by which the amount such Paying Subsidiary is actually called upon to pay exceeds the aggregate benefit actually received by such Paying Subsidiary as the result of the apportionment and distribution of the proceeds of the Credit Agreement.

                                  ARTICLE 18
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     18.01 Representations and Warranties.  As of the date hereof (in the case
           ------------------------------
of Contributing Subsidiaries initially executing this Agreement) and as of the date of execution and delivery hereof (in the case of Contributing Signatories becoming a party hereto pursuant to Section 3.1), each Contributing Subsidiary hereby makes each of the representations and warranties made by the Parent and, in the case of Principal Subsidiaries as defined in the Credit Agreement, to the extent that any such representation or warranty made by the Parent in the Credit Agreement shall be applicable to such Contributing Subsidiary, its Subsidiaries, or any of its or their properties.

                                  ARTICLE 19
                            ADDITIONAL SIGNATORIES
                            ----------------------

     19.01 Additional Signatories.  As required by the terms of the Credit
           ----------------------
Agreement, Principal Subsidiaries as defined in the Credit Agreement may from time to time hereafter become parties hereto by executing and delivering to the Agent a Supplement hereto in the form set forth as Exhibit 8.13(a) to the Credit Agreement.

                                  ARTICLE 20
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     20.01  Loan Document. This Agreement is a Loan Document for purposes of the
            -------------
Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions thereof, including, without limitation, Article 12 of the Credit Agreement.
                                        ----------

     20.02  Binding on Successors, Transferees, and Assigns; Assignment. This
            -----------------------------------------------------------
Agreement shall be binding upon the Parent, each Contributing Subsidiary and their respective successors, transferees, and assigns and shall inure to the benefit of and be enforceable by the Parent, each Contributing Subsidiary, the Agent, each Lender, and their respective successors, transferees, and assigns; provided, however, that neither the Parent nor any Contributing Subsidiary may
--------  -------
assign any of its obligations hereunder.

     20.03  Amendment, etc. No amendment to or waiver of any provision of this
            --------------
Agreement, nor consent to any departure by the Parent or any Contributing Subsidiary herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and authorized by the Required Lenders as defined in each Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     20.04  No Waiver; Remedies. No failure on the part of the Agent or any
            -------------------
Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     20.05  Section Captions. Section captions used in this Agreement are for
            ----------------
convenience of reference only, and shall not affect the construction of this Agreement.

     20.06  Severability. Wherever possible each provision of this Agreement
            ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     20.07  Governing Law, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND
            ------------------
CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES TO THE LOAN DOCUMENTS WITH RESPECT TO THE SUBJECT MATTER THEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO, EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENT MADE WITH RESPECT TO THE PAYMENT BY ANY LENDER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS, OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR ANY

LENDER.

     20.08  Waiver of Jury Trial. EACH CONTRIBUTING SUBSIDIARY HEREBY KNOWINGLY,
            --------------------
VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY EAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT. EACH CONTRIBUTING SUBSIDIARY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

                  [SIGNATURES APPEAR ON THE FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.

                                   GEORGIA-PACIFIC CORPORATION


                                   By: ____________________________
                                       Title:

                                   Address:   Georgia-Pacific Corporation
                                              133 Peachtree Street, N.E.
                                              Atlanta, Georgia 30348-5605


                                   Attn:      Treasurer's Department
                                   Facsimile: 404-230-5598


                                   UNISOURCE WORLDWIDE, INC.


                                   By: ______________________________
                                   Title:


                                   Address:   c/o Georgia-Pacific Corporation
                                              133 Peachtree Street, N.E.
                                              Atlanta, Georgia 30348-5605


                                   Attn:      Treasurer's Department
                                   Facsimile: 404-230-5598



                                   GREAT NORTHERN NEKOOSA CORPORATION



                                   By: ______________________________
                                   Title:


                                   Address:   c/o Georgia-Pacific Corporation
                                              133 Peachtree Street, N.E.
                                              Atlanta, Georgia 30348-5605


                                   Attn:      Treasurer's Department

                              Facsimile:  404-230-5598



                              BRUNSWICK PULP & PAPER COMPANY



                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605


                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598



                              GEORGIA-PACIFIC WEST, INC.



                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605


                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598



                              G-P GYPSUM CORPORATION



                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605


                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598



                              LEAF RIVER FOREST PRODUCTS, INC.

                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605


                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598



                              NEKOOSA PACKAGING CORPORATION



                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605


                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598



                              NEKOOSA PAPERS INC.



                              By: ______________________________
                              Title:


                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605


                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598



                              FENRES ACQUISITION CORP.



                              By: ______________________________
                              Title:

                              Address:   c/o Georgia-Pacific Corporation
                                         133 Peachtree Street, N.E.
                                         Atlanta, Georgia 30348-5605


                              Attn:      Treasurer's Department
                              Facsimile: 404-230-5598

                                                                 Exhibit 7.02(d)

                                        to Multi-Year Revolving Credit Agreement

                     FORM OF OFFICER'S CLOSING CERTIFICATE


                                                          __________, ___


To each of the Lenders party
to the Credit Agreement
hereinafter referred to and to
Bank of America, N.A., as Agent


               Re: Georgia-Pacific Corporation Credit Agreement dated as of November 3, 2000


     This Certificate is delivered to you pursuant to Section 7.02(d) of the
                                                      ---------------
Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among GEORGIA-PACIFIC CORPORATION, a Georgia corporation
 ----------------
(the "Company"), the Lenders party thereto, BANK OF AMERICA, N.A., as
      -------
administrative agent (the "Agent"), and the Co-Syndication Agents, Book Managers
                           -----
and Lead Arrangers party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The undersigned hereby certifies to each Lender and the Agent as follows:

     1. I hold, and at all pertinent times mentioned herein have held, the position listed below my name below. I have read and am familiar with the Credit Agreement and the other Loan Documents, and I am familiar with the transactions contemplated thereunder. I am authorized to execute and deliver this Certificate on behalf of the Company.

     2.  The conditions precedent to the initial Borrowing contained in Section
                                                                        -------
7.01 and 7.02 of the Credit Agreement have been and remain satisfied in full as
-------------
of the date hereof.

     3.  The representations and warranties contained in Article 6 of the Credit
                                                         ---------
Agreement are correct.

     4. I understand that you are relying on this Certificate in connection with the extensions of credit being made to or for the account of the Company Pursuant to the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned, on behalf of the Company, has caused this Certificate to be executed this ___________, ___.


                              GEORGIA-PACIFIC CORPORATION


                              By: _____________________________________
                              Title: __________________________________

                                                                 Exhibit 8.09(c)
                                        to Multi-Year Revolving Credit Agreement

                        FORM OF COMPLIANCE CERTIFICATE

                                  [  Date  ]



Bank of America, N.A., as Agent
Paper & Forest Products #9973
555 California Street -- 12th Floor
San Francisco, CA 94104
Attention:  M.J. Balok, Managing Director


          Re: Georgia-Pacific Corporation Credit Agreement dated as of November 3, 2000


Ladies and Gentlemen:


     This Compliance Certificate is delivered to you pursuant to Section 8.09(c)
                                                                 ---------------
of the Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among GEORGIA-PACIFIC CORPORATION, a Georgia
              ----------------
corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA, N.A.,
                  -------
as administrative agent (the "Agent"), and the Co-Syndication Agents, Book
                              -----
Managers and Lead Arrangers party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby certifies and warrants that, as of the dates set forth below:

          (a)  on _____________, ____/1/ (the "Computation Date"), the Leverage
                                               ----------------
     Ratio (as defined in Attachment A hereto) for the Company and its
                          ------------
     consolidated Subsidiaries was _____ to 1.0, as computed on Attachment A
                                                                ------------
     hereto;

          (b)  on _____________, ____/2/ (the "Computation Date"), the Net Worth
                                               ----------------
     (as defined in Attachment A hereto) for the Company and its consolidated
                    ------------
     Subsidiaries was $________, as computed on Attachment A hereto;
                                                ------------

          (c) as of each of the Computation Date and the date hereof, no Default or Event

______________
/1/ The last day of the most recently ended fiscal quarter of the Company.

/2/ The last day of the most recently ended fiscal quarter of the Company.

     of Default has occurred and is continuing; and

          (d) as of the date hereof, there are no pending or, to the knowledge of the Company, threatened, actions or proceedings affecting the Company, any Principal Subsidiary or any Restricted Subsidiary before any court or other Governmental Authority or any arbitrator that are reasonably likely to have a Material Adverse Effect.

     The undersigned Responsible Officer of the Company executing this Certificate on behalf of the Company is, and at all pertinent times mentioned herein has been, the Chief Financial Officer of the Company and in such capacity has been responsible for the management of the financial affairs of the Company and the preparation of financial statements of the Company and its Subsidiaries on a consolidated basis.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, this _____ day of____________, ____.


                                 GEORGIA-PACIFIC CORPORATION


                                 By: __________________________
                                 Title: _______________________

                                                                    ATTACHMENT A
                               to Multi-Year Revolving Compliance Certificate/3/


                                LEVERAGE RATIO
                              ON __________, ____

                              [Computation Date]
                              ------------------


Item                                                             Measurement


          All of the foregoing computed for the Company and its consolidated Subsidiaries (except for numbers
          9-12, which are computed for Target and its consolidated Subsidiaries)

1.        Indebtedness for Borrowed Money outstanding as of      $____________
          the Computation Date


2.        aggregate capital invested by Persons other than       $____________
          the Company and its Restricted Subsidiaries in receivables and other accounts sold to such Persons by the Company and its Restricted Subsidiaries as of the Computation Date, excluding receivables and other accounts sold in connection with the sale of a business or the assets and/or operations generating such receivables and other accounts

3.        sum of Item 1 and Item 2 (Funded Indebtedness)         $____________
                 ------     ------

4.        net income or (or net loss) during the Measurement     $____________
          Period ending on the Computation Date

__________________
/3/ By necessity, the computations described in this Compliance Certificate are less detailed than those contained in the Credit Agreement. In the event of any conflict between the two, the terms of the Credit Agreement shall in all instances prevail.

5.        all amounts treated as expenses for depreciation,        $__________
          interest and the non-cash amortization of intangibles of any kind to the extent included in the determination of such net income (or loss)

6.        cost of timber sold by North American Timber Corp.       $__________
          (as long as consolidated with the Company and to the extent constituting depletion) for such Measurement
          Period to the extent included in the determination of such net income (or loss) computed without giving effect to extraordinary cash gains or non-recurring, non-cash items.

7.        all accrued taxes on or measured by income to the        $__________
          extent included in the determination of such net income (or loss)

8.        Item 4, plus Item 5, plus Item 6, plus Item 7 (EBITDA)   $__________


9.        if the Fort James Acquisition has occurred and if the    $__________
          Measurement Period includes periods before the Fort
          James Acquisition, net income or (or net loss) of Target during the Measurement Period

10.       if the Fort James Acquisition has occurred and the       $__________
          Measurement Period includes periods before the Fort
          James Acquisition, all amounts treated as expenses for depreciation, interest and the non-cash amortization of intangibles of any kind to the extent included in the determination of such net income (or loss)

11.       if the Fort James Acquisition has occurred and if the    $__________
          Measurement Period includes periods before the Fort
          James Acquisition, all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss)

12.       Item 9, plus Item 10, plus Item 11 (Target EBITDA)       $__________

13.       sum of Item 8, plus, if the Fort James Acquisition has   $__________
          occurred and if the Measurement Period includes periods before the Fort James Acquisition, Item 12

14.       ratio of Item 3 to Item 13 (the "Leverage Ratio")        $__________

                                   NET WORTH
                              ON __________, ____
                              [Computation Date]
                              ------------------


                         All of the foregoing computed
               for the Company and its consolidated Subsidiaries


1.    Total consolidated assets                             $_________

2.    Total consolidated liabilities                        $_________

3.    The Excess of Item 1 over Item 2 ("Net Worth")        $_________

                                                                 Exhibit 8.13(a)
                                        to Multi-Year Revolving Credit Agreement

                             SUPPLEMENT AGREEMENT


SUPPLEMENT AGREEMENT TO SUBSIDIARY GUARANTY AND CONTRIBUTION AGREEMENTS dated as of [__________________] (this "Agreement") by and between [_________________], a
                               ---------
[________] [________] ("the Company") and BANK OF AMERICA, N.A., as Agent under
                        -----------
the Credit Agreement referred to below.

                                   RECITALS

     WHEREAS, Georgia-Pacific Corporation (the "Borrower"), the lenders party
                                                --------
thereto, the Agent and the Co-Syndication Agents, Book Managers and Lead Arrangers party thereto are party to the Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"). Unless otherwise
                                          ----------------
defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement;

     WHEREAS, certain Subsidiaries of the Borrower are party to the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) dated as of [__________] (the "Subsidiary Guaranty (Multi-Year Revolving Credit Facility)") and the
 ----------------------------------------------------------
Contribution Agreement (Multi-Year Revolving Credit Agreement) dated as of [__________] (the "Contribution Agreement (Multi-Year Revolving Credit
                   ---------------------------------------------------
Facility)");
---------

     WHEREAS, pursuant to Section 8.13 of the Credit Agreement, each Principal
                          ------------
Subsidiary of the Borrower must execute and deliver this Agreement and become a Guarantor under the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and a Contributing Subsidiary under the Contribution Agreement(Multi-Year Revolving Credit Facility);

     WHEREAS, the Company is a Principal Subsidiary; and

     NOW THEREFORE, in consideration of the foregoing and for good and other valuable consideration, the Company hereby agrees with the Agent and the Lenders as follows:

          1.   Definitions. All capitalized terms defined in the Credit
               -----------
Agreement and used herein shall have such defined meanings when used herein.

          2.   Representations and Warranties. The Company hereby represents and
               ------------------------------
warrants to the Agent and the Lenders that all representations and warranties to such parties contained in Article 3 of the Subsidiary Guaranty (Multi-Year
                          ---------
Revolving Credit Facility) and Article 2 of the Contribution Agreement(Multi-
                               ---------
Year Revolving Credit Facility) are true and correct as of the date hereof.

          3.   Assumption of Rights and Obligations. Pursuant to Section 8.13 of
               ------------------------------------              ------------
the Credit Agreement, the Company hereby agrees to become a "Guarantor" under the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and a "Contributing Subsidiary" under the Contribution Agreement(Multi-Year Revolving Credit Facility). The Company hereby expressly assumes, confirms and agrees to perform and observe all and singular the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of a Guarantor under the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and a Contributing Subsidiary under the Contribution Agreement(Multi-Year Revolving Credit Facility).

          4.   Further Assurances. At any time and from time to time, upon the
               ------------------
request of the Agent or any Lender, and at the expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent or such Lender may deem reasonable to effect the purposes of this Agreement.

          5.   Successors and Assigns. This Agreement shall be binding upon the
               ----------------------
Company and its successors and assigns and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns; provided,
                                                                   --------
however, that the Company may not assign or transfer any of its rights or
-------
obligations under this Agreement except in accordance with Section 5.3 of the
                                                           -----------
Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and Section 4.3 of
                                                               -----------
the Contribution Agreement (Multi-Year Revolving Credit Facility).

          6.   Opinion of Counsel. The Company hereby instructs its counsel to
               ------------------
deliver the opinions referred to in Section 7.01(d) of the Credit Agreement to
                                    ---------------
the Agent and the Lenders.

          7.   Governing Law. This Agreement shall be governed by and construed
               -------------
and interpreted in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer on the day and year first above written.


                                    [____________________]

                                    By__________________________
                                      Name:
                                      Title:


ACCEPTED AND ACKNOWLEDGED
this _____ day of__________, ____

BANK OF AMERICA, N.A.,
as Agent and Issuing Bank


By: __________________________
Title: _______________________

                                                                 Exhibit 8.13(b)
                                        to Multi-Year Revolving Credit Agreement

                             ASSUMPTION AGREEMENT
                    (Multi-Year Revolving Credit Agreement)


ASSUMPTION AGREEMENT dated as of [__________________] (this "Agreement") by and
                                                             ---------
between FORT JAMES CORPORATION, a Virginia corporation ("Fort James"), FENRES
                                                         ----------
ACQUISITIONS CORP. ("Fenres") and BANK OF AMERICA, N.A., as Agent under the
                     ------
Credit Agreement referred to below.

                                   RECITALS

     WHEREAS, Georgia-Pacific Corporation (the "Borrower"), the lenders party
                                                --------
thereto, the Agent and the Co-Syndication Agents, Book Managers and Lead Arrangers party thereto are party to the Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"). Unless otherwise
                                          ----------------
defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement;

     WHEREAS, Fenres and certain other Subsidiaries of the Borrower are party to the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) dated as of [__________] (the "Subsidiary Guaranty (Multi-Year Revolving Credit Facility)")
                   ----------------------------------------------------------
and the Contribution Agreement (Multi-Year Revolving Credit Facility) dated as of [__________] (the "Contribution Agreement (Multi-Year Revolving Credit
                      ---------------------------------------------------
Facility)");
---------

     WHEREAS, as a condition to the Lenders under the Credit Agreement agreeing to extend credit thereunder, Fort James has agreed to execute and deliver this Agreement upon consummation of the Fort James Acquisition, and to assume all of the rights and obligations of Fenres under the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and a Contribution Agreement (Multi-Year Revolving Credit Facility); and

          NOW THEREFORE, in consideration of the foregoing and for good and other valuable consideration, Fort James hereby agrees with the Agent and the Lenders as follows:

          1.   Definitions. All capitalized terms defined in the Credit
               -----------
Agreement and used herein shall have such defined meanings when used herein.

          2.   Representations and Warranties. To induce the Agent and the
               ------------------------------
Lenders to enter into the Credit Agreement and to extend credit thereunder, Fort James hereby represents and warrants to the Agent and the Lenders that all representations and warranties to such parties contained in Article 3 of the
                                                            ---------
Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and Article 2 of the
                                                               ---------
Contribution Agreement (Multi-Year Revolving Credit Facility) are true and correct as of the date hereof.

          3.   Assignment and Assumption. Fenres hereby assigns to Fort James
               -------------------------
all of its rights under the Subsidiary Guaranty Multi-Year Revolving Credit Facility) and the Contribution Agreement (Multi-Year Revolving Credit Facility) and Fort James hereby expressly assumes, confirms and agrees to perform and observe all and singular the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of Fenres under the Subsidiary Guaranty (Multi-Year Revolving Credit Facility) and the Contribution Agreement (Multi-Year Revolving Credit Facility).

          4.   Further Assurances. At any time and from time to time, upon the
               ------------------
request of the Agent or any Lender, and at the expense of Fort James, Fort James will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent or such Lender may deem reasonable to effect the purposes of this Agreement.

          5.   Successors and Assigns. This Agreement shall be binding upon Fort
               ----------------------
James, Fenres and their successors and assigns and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns; provided,
                                                                       --------
however, that Fort James may not assign or transfer any of its rights or
-------
obligations under this Agreement without the prior written consent of the Agent and each Lender.

          6.   Effectiveness. This Agreement shall become effective immediately
               -------------
after the effectiveness of the Fort James Acquisition.

          7.   Governing Law. This Agreement shall be governed by and construed
               -------------
and interpreted in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer on the day and year first above written.


                                    FENRES ACQUISITION CORP.



                                    By__________________________
                                        Name:
                                        Title:


                                    FORT JAMES CORPORATION



                                    By__________________________
                                        Name:
                                        Title:

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.


By_________________________
  Name:
  Title:

                                                                Exhibit 12.08(b)
                                        to Multi-Year Revolving Credit Agreement

                       ASSIGNMENT AND ASSUMPTION AGREEMENT




     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _________________, ____, is made by [NAME OF ASSIGNOR], a ___________________ (the "Assignor"), to
                                                                 --------
[NAME OF ASSIGNEE], a ________________ ("Assignee").
                                         --------

                                   RECITALS:

A. The Assignor has entered into a Credit Agreement (Multi-Year Revolving Credit Facility) (the "Credit Agreement") among GEORGIA-PACIFIC
                            ----------------
     CORPORATION, a Georgia corporation (the "Company"), the Lenders party
                                              -------
     thereto, BANK OF AMERICA, N.A., as administrative agent (the "Agent"), and
                                                                   -----
     the Co-Syndication Agents, Book Managers and Lead Arrangers party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

B. Pursuant to the Credit Agreement, the Assignor has, as of the date hereof, a Commitments of $___________ (the "Commitment").
                                         ----------

C. The outstanding principal balance on this date of Assignor's Committed Loans is $__________.

D. [The Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $_____________ (the "L/C Obligations")] or [No Letters of Credit are outstanding.]

E. The Assignor wishes to assign to the Assignee [part][all] of its rights and obligations under the Credit Agreement in respect of its Commitments, [together with a corresponding portion of its L/C Obligations,] in an amount equal to $____________ , on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept the assignment of such rights and assume such obligations from the Assignor on such terms and subject to such conditions.

NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein, the Assignor and the Assignee hereby covenant and agree as follows:

     1.    Assignment and Assumption.

       (a) Subject to the terms and conditions of this Agreement, the Assignor and the Assignee agree that the Assignor hereby sells, transfers, and assigns to the Assignee, and the Assignee hereby purchases, assumes, and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement, (i) ____% of the Commitments, the Committed Loans, [and the L/C Obligations] of the Assignor ("Assignee's Percentage Share") (such
                                            ---------------------------
assigned Commitments representing ___% of the aggregate

Commitments of all Lenders); and (ii) all related rights, benefits, obligations, liabilities and indemnities under and in connection with the Credit Agreement and each other Loan Document (other than any such rights, benefits, obligations, liabilities, or indemnities with respect to any Bid Loan made by the Assignor), including the right to receive payments of principal of and interest on the Assignor's Committed Loans and L/C Obligations hereby assigned, and the obligation to fund future Committed Loans and L/C Commitments in respect of such assignment, and to indemnify the Agent or any other party under the Credit Agreement and to pay all other amounts payable by a Lender (in respect of the Commitments and L/C Obligations assigned hereunder) under or in connection with the Credit Agreement (other than any such amounts payable in respect of a Bid
Loan). After giving effect to the foregoing assignments, the Commitment of the Assignee shall be $___________, and the Commitment of the Assignor shall be $____________.

[If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans or L/C Obligations assigned.]

       (b) With effect on or after the Effective Date (as defined herein), the Assignee shall be a party to the Credit Agreement and succeed to all the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, with Commitments in the amount assigned hereunder. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties that the Commitments of the Assignor shall be reduced by an amount equal to Assignee's Percentage Share thereof and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

     2.    Payments.

       (a) As consideration for the sale, assignment, and transfer contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in
   ---------
immediately available funds an amount equal to $____________, representing the Assignee's Percentage Share of the principal amount of all Committed Loans previously made to the Company by the Assignor under the Credit Agreement and outstanding on the Effective Date.

       (b) The [Assignor/Assignee] further agrees to pay to the Agent the processing fee referred to in the amount specified in Section 12.08(b) of the
                                                      ----------------
Credit Agreement.

     3. Reallocation of Payments. The Assignor shall notify the Agent and the Company to make all payments with respect to the Commitments, Loans, and L/C Obligations assigned hereunder after the Effective Date directly to the Assignee, as its interest may appear. The Assignor and the Assignee agree and acknowledge that all payments of interest, commitment fees, utilization fees, facility fees, utilization fees, and letter of credit fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee shall, upon receipt by the Assignee of any interest, commitment fees, utilization fees, or facility fees remit to the Assignor all of such interest, commitment fees, utilization fees, and facility fees accrued up to, but not including, the Effective Date. The Assignor shall, upon receipt by the Assignor of any interest, commitment fees, utilization fees, facility fees, and letter of credit fees remit to the Assignee all of such interest, commitment fees, utilization fees, facility fees, and letter of credit fees accrued for any period from and after the Effective Date. The Assignor shall promptly notify the Assignee of any notices received by the Assignor in connection with the Credit Agreement affecting or relating to the rights and obligations assigned hereunder.

     4. Independent Credit Decision. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 8.09 of the Credit Agreement, and such other documents and
      ------------
information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5. Effective Date; Notices. As between the Assignor and the Assignee, the effective date for this Agreement shall be _____________________________, ____ (the "Effective Date"); provided that the following conditions precedent
           --------------
have been satisfied on or before the Effective Date:

       (a) this Agreement shall be executed and delivered by the Assignor and the Assignee;

       (b) the consent of the Company, the Agent, and the Issuing Bank required for an effective assignment of the Commitment and outstanding Committed Loans assigned hereunder by the Assignor to the Assignee under Section 12.08(a) of the
                                                         ----------------
Credit Agreement, if any, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

       (c) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement;

       (d) the Assignee shall have complied with Section 4.05(f) of the Credit
                                                 ---------------
Agreement (if applicable);

       (e) the processing fee referred to above and in Section 12.08(b) of the
                                                      ----------------
Credit Agreement shall have been paid by [Assignor/Assignee] to the Agent; and

       (f) Promptly following the execution of this Agreement, the Assignor shall deliver to the Company and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Attachment A.
                                                    ------------

     6.    Agent.  [Include only if Assignor is Agent:

       (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

       (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

     7.    Withholding Tax. The Assignee agrees to comply with Section 4.05(f)
                                                               ---------------
of the Credit Agreement (if applicable).

     8.    Representations and Warranties.

       (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest, or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with herewith and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery, or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

       (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

       (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection herewith, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery, or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9. Further Assurances. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.   Miscellaneous.

       (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

       (b) All payments made hereunder shall be made without any set-off or counterclaim.

       (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement.

       (d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

       (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such New York State or Federal court, and each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, Action or proceeding.

       (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR OTHER STATEMENTS (WHETHER VERBAL OR WRITTEN).

       [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized officers as of the day and year first above written.


                                    [ASSIGNOR]

Address:                            By: ____________________________
[Address of Assignor]                      ____________________(print name)
                                    Title: _________________________

                                    [ASSIGNEE]

Address:                            By: ____________________________
[Address of Assignee]                      ____________________(print name)
                                    Title: _________________________

                                                Attachment A to Exhibit 12.08(b)
                                             Assignment and Assumption Agreement

                         FORM OF NOTICE OF ASSIGNMENT

     To:  Georgia-Pacific Corporation
          133 Peachtree Street, N.E.
          Atlanta, Georgia 30303

          Attention:  Treasurer's Department

     To:  Bank of America, N.A., as Agent and Issuing Bank
          Credit Products - Forest Products - SF #9973
          Mail Code:  CA5-705-12-01
          555 California St.,12th Fl.
          San Francisco, CA 94104

          Attention:  Mike Balok, Managing Director

               Re: Georgia-Pacific Corporation Credit Agreement, dated as of November 3, 2000


     Ladies and Gentlemen:

     We refer to Section 12.08(b) of the Credit Agreement among GEORGIA-PACIFIC
                 ----------------
CORPORATION, a Georgia corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA, N.A., as administrative agent (the "Agent"), and the Co-Syndication Agents, Book Managers and Lead Arrangers party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This Notice of Assignment is delivered to you pursuant to Section 12.08(b)
                                                               ----------------
of the Credit Agreement and also constitutes notice to each of you, pursuant to
Section 12.08(b)(i) of the Credit Agreement, of the assignment to
-------------------
_____________ (the "Assignee") of [____%] of the Commitment and the Committed Loans of ___________________________ (the "Assignor") outstanding under the
                                           --------
Credit Agreement on the date hereof, which assignment was undertaken pursuant to an Assignment and Assumption Agreement, duly executed and delivered by the Assignor and the Assignee on _____________, _____. After giving effect to the foregoing assignment, the Assignor's and the Assignee's Commitments for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

     [If applicable: The Assignee hereby represents and warrants to the Agent that it has obtained from the Company the prior consent to the assignment required pursuant to Section 12.08(a).] The Assignee hereby acknowledges and
                     ----------------
confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the initial Borrowing thereunder. The Assignee further confirms and agrees that in becoming a Lender and in extending its Commitment and making its Committed Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Agent.

     Except as otherwise provided in the Credit Agreement, effective as of the date contemplated by Section 12.08(b)(iii) of the Credit Agreement for the
                     ---------------------
effectiveness of the assignment which is the subject of this Notice of Assignment (the "Effective Date"):
                 --------------

          (a)  the Assignee

               (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

               (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

          (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 12.08(b)(ii) of
                                                        --------------------
the Credit Agreement upon the delivery hereof.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

          (A)  Address for Notices:

               Institution Name:
               Attention:

               Domestic Lending Office:
               Telephone:
               Facsimile:


               Eurodollar Lending Office:

               Telephone:
               Facsimile:

          (B)  Payment Instructions:

     The Assignee agrees to furnish to the Agent and the Company on or before the Effective Date the tax form[s] required by Section 4.05(f) (if so required)
                                               ---------------
of the Credit Agreement.

     This Notice of Assignment may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.


Commitment:                         [ASSIGNOR]
----------

                                    By: __________________________
$ _______________                   Title: _______________________



Commitment:                         [ASSIGNEE]
----------

                                    By: __________________________
$ _______________                   Title: _______________________

ACCEPTED AND ACKNOWLEDGED
this _____ day of__________, ____

BANK OF AMERICA, N.A.,
as Agent and Issuing Bank


By: __________________________
Title: _______________________


GEORGIA-PACIFIC CORPORATION


By: __________________________
Title: _______________________